Exhibit 10(l)

EXECUTION VERSION

$75,000,000

CREDIT AGREEMENT

Dated as of July 29, 2016

among

K. HOVNANIAN ENTERPRISES, INC.,
as Borrower

HOVNANIAN ENTERPRISES, INC.,
as Holdings

THE SUBSIDIARIES OF HOLDINGS NAMED HEREIN,

as Subsidiary Guarantors

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

and

THE LENDERS PARTY HERETO

TABLE OF CONTENTS

 i

SCHEDULES
I	Initial Term Lenders
1.01	Unrestricted Subsidiaries
2.01	Initial Term Commitments
4.02	Closing Date Collateral Documents
9.02	Administrative Agent’s Office, Certain Addresses for Notices
10.01	Subsidiary Guarantors

EXHIBITS
A-1	Form of Loan Notice
A-2	Form of Prepayment Notice
B	Form of Term Note
C	Form of Assignment and Assumption
D	Form of Administrative Questionnaire
E-1	US Tax Certificate (For Non-US Lenders that are not Partnerships For US Federal Income Tax Purposes)
E-2	US Tax Certificate (For Non-US Lenders that are Partnerships For US Federal Income Tax Purposes)
E-3	US Tax Certificate (For Non-US Participants that are not Partnerships For US Federal Income Tax Purposes)
E-4	US Tax Certificate (For Non-US Participants that are Partnerships For US Federal Income Tax Purposes)
F-1	Form of First Lien Intercreditor Agreement
F-2	Form of Amended and Restated Intercreditor Agreement
F-3	Form of Amended and Restated Collateral Agency Agreement
G-1	Form of Borrower Secretary’s Certificate
G-2	Form of Loan Party Secretary’s Certificate
H-1	Form of Certificate of Responsible Officer
H-2	Form of Perfection Certificate
H-3	Form of Solvency Certificate
I	Form of Supplemental Guarantee
J	Form of Offer to Purchase Statement
K	Collateral Perfection Officer’s Certificate

 v

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, restated, amended and restated or otherwise modified from time to time, this “Agreement”) is entered into as of July 29, 2016 among HOVNANIAN ENTERPRISES, INC., a Delaware corporation (“Holdings”), K. HOVNANIAN ENTERPRISES, INC., a California corporation (the “Borrower”), the Subsidiaries of Holdings from time to time party hereto (each a “Subsidiary Guarantor” and collectively, together with Holdings, the “Guarantors”), each lender from time to time party hereto (collectively, the “Lenders” and individually, each a “Lender”) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent (as defined herein).

PRELIMINARY STATEMENTS

The Borrower has requested that the Initial Term Lenders make Initial Term Loans to the Borrower in an aggregate principal amount of $75,000,000.

The Loan Parties have agreed pursuant to the Security Agreement to secure all of the Loan Obligations by granting to the Administrative Agent, for the benefit of the Secured Parties, super-priority Liens (subject to certain Liens permitted by this Agreement) on the assets currently constituting collateral under the First Lien Notes and Existing Second Lien Notes.

The Guarantors have agreed to guarantee the Loan Obligations of the Borrower hereunder pursuant to the Guarantee.

The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto covenant and agree as follows:

Article I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01     Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2017 Notes” means the collective reference to the January 2017 Notes and the Units.

“7.000% Notes” means the Borrower’s 7.000% Senior Notes due 2019 issued under the 7.000% Notes Indenture.

“7.000% Notes Indenture” means the indenture governing the Borrower’s 7.000% Notes, dated as of January 10, 2014 (as may be amended or supplemented as of the date hereof or from time to time), among the Borrower, Holdings, each of the other guarantors named therein and Wilmington Trust, National Association as Trustee (as defined in the 7.000% Notes Indenture).

“8.000% Notes” means the Borrower’s 8.000% Senior Notes due 2019.

“Acquired Indebtedness” means (a) with respect to any Person that becomes a Restricted Subsidiary (or is merged into Holdings, the Borrower or any Restricted Subsidiary) after the Closing Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into Holdings, the Borrower or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into Holdings, the Borrower or any Restricted Subsidiary) and (b) with respect to Holdings, the Borrower or any Restricted Subsidiary, any Indebtedness expressly assumed by Holdings, the Borrower or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than Holdings, the Borrower or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been incurred by Holdings or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into Holdings, the Borrower or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

“Administrative Agent” means Wilmington Trust, National Association in its capacity as administrative agent or collateral agent, as the case may be, under any of the Loan Documents, or any permitted successor administrative agent or collateral agent, as the case may be.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.02, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit D.

“Affiliate” means, when used with reference to a specified Person, any Person directly or indirectly controlling, or controlled by or under direct or indirect common control with, the Person specified.

“Affiliate Transaction” has the meaning specified in Section 6.10.

“Agent-Related Person” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Term Commitments of all the Lenders.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to such Lender’s Total Outstandings.

“Aggregate Exposure Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement” has the meaning specified in the introductory paragraph.

“Amended and Restated Collateral Agency Agreement” means the Amended and Restated Collateral Agency Agreement, dated as of the Closing Date, among the Borrower, Holdings, the other grantors party from time to time thereto, the First Lien Notes Collateral Agent, the Administrative Agent, the Existing Second Lien Collateral Agent, the New Second Lien Notes Collateral Agent, Wilmington Trust, National Association, as Junior Joint Collateral Agent (as defined therein) and the Mortgage Tax Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Amended and Restated Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of the Closing Date, among the Borrower, Holdings, the other grantors party from time to time thereto, the Administrative Agent, the First Lien Notes Collateral Agent and the First Lien Notes Trustee, the Existing Second Lien Collateral Agent and the Existing Second Lien Trustee, the New Second Lien Notes Collateral Agent and the New Second Lien Notes Trustee, Wilmington Trust, National Association, as Junior Joint Collateral Agent (as defined therein) and the Mortgage Tax Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Applicable Debt” means all Indebtedness of Holdings, the Borrower or any other Loan Party (a) under Credit Facilities or (b) that is publicly traded (including in the Rule 144A market), including, without limitation, the Borrower’s senior notes outstanding on the Closing Date.

“Applicable Rate” means with respect to an Initial Term Loan, (i) in the case of any Base Rate Loan, 6.00% and (ii) in the case of any Eurodollar Rate Loan, 7.00%.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Acquisition” means (a) an Investment by Holdings, the Borrower or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into Holdings, the Borrower or any Restricted Subsidiary or (b) the acquisition by Holdings, the Borrower or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

“Asset Disposition” means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a “transaction”) by Holdings, the Borrower or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $10.0 million, provided that such de-minimis amount shall not apply to any Land Banking Transactions (and with respect to Land Banking Transactions, the proviso in clause (b) below shall apply). The term “Asset Disposition” shall not include:

(a)     a transaction between Holdings, the Borrower and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

(b)     a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), sales subject to repurchase options, dedications and other donations to governmental authorities, leases and sales and leasebacks of (i) homes, improved land and unimproved land and (ii) real estate (including related amenities and improvements); provided that sales of Collateral pursuant to Land Banking Transactions (other than Collateral acquired by Holdings, the Borrower or any Restricted Subsidiary within 180 days prior to the entering into of a definitive agreement for such Land Banking Transaction) do not in the aggregate exceed a GAAP book value for all such Collateral of $10.0 million during any fiscal quarter (with any unused amounts in any fiscal quarter being carried over to subsequent fiscal quarters subject to a maximum GAAP book value of $50.0 million in any fiscal quarter),

(c)     a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

(d)     any exchange or swap of assets of Holdings, the Borrower or any Restricted Subsidiary for assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following receipt thereof) that (i) are to be used by Holdings, the Borrower or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (ii) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped (provided that (except as permitted by clause (c) under the definition of “Permitted Investment”) to the extent that the assets exchanged or swapped were Collateral, the assets received are pledged as Collateral under the Collateral Documents substantially simultaneously with such exchange or swap, with the Lien on such assets received being of the same priority with respect to Loans as the Lien on the assets disposed of),

(e)     any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by Section 6.11 hereof,

(f)     dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business,

(g)     the creation of a Permitted Lien and dispositions in connection with Permitted Liens,

(h)     any sale, transfer, conveyance, lease or other disposition that constitutes a Restricted Payment or Permitted Investment,

(i)     sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements,

(j)     the unwinding of any Hedging Obligations,

(k)     foreclosures, condemnation, eminent domain or any similar action on assets,

(l)     any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Closing Date,

(m)     any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business, and

(n)     the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit C or in another form reasonably acceptable to the Administrative Agent.

“Attorney Costs” means and includes all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Debt” means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

“Authorization” has the meaning specified in Section 5.09.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate and (c) the Eurodollar Rate applicable for an Interest Period of one (1) month beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Base Rate due to a change in the Federal Funds Rate, the Prime Rate or the Eurodollar Rate, as the case may be, shall be effective as of the opening of business on the effective day of such change in the Federal Funds Rate, Prime Rate or Eurodollar Rate, as the case may be.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board of Directors” means, when used with reference to the Borrower or Holdings, as the case may be, the board of directors or any duly authorized committee of that board or any director or directors and/or officer or officers to whom that board or committee shall have duly delegated its authority.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a borrowing of Term Loans, Refinancing Term Loans or Extended Term Loans, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in the state where the Administrative Agent’s Office is located, and, if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Closing Date, including, without limitation, all Disqualified Stock and Preferred Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(a)     U.S. dollars, Canadian dollars, euros, pound sterling, any national currency of any participating member state in the European Union or local currencies held from time to time in the ordinary course of business;

(b)     securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member state of the European Union or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

(c)     certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million;

(d)     marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” or the equivalent thereof by S&P or Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;

(e)     repurchase obligations for underlying securities of the types described in clauses (b), (c) and (d) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) of this definition;

(f)     commercial paper rated P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within one year after the date of acquisition;

(g)     investments with average maturities of one year or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and

(h)     investments in investment companies or money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (a) through (g) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten business days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

“Casualty Event” means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair any such equipment, fixed assets or real property.

“Change of Control” means:

(a)     any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of Holdings and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of Holdings immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

(b)     a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than (x) Holdings or (y) the Permitted Hovnanian Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of Holdings representing more than 50% of the voting power of the Common Equity of Holdings;

(c)     Continuing Directors cease to constitute at least a majority of the Board of Directors of Holdings; or

(d)     the stockholders of Holdings approve any plan or proposal for the liquidation or dissolution of Holdings; provided, however, that a liquidation or dissolution of Holdings which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (a) of this definition shall not constitute a Change of Control.

“Change of Control Offer” has the meaning specified in Section 6.16.

“Change of Control Repurchase Date” has the meaning specified in Section 6.16.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are the Initial Term Lenders, Refinancing Term Lenders or Extending Term Lenders with loans or commitments hereunder with identical terms, (b) when used with respect to Term Commitments, refers to whether such Term Commitments are Initial Term Commitments or Term Commitments in respect of Refinancing Term Loans with identical terms and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Initial Term Loans, Refinancing Term Loans or Extended Term Loans with identical terms, in the case of each of clauses (a), (b) and (c), under this Agreement as originally in effect or as amended or otherwise modified pursuant to Sections 2.13, 2.14 or 9.01, of which such Loan, Borrowing or Term Commitment shall be a part.

“Closing Date” means the first date all the conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 4.02, which date shall be no later than the Commitment Termination Date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.

“Collateral” means all property or assets of the Borrower and the other Loan Parties (whether now owned or hereafter arising or acquired) that secures Loan Obligations under the Collateral Documents.

“Collateral Documents” means, collectively, the First Lien Intercreditor Agreement, the Amended and Restated Intercreditor Agreement, the Amended and Restated Collateral Agency Agreement, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreements and any collateral agency agreement related to any of the foregoing, in each case, if any, and each of the other agreements, instruments or documents that creates, purports to create or perfects a Lien in favor of the Administrative Agent for the benefit of the Secured Parties as security for the Loan Obligations.

“Collateral Perfection Officer’s Certificate” has the meaning specified in Section 6.14(g)

“Commission” means the Securities and Exchange Commission.

“Commitment Termination Date” means (a) five (5) Business Days after the Effective Date, if the Tender Offer and Consent Solicitation has not been commenced substantially on the terms (subject to the right of the Purchasers (as defined in the Note Purchase Agreement) to consent to certain changes to such terms in accordance with Section 7.01 of the Note Purchase Agreement) set forth in the Offer to Purchase Statement in the form attached hereto as Exhibit J by such date, and otherwise, (b) 45 Business Days after the Effective Date, if the condition set forth in Section 4.02(j) has not been satisfied.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (a) vote in the election of directors of such Person or (b) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Compensation Period” has the meaning specified in Section 2.10(b)(ii).

“Competitors” means those Persons identified in writing to the Administrative Agent and the Initial Term Lenders on or prior to the Effective Date as competitors or who are clearly identifiable Affiliates of such Persons solely by similarity of such Affiliate’s name.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Solicitation” has the meaning specified in the definition of “Tender Offer and Consent Solicitation.”

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

(a)     provision for taxes based on income or profits or capital gains, including, without limitation, U.S. federal, state, non-U.S., franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations,

(b)     Consolidated Interest Expense,

(c)     depreciation and amortization expenses and other non-cash charges to earnings,

(d)     any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the making of Loans and the issuance of the New Second Lien Notes and the First Lien Exchange Notes and (ii) any amendment or other modification of the Loans hereunder, the New Second Lien Notes and the First Lien Exchange Notes or other Indebtedness,

(e)     any other non-cash charges, including any write offs, write downs, expenses, losses or items, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period,

(f)     costs of surety bonds incurred in such period in connection with financing activities,

(g)      any costs or expense incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Qualified Stock solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (iii) of Section 6.04(a),

(h) effects of adjustments (including the effects of such adjustments pushed down to Holdings and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements in accordance with GAAP resulting from the application of purchase accounting, or the amortization or write-off of any amounts thereof, net of taxes,

(i)     any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141), and

(j)     cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated Cash Flow Available for Fixed Charges in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated Cash Flow Available for Fixed Charges pursuant to clause (k) below for any previous period and not added back, minus

(k)     non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated Cash Flow Available for Fixed Charges in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (k) for any previous period and not otherwise added back to Consolidated Cash Flow Available for Fixed Charges, Consolidated Cash Flow Available for Fixed Charges shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein, and plus or minus (as applicable and without duplication) to eliminate the following items to the extent reflected in Consolidated Net Income,

(l)     (i) any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items, and (ii) any unrealized net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations (or any successor provision).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the “Four Quarter Period”) for which financial results have been reported immediately preceding the determination date (the “Transaction Date”), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Incurred” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)     the incurrence or the repayment, repurchase, redemption, retirement, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, “repayment”) of any Indebtedness of Holdings, the Borrower or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(b)     any Asset Disposition, Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Holdings, the Borrower or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), Investment, merger or consolidation as if such Asset Disposition, Asset Acquisition (including the incurrence or repayment of any such Indebtedness), Investment, merger or consolidation and the inclusion, notwithstanding clause (b) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition or other transaction occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition or other transaction shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (b) thereof, as if it applied to the Person or assets involved before they were acquired; and

(c)     the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

Furthermore, in calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(a)     interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

(b)     notwithstanding the immediately preceding clause (a), interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” of Holdings for any period means the Interest Expense of Holdings, the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” for any period means the Interest Incurred of Holdings, the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the aggregate net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(a)     the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) that is accounted for by the equity method of accounting, except, in each case, to the extent that any such income has actually been received by Holdings, the Borrower or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period,

(b)     except to the extent includable in Consolidated Net Income pursuant to clause (a) of this definition, the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with Holdings, the Borrower or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such Person are acquired by Holdings or any Restricted Subsidiary,

(c)     solely for the purpose of determining the amount available for Restricted Payments under clause (iii) of Section 6.04(a), the net income of any Restricted Subsidiary that is not a Loan Party to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, except, the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Holdings or another Restricted Subsidiary as a dividend,

(d)     the gains or losses, together with any related provision for taxes, realized during such period by Holdings, the Borrower or any Restricted Subsidiary resulting from (i) the acquisition of securities, or extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), of Holdings or any Restricted Subsidiary, (ii) any Asset Disposition by Holdings or any Restricted Subsidiary, (iii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133) and its related pronouncements and interpretations (or any successor provision) and (iv) any non-cash expense, income or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP,

(e)     any extraordinary, unusual or non-recurring gain or loss (but excluding any impairment charges), in each case, less all fees and expenses relating thereto and any expenses, severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, integration and other restructuring and business optimization costs, charges, reserves or expenses (including relating to acquisitions after January 10, 2014), and one-time compensation charges together with any related provision for taxes, realized by Holdings, the Borrower or any Restricted Subsidiary,

(f)     the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,

(g)     any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations,

(h)     any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by Holdings,

(i)     (A) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors, managers or employees and (B) non-cash income (loss) attributable to deferred compensation plans or trusts,

(j)     any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Disposition, issuance or repayment of Indebtedness, issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to January 10, 2014 and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, and

(k) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (i) not denied by the applicable carrier or indemnifying party in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (iii) of Section 6.04(a), clauses (d)(ii) and (h) above shall not be applicable.

“Consolidated Tangible Assets” of Holdings as of any date means the total amount of assets of Holdings and its Restricted Subsidiaries (less applicable reserves and including any deferred tax assets (for which a valuation allowance has been recorded with respect thereto as if no such valuation allowance was required in making such calculation)) on a consolidated basis at the end of the fiscal quarter for which financial results have been reported immediately preceding such date, as determined in accordance with GAAP, less: (a) Intangible Assets and (b) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (a) and (b) above, as reflected on the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date, with such pro forma adjustments to Consolidated Tangible Assets as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Consolidated Tangible Net Worth” of Holdings as of any date means the stockholders’ equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of Holdings and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter for which financial results have been reported immediately preceding such date, as determined in accordance with GAAP (provided that any deferred tax assets for which a valuation allowance has been recorded with respect thereto shall be included as if no such valuation allowance was required in making such calculation), less the amount of Intangible Assets reflected on the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the end of the fiscal quarter for which financial results have been reported immediately preceding such date.

“Continuing Director” means a director who either was a member of the Board of Directors of Holdings on the Effective Date or who became a director of Holdings subsequent to such date and whose election or nomination for election by Holdings’ stockholders was duly approved by a majority of the Continuing Directors on the Board of Directors of Holdings at the time of such approval, either by a specific vote or by approval of the proxy statement issued by Holdings on behalf of the entire Board of Directors of Holdings in which such individual is named as nominee for director.

“control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Credit Facilities” means, with respect to Holdings, the Borrower or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that exchange, replace, refund, refinance, extend, renew, restate, amend, supplement or modify any part of the loans, notes, other credit facilities or commitments thereunder, including any such exchanged, replacement, refunding, refinancing, extended, renewed, restated, amended, supplemented or modified facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 6.03(a)) or adds Holdings, the Borrower or Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute a Currency Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debtor Relief Laws” means Title 11 of the United States Code, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.03(b)(iii).

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Default Rate” means, with respect to any overdue Loan or interest, an interest rate equal to 2.00% per annum in excess of the interest rate otherwise applicable to such overdue Loan (or the Loan to which such overdue interest relates).

“Defaulting Lender” means, at any time, a Lender as to which the Administrative Agent has notified the Borrower that (a) such Lender has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make a Loan (a “Lender Funding Obligation”) required to be funded hereunder, (b) such Lender has notified the Administrative Agent or Borrower in writing, that it will not comply with any such Lender Funding Obligation hereunder, or has defaulted on its Lender Funding Obligations under other loan agreements, credit agreements or other similar agreements in which it commits to extend credit generally or (c) such Lender has, for three (3) or more Business Days, failed to confirm in writing to the Borrower, in response to a written request of the Borrower (based on the reasonable belief that it may not fulfill its Lender Funding Obligations), that it will comply with its Lender Funding Obligations hereunder; provided, that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Borrower. The Administrative Agent or Borrower will promptly send to all parties hereto a copy of any notice to the Borrower or Administrative Agent, as applicable, provided for in this definition.

“Designation Amount” has the meaning specified under the definition of “Unrestricted Subsidiary.”

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Latest Maturity Date on the date of determination or (b) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case, at any time prior to the Latest Maturity Date on the date of determination; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require Holdings to repurchase or redeem such Capital Stock upon the occurrence of a change in control or asset disposition occurring prior to the Latest Maturity Date on the date of determination shall not constitute Disqualified Stock if the change in control or asset disposition provision applicable to such Capital Stock are no more favorable to such holders than the provisions of Section 6.07 or Section 6.09 (as applicable) and such Capital Stock specifically provides that Holdings will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to Holdings’ repurchase of the Loans as are required pursuant to the provisions of Section 6.07 or Section 6.09 hereof (as applicable).

“Dollar” and “$” mean lawful money of the United States.

“Effective Date” means the date on which the conditions precedent in Section 4.01 are satisfied, which date is July 29, 2016.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person that meets the requirements to be an assignee under Section 9.07(b), provided, that under no circumstances shall (i) any Competitor be an assignee without the prior written consent of the Borrower and, (ii) subject to clauses (k) and (l) of Section 9.07, Holdings, the Borrower or any Affiliate thereof or a natural person, be an Eligible Assignee.

“Environmental Laws” has the meaning specified in Section 5.10.

“Equity Offering” means any public or private sale, after the Closing Date, of Qualified Stock of Holdings, other than (a) public offerings registered on Form S-4 or S-8 or any successor form thereto or (b) any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors or employees.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan (a) the per annum London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in consultation with the Borrower; in each case, the “Screen Rate”) determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first (1st) day of such Interest Period or (b) if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurodollar Rate shall be the Interpolated Rate at such time; provided that in no event shall the Eurodollar Rate be less than 0.75% per annum. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (i) the Screen Rate for the longest period (for which that Screen is available in Dollars) that is shorter than the Impacted Interest Period and (ii) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the Effective Date, among the Borrower, the guarantors named therein and the purchasers named therein for the exchange of $75,000,000 aggregate principal amount of the Borrower’s Existing Second Lien Notes for the First Lien Exchange Notes.

“Excluded Property” means (a) any pledges of stock of the Borrower, any other Loan Party or of K. Hovnanian JV Holdings, L.L.C. to the extent that (including if the Loans were “Securities” as defined in the Securities Act) Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would require) the filing with the Commission of separate financial statements of the Borrower, such Loan Party or of K. Hovnanian JV Holdings, L.L.C. that are not otherwise required to be filed, but only to the extent necessary to not be subject to such requirement, (b) up to $50.0 million of assets received in connection with Asset Dispositions and asset swaps or exchanges as permitted by clause (c) of the definition of “Permitted Investment,” (c) personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits (as reasonably determined by Holdings’ Board of Directors in a board resolution delivered to the Administrative Agent), (d) property subject to a Lien securing Indebtedness incurred for the purpose of financing the acquisition thereof (plus any construction or improvements thereon and any licenses, permits, authorizations, consent forms or contracts related to the acquisition, development, use or improvement thereof) to the extent the terms of such Indebtedness prohibit the incurrence of any other Liens thereon, (e) real property located outside the United States, (f) Unentitled Land, (g) property that is leased or held for the purpose of leasing to unaffiliated third parties, (h) equity interests in Unrestricted Subsidiaries, except for K. Hovnanian JV Holdings, L.L.C., and subject to future grants under the terms of this Agreement, (i) any property in a community under development with a dollar amount of investment as of the most recent month-end (as determined in accordance with GAAP) of less than $2.0 million or with less than 10 lots remaining, (j) any assets or property excluded from the Collateral pursuant to clause (ii) of the proviso of Article 2 of the Security Agreement and (k) up to $25.0 million of cash or cash equivalents that are pledged to secure obligations permitted to be secured pursuant to clause (d) of the definition of “Permitted Liens” if, after the use of commercially reasonable efforts by Holdings to obtain a Lien on such cash or cash equivalents for the benefit of the Secured Parties, the holders of the obligations secured by such cash and cash equivalents do not consent to the granting of such Liens.

“Excluded Subsidiary” means (a) each non-wholly owned Subsidiary and (b) each Subsidiary of Holdings (other than the Borrower) that has a book value of less than $5.0 million, measured at the end of the most recently completed fiscal year for which financial statements have been provided as set forth under Section 6.12 (or if acquired or created subsequent to such delivery, measured at the most recent practicable date (or estimated in the reasonable judgment of Holdings)); provided that in each case, such Subsidiary has not guaranteed any other Applicable Debt of Holdings or the Borrower; provided, further, that in no event shall Excluded Subsidiaries comprise in the aggregate more than 5% of the Consolidated Tangible Assets, measured at the end of the most recently completed fiscal quarter or year, as applicable, for which financial statements have been provided as set forth under Section 6.12.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Agent or Lender or required to be withheld or deducted from a payment to any Lender or an Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Term Commitment (other than pursuant to an assignment request by the Borrower under Section 3.07) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan or Term Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Lender or Agent’s failure to comply with Section 3.01(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Second Lien Collateral Agent” means the Existing Second Lien Trustee acting as the collateral agent for the holders of the Existing Second Lien Notes under the security documents related thereto and any successor acting in such capacity.

“Existing Second Lien Guarantees” means the guarantee of the Existing Second Lien Notes by each guarantor under the Existing Second Lien Indenture.

“Existing Second Lien Indenture” means the indenture, dated as of October 2, 2012, by and among the Borrower, Holdings, each of the guarantors party thereto, the Existing Second Lien Trustee and the Existing Second Lien Collateral Agent, as amended or supplemented as of the date hereof and as further amended or supplemented from time to time hereafter, under which the Existing Second Lien Notes were issued.

“Existing Second Lien Notes” means the Borrower’s 9.125% Senior Secured Second Lien Notes due 2020 issued under the Existing Second Lien Indenture.

“Existing Second Lien Trustee” means Wilmington Trust, National Association acting as the trustee for the holders of the Existing Second Lien Notes under the Existing Second Lien Indenture and any successor acting in such capacity.

“Existing Senior Secured New Group Notes” means the Borrower’s 2.00% Senior Secured Notes due 2021 and 5.00% Senior Secured Notes due 2021 issued under the Existing Senior Secured New Group Notes Indenture.

“Existing Senior Secured New Group Notes Collateral Agent” means the Existing Senior Secured New Group Notes Trustee acting as the collateral agent for the holders of the Existing Senior Secured New Group Notes under the Existing Senior Secured New Group Notes Indenture and the security documents related thereto and any successor acting in such capacity.

“Existing Senior Secured New Group Notes Indenture” means the indenture dated as of November 1, 2011 among the Borrower, Holdings, the other guarantors party thereto and the Existing Senior Secured New Group Notes Trustee and the Existing Senior Secured New Group Notes Collateral Agent, as amended and supplemented as of the date hereof and as further amended or supplemented from time to time hereafter, relating to the Existing Senior Secured New Group Notes.

“Existing Senior Secured New Group Notes Trustee” means Wilmington Trust, National Association acting as the trustee for the holders of the Existing Senior Secured New Group Notes under the Existing Senior Secured New Group Notes Indenture and any successor acting in such capacity.

“Existing Senior Secured Old Group Notes” means the First Lien Notes and Existing Second Lien Notes.

“Existing Unsecured Notes” means the 7.000% Notes and the 8.000% Notes.

“Extended Term Loan Facility” means a facility providing for the Borrowing of Extended Term Loans.

“Extended Term Loans” shall have the meaning assigned to such term in Section 2.13(a)(ii).

“Extending Term Lender” shall have the meaning assigned to such term in Section 2.13(a)(ii).

“Extension” shall have the meaning specified in Section 2.13(a).

“Extension Offer” shall have the meaning specified in Section 2.13(a).

“Facility” means the Term Loan Facility.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of Holdings or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations with respect thereto or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreements entered into to implement such Sections of the Code, any laws, fiscal or regulatory legislation, rules, guidance notes and practices implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“First-Priority Lien Obligations” means (a) the First Lien Notes and the First Lien Notes Guarantees thereof and (b) all other Indebtedness secured by Liens on the Collateral that are senior or equal in priority to the Liens on the Collateral securing the First Lien Notes, including Loans made under this Agreement, and, in each case, all Obligations in respect thereof.

“First Lien Exchange Notes” means the 9.50% Senior Secured First Lien Notes due 2020 of the Borrower and issued under the First Lien Exchange Notes Indenture.

“First Lien Exchange Notes Guarantees” means the guarantee of the First Lien Exchange Notes by each guarantor under the First Lien Exchange Notes Indenture.

“First Lien Exchange Notes Indenture” means the indenture, dated as of the Closing Date (as it may be amended or supplemented from time to time), by and among the Borrower, Holdings, each of the guarantors party thereto, the First Lien Exchange Notes Trustee and the collateral agent named therein under which the First Lien Exchange Notes were issued.

“First Lien Exchange Notes Trustee” means Wilmington Trust, National Association acting as the trustee for the holders of the First Lien Exchange Notes under the First Lien Exchange Notes Indenture and any successor acting in such capacity.

“First Lien Intercreditor Agreement” means the Intercreditor Agreement, to be dated as of the Closing Date, among the Borrower, Holdings, the other grantors party from time to time thereto, the Administrative Agent, the Mortgage Tax Collateral Agent, the First Lien Notes Trustee and the First Lien Notes Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit F.

“First Lien Notes” means the Borrower’s 7.25% Senior Secured First Lien Notes due 2020 issued under the First Lien Notes Indenture.

“First Lien Notes Collateral Agent” means the First Lien Notes Trustee acting as the collateral agent for the holders of the First Lien Notes under the security documents related thereto and any successor acting in such capacity.

“First Lien Notes Guarantees” means the guarantee of the First Lien Notes by each guarantor under the First Lien Notes Indenture.

“First Lien Notes Indenture” means the indenture, dated as of October 2, 2012, by and among the Borrower, Holdings, each of the other guarantors party thereto, the First Lien Notes Trustee and the First Lien Notes Collateral Agent, as amended or supplemented as of the date hereof and as further amended or supplemented from time to time hereafter, under which the First Lien Notes were issued.

“First Lien Notes Trustee” means Wilmington Trust, National Association acting as the trustee for the holders of the First Lien Notes under the First Lien Notes Indenture and any successor acting in such capacity.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Four Quarter Period” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio”.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on February 1, 2014.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, Taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions).

“Guarantee” means the guarantee of the Loan Obligations by each Guarantor under this Agreement.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided, that the term “guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the introductory paragraph to this Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Interest Protection Agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, Currency Agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Historical Financial Statements” has the meaning specified in Section 5.15.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“incurrence” has the meaning ascribed to it in Section 6.03 hereof.

“Indebtedness” of any Person means, without duplication,

(a)     any liability of such Person (i) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP), or (iii) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

(b)     any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided, however, that Indebtedness of Holdings and its Restricted Subsidiaries will not include the obligations of Holdings or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to Section 6.04 hereof,

(c)     to the extent not otherwise included, the obligations of such Person under Hedging Obligations to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such obligations, in accordance with GAAP, and

(d)     all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business or completion guarantees entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (i) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (ii) the maximum liability of such Person for any contingent obligations under clause (a) of this definition at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, (iii) in the case of clause (c) above, the net termination amount payable in respect thereof, and (iv) in the case of clause (d) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

For the avoidance of doubt, obligations of any Person under a Permitted Bond Hedge Transaction or a Permitted Warrant Transaction shall be deemed not to constitute Indebtedness.

“Indemnified Liabilities” has the meaning specified in Section 9.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 9.05.

“Information” has the meaning specified in Section 9.08.

“Initial Term Commitment” means, as to the Initial Term Lenders, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01 in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 2.01 under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Lender purchases such Term Loans, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Initial Term Commitments as of the Closing Date is $75,000,000. The Initial Term Lenders shall have the right, on or before the Closing Date, to deliver an updated Schedule 2.01 to Holdings providing for the re-allocation of the Initial Term Commitment solely among the Initial Term Lenders, which shall replace any existing Schedule 2.01 in its entirety, provided that, in no event shall the aggregate amount of Initial Term Commitments of the Initial Term Lenders as of the Closing Date be less than $75,000,000.

“Initial Term Lenders” means the Lenders listed on Schedule 2.01.

“Initial Term Loan” has the meaning specified in Section 2.01.

“Initial Term Loan Facility” means the facility providing for the Borrowing of Initial Term Loans.

“Intangible Assets” of Holdings means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items (other than any deferred tax assets) which would be treated as intangibles on the consolidated balance sheet of Holdings and its Restricted Subsidiaries prepared in accordance with GAAP.

“Intellectual Property Security Agreements” has the meaning set forth in the Security Agreement.

“Intercreditor Agreements” means, collectively, the Amended and Restated Intercreditor Agreement and the First Lien Intercreditor Agreement.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (a) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales)), and (b) all interest actually paid by Holdings or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than Holdings, the Borrower or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (a) Interest Expense and (b) all capitalized interest and amortized debt issuance costs.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made and (b) as to any Base Rate Loan, the Last Business Day of each calendar month and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1) month thereafter; provided that:

(a)     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)     any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)     no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Interest Protection Agreement” of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred under this Agreement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute an Interest Protection Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investments” of any Person means (a) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (b) all guarantees of Indebtedness of any other Person by such Person, (c) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (d) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

“IRS” means the United States Internal Revenue Service.

“January 2017 Notes” means the Borrower’s 8.625% Senior Notes due 2017 issued under the January 2017 Notes Indenture.

“January 2017 Notes Indenture” means the Senior Indenture, dated as of November 3, 2003, as amended by the Seventh Supplemental Indenture, dated as of June 12, 2006, and the Eighth Supplemental Indenture, dated as of April 21, 2011 (as may be further amended or supplemented as of the date hereof or from time to time), among the Borrower, Holdings and the other guarantors party thereto and Deutsche Bank National Trust Company, as Successor Trustee (as defined in the January 2017 Notes Indenture).

“Joint Second Lien Collateral Agent” means the Existing Second Lien Collateral Agent, in its capacity as Collateral Agent (as defined in the Second Lien Collateral Agency Agreement) for the Existing Second Lien Notes and the New Second Lien Notes pursuant to the appointment under the Second Lien Collateral Agency Agreement and any successor thereto.

“L/C Collateral” means cash and cash equivalents that secure obligations permitted to be secured pursuant to clause (d) of the definition of “Permitted Liens”.

“Land Banking Transaction” means an arrangement relating to Property now owned or hereafter acquired whereby Holdings, the Borrower or a Restricted Subsidiary sells such Property to a Person (other than Holdings, the Borrower or a Restricted Subsidiary) and Holdings, the Borrower or a Restricted Subsidiary, as applicable, has an option to purchase such Property back on a specified schedule.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, Federal, state, commonwealth and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph to this Agreement.

“Lender Funding Obligation” has the meaning specified in the definition of “Defaulting Lender.”

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Loan” means an extension of credit by a Lender to the Borrower in the form of a Term Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes and (c) the Collateral Documents.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Loan Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Loan Obligations of the Loan Parties under the Loan Documents include the obligation to pay principal, interest, charges, expenses, fees, Attorney Costs indemnities and other amounts payable by any Loan Party under any Loan Document.

“Loan Parties” means, collectively, Holdings, the Borrower and each Subsidiary Guarantor.

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the NYSE MKT or the Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange, the NYSE MKT or covered by at least two reputable market makers.

“Material Adverse Effect” has the meaning specified in Section 5.01.

“Maturity Date” means with respect to the Initial Term Loan Facility, August 1, 2019; provided that the Maturity Date shall occur on October 15, 2018 if (a) any of the Borrower’s 7.000% Notes remain outstanding on such date or (b) in the case where the Borrower’s 7.000% Notes have been refinanced in full, any such refinancing indebtedness has a maturity date that occurs prior to January 15, 2021; provided further that the reference to Maturity Date (i) with respect to Refinancing Term Loans shall be the final maturity date as specified in the applicable Refinancing Term Loan Amendment and (ii) with respect to Extended Term Loans shall be the final maturity date as specified in the applicable Extension Offer.

“Maximum Rate” has the meaning specified in Section 9.10.

“Minimum Extension Condition” shall have the meaning specified in Section 2.13(b).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Mortgage Subsidiary” means any Subsidiary of Holdings substantially all of whose operations consist of the mortgage lending business.

“Mortgage Tax Collateral Agent” means Wilmington Trust, National Association in its capacity as Mortgage Tax Collateral Agent with respect to Liens granted on real property located in certain states identified pursuant to the terms of the Intercreditor Agreements and any successor thereto.

“Net Cash Proceeds” means

(a) with respect to an Asset Disposition or Casualty Event, payments received in cash (including any such payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or that is the subject of such Casualty Event, as the case may be, or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition or Casualty Event, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller’s indemnities or other obligations to the purchaser undertaken by Holdings, the Borrower or any of its Restricted Subsidiaries in connection with such Asset Disposition or Casualty Event, and net of all payments made on any Indebtedness which is secured by or relates to such Property (other than Indebtedness secured by Liens on the Collateral) in accordance with the terms of any Lien or agreement upon or with respect to such Property or which such Indebtedness must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition or Casualty Event, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition or Casualty Event; and

(b) with respect to the incurrence or issuance of any Indebtedness by Holdings, the Borrower or any Restricted Subsidiary meeting the definition of Other Prepayment Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such incurrence or issuance or sale over (ii) all taxes paid or reasonably estimated to be payable, and all fees, commissions, costs and other out-of-pocket expenses and other customary expenses incurred, in each case by the applicable party in connection with such incurrence, sale or issuance.

“New Second Lien Notes Collateral Agent” means the New Second Lien Notes Trustee acting as the collateral agent for the holders of the New Second Lien Notes under the New Second Lien Indenture and any successor acting in such capacity.

“New Second Lien Notes Guarantees” means the guarantee of the New Second Lien Notes by each of the guarantors under the New Second Lien Notes Indenture.

“New Second Lien Notes Indenture” means the indenture, to be dated as of the Closing Date (as may be amended or supplemented from time to time), among the Borrower, Holdings, each of the guarantors party thereto and the New Second Lien Notes Trustee and the New Second Lien Notes Collateral Agent.

“New Second Lien Notes” means the Borrower’s 10.000% Senior Secured Second Lien Notes due 2018.

“New Second Lien Notes Trustee” means Wilmington Trust, National Association acting as the trustee for the holders of the New Second Lien Notes under the New Second Lien Notes Indenture and any successor acting in such capacity.

“Non-Call Period” has the meaning specified in Section 2.03(a)(i).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (a) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property, including for the avoidance of doubt, assets directly related thereto or derived therefrom, identified in the instruments evidencing or securing such Indebtedness or other property of such Person financed pursuant to the Credit Facility of such Person under which such Indebtedness was incurred (provided that the aggregate principal amount of the total Indebtedness shall not exceed the purchase price or cost (including financing costs) of the properties financed thereby), (b) such properties were acquired (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property), constructed or improved with the proceeds of such Indebtedness or such Indebtedness was incurred within 365 days after the acquisition (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) or completion of such construction or improvement and (c) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (i) environmental warranties, covenants and indemnities, (ii) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, deposits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens, breach of separateness covenants, and other customary exceptions, (iii) in the case of the borrower thereof only, other obligations in respect of such Indebtedness that are payable solely as a result of a voluntary or collusive non-voluntary bankruptcy filing (or similar filing or action) by such borrower or (iv) similar customary “bad-boy” guarantees.

“Non-US Lender” means a Lender that is not a U.S. Person.

“Note” means a Term Note.

“Note Purchase Agreement” means the agreement, dated as of the Effective Date by and among the Borrower, Holdings, the other guarantors named therein, and the Purchasers (as defined therein) party thereto.

“Obligations” means with respect to any Indebtedness, all obligations (whether in existence on the Effective Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“OFAC” has the meaning specified in Section 5.20.

“Offer to Purchase Statement” has the meaning specified in the definition of “Tender Offer and Consent Solicitation”.

“Officer,” when used with respect to the Borrower or Holdings, means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Borrower or Holdings, as the case may be.

“Officers’ Certificate,” when used with respect to the Borrower or Holdings, means a certificate signed by the chairman of the Board of Directors, the president or chief executive officer, or any vice president and by the chief financial officer, the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of the Borrower or Holdings, as the case may be.

“Opinion of Counsel” means a written opinion signed by legal counsel of the Borrower or Holdings, who may be an employee of, or counsel to, the Borrower or Holdings, and who shall be reasonably satisfactory to the Administrative Agent.

“Other Connection Taxes” means, with respect to any Lender or Agent, Taxes imposed as a result of a present or former connection between such Lender or Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Prepayment Event” means the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.03 (other than Refinancing Term Loans or any Refinancing Indebtedness which Refinances the Loans, or permitted by the Required Lenders pursuant to Section 9.02).

“Other Taxes” means all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07).

“Outstanding Amount” means with respect to the Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the economic or voting Capital Stock of such Lender.

“Participant” has the meaning specified in Section 9.07(e).

“Participant Register” has the meaning specified in Section 9.07(e).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into Law October 26, 2001)).

“Perfection Certificate” has the meaning set forth in the Security Agreement.

“Permitted Bond Hedge” means any call or capped call option (or substantively equivalent derivative transaction) on Holdings’ Capital Stock purchased by Holdings, the Borrower or any Restricted Subsidiary in connection with the issuance of any Permitted Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge, less the proceeds received by Holdings, the Borrower or the Restricted Subsidiaries from the sale of any related Permitted Warrant, does not exceed the net proceeds received by Holdings, the Borrower or the Restricted Subsidiaries from the sale of such Permitted Convertible Indebtedness issued in connection with the Permitted Bond Hedge.

“Permitted Convertible Indebtedness” means Indebtedness of Holdings, the Borrower or any Restricted Subsidiary permitted to be incurred under the terms of this Agreement that is either (a) convertible or exchangeable into Capital Stock of Holdings (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such Capital Stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Capital Stock of Holdings and/or cash (in an amount determined by reference to the price of such Capital Stock). For the avoidance of doubt, the Units and the senior unsecured exchange notes which are a component of such Units, shall be Permitted Convertible Indebtedness.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge and any Permitted Warrant.

“Permitted Hovnanian Holders” means, collectively, Ara K. Hovnanian, the members of his immediate family and the members of the immediate family of the late Kevork S. Hovnanian, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control offer is made in accordance with the requirements of this Agreement (or would result in a Change of Control offer in the absence of the waiver of such requirement by Lenders in accordance with this Agreement) will thereafter constitute Permitted Hovnanian Holders.

“Permitted Indebtedness” means:

(a)     Indebtedness under (i) this Agreement and the Loan Documents, (ii) the First Lien Exchange Notes (and the First Lien Exchange Notes Guarantees), other than Additional Notes (as defined in the First Lien Exchange Notes Indenture) and (iii) New Second Lien Notes (and New Second Lien Notes Guarantees thereof), other than Additional Notes (as defined in the New Second Lien Notes Indenture);

(b)      Indebtedness incurred under Credit Facilities in an aggregate principal amount outstanding at any one time (including for purposes of determining amounts outstanding under this clause (b), any Refinancing Indebtedness in respect thereof, which Refinancing Indebtedness shall be deemed to have been incurred under this clause (b)) not to exceed the greater of (i) $250.0 million and (ii) 10.0% of Consolidated Tangible Assets measured at the time of incurrence; provided that all Indebtedness of Holdings or any Restricted Subsidiary incurred pursuant to this clause (b) (other than any Indebtedness outstanding on the Effective Date and incurred under this clause (b)) shall be scheduled to mature no earlier than January 15, 2021;

(c)     Indebtedness under (i) the Existing Senior Secured Old Group Notes (and the guarantees thereof), other than Additional Notes (as defined in the First Lien Notes Indenture and the Existing Second Lien Indenture, as applicable), (ii) the Existing Senior Secured New Group Notes (and the guarantees thereof), other than Additional Notes (as defined in the Existing Senior Secured New Group Notes Indenture) and (iii) the Revolving Credit Facility, provided that the amount of Indebtedness under the Revolving Credit Facility permitted under this clause (c)(iii) shall not exceed $75.0 million principal amount;

(d)     Indebtedness in respect of obligations of Holdings and its Subsidiaries to the trustees under indentures for debt securities;

(e)     intercompany debt obligations of (i) Holdings to the Borrower, (ii) the Borrower to Holdings, (iii) Holdings or the Borrower to any Restricted Subsidiary and (iv) any Restricted Subsidiary to Holdings or the Borrower or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Borrower or Holdings owed to any Restricted Subsidiary or the Borrower that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of Section 6.03 at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

(f)     Indebtedness of Holdings or the Borrower or any Restricted Subsidiary under Hedging Obligations, in the case of any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged, to the extent entered into in the ordinary course of business and not for speculative purposes;

(g)     Purchase Money Indebtedness and Capitalized Lease Obligations entered into in the ordinary course of business in an aggregate principal amount (including for purposes of determining amounts outstanding under this clause (g), any Refinancing Indebtedness in respect thereof, which Refinancing Indebtedness shall be deemed to have been incurred under this clause (g)) at any one time outstanding not to exceed $50.0 million;

(h)     obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

(i)     Indebtedness entered into in the ordinary course of business secured only by office buildings owned or occupied by Holdings or any Restricted Subsidiary, which Indebtedness does not exceed $25.0 million aggregate principal amount outstanding at any one time;

(j)     Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured only by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business;

(k)     Indebtedness of Holdings, the Borrower or any Restricted Subsidiary which (A) together with all other Indebtedness under this clause (k), does not exceed $475.0 million aggregate principal amount outstanding at any one time, including for purposes of determining amounts outstanding under this clause (k), any Refinancing Indebtedness in respect thereof, which Refinancing Indebtedness shall be deemed to have been incurred under this clause (k), and (B) is scheduled to mature no earlier than January 15, 2021 (except with respect to Indebtedness incurred pursuant to this clause (k) that (1) is outstanding on the Effective Date, (2) does not exceed $20.0 million in aggregate principal amount outstanding at any one time or (3) is Purchase Money Indebtedness not to exceed, together with any amounts outstanding under clause (2) above, $25.0 million in aggregate principal amount outstanding at any one time, which, in the case of clauses (1) through (3), may be scheduled to mature earlier than January 15, 2021);

(l)     obligations in respect of self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by Holdings or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business;

(m)     Indebtedness of (x) Holdings, the Borrower or a Restricted Subsidiary incurred or issued to finance an acquisition (provided that all Indebtedness of Holdings, the Borrower or a Restricted Subsidiary incurred pursuant to this clause (x) shall be scheduled to mature no earlier than January 15, 2021) or (y) Persons that are acquired by Holdings, the Borrower or any Restricted Subsidiary or merged into or consolidated with Holdings, the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement (including designating an Unrestricted Subsidiary a Restricted Subsidiary), to the extent that the Indebtedness of such Persons in the case of this clause (y), was not incurred or entered into in contemplation of such acquisition, merger or consolidation; provided that after giving effect to such acquisition, merger or consolidation, either: (i) Holdings could incur at least $1.00 of Indebtedness pursuant to Section 6.03(a), or (ii) the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction or the ratio of Indebtedness of Holdings and the Restricted Subsidiaries to Consolidated Tangible Net Worth of Holdings would be equal to or less than the ratio immediately prior to such transaction;

(n)     Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(o)     Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit (which letter of credit is incurred pursuant to another clause hereof (other than clause (l) of this definition), in a principal amount not in excess of the stated amount of such letter of credit;

(p)     Indebtedness of Holdings or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(q)     Indebtedness of Holdings or any of its Restricted Subsidiaries in respect of Cash Management Services;

(r)     obligations (other than Indebtedness for borrowed money) of Holdings or any of its Restricted Subsidiaries under an agreement with any governmental authority, quasi-governmental entity, utility, adjoining (or common master plan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(s)     the incurrence by Holdings or any Restricted Subsidiary of Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of a failure of Holdings or such Restricted Subsidiary to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to Holdings’ or such Restricted Subsidiary’s equity interests in the related joint venture; and

(t)     Indebtedness under the January 2017 Notes outstanding on the Effective Date.

“Permitted Investment” means:

(a)     Cash Equivalents;

(b)     any Investment in Holdings, the Borrower or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, Holdings or a Restricted Subsidiary;

(c)     any receivables, loans or other consideration taken by Holdings, the Borrower or any Restricted Subsidiary in connection with any asset sale otherwise permitted by this Agreement; provided that non-cash consideration received in an Asset Disposition or an exchange or swap of assets shall be pledged as Collateral under the Collateral Documents to the extent the assets subject to such Asset Disposition or exchange or swap of assets constituted Collateral, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of; provided, further, that notwithstanding the foregoing clause, up to an aggregate of $50.0 million of (i) non-cash consideration and consideration received as referred to in Section 6.07(b)(ii), (ii) assets invested in pursuant to Section 6.07(c) and (iii) assets received pursuant to clause (d) under the definition of “Asset Disposition” may be designated by Holdings or the Borrower as Excluded Property not required to be pledged as Collateral, to the extent the documentation, instruments or agreements governing such non-cash consideration or assets, as applicable, prohibit such a pledge as Collateral;

(d)     Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of this Agreement;

(e)     Investments in Hedging Obligations described in the definition of “Permitted Indebtedness”;

(f)     any loan or advance to an executive officer, director or employee of Holdings or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1.0 million shall have been approved by the Board of Directors of Holdings or a committee thereof consisting of disinterested members;

(g)     Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

(h)     obligations of Holdings or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages;

(i)     Investments in an aggregate amount at any time outstanding not to exceed $100.0 million (measured at the time made and without giving effect to subsequent changes in value); provided, however, that Investments in Unrestricted Subsidiaries shall not be permitted pursuant to this clause (i);

(j)     Guarantees issued in accordance with Section 6.03;

(k)     Investments existing on the Effective Date in K. Hovnanian JV Holdings, L.L.C. and its subsidiaries;

(l)     Permitted Bond Hedges which constitute Investments;

(m)     extensions of trade credit and credit in connection with the sale of land owned by Holdings or a Restricted Subsidiary which is zoned by the applicable governmental authority having jurisdiction for construction and use as a detached or attached (including town homes or condominium) single-family house (but excluding mobile homes), or the sale of a detached or attached (including town homes or condominium) single-family house (but excluding mobile homes) owned by Holdings or a Restricted Subsidiary which is completed or for which there has been a start of construction and which has been or is being constructed on any such land;

(n)     obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(o)     guarantee obligations, including completion guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, lender, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, construction, subdivision, entitlement and development of real property;

(p)     Investments the payment for which consists of Qualified Stock of Holdings; provided that such Qualified Stock will not increase the amount available for Restricted Payments under clause (iii) of Section 6.04(a);

(q)     advances, loans or extensions of trade credit in the ordinary course of business by Holdings or any of the Restricted Subsidiaries;

(r)     intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of Holdings and its Subsidiaries; and

(s)     insurance, lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business.

“Permitted Liens” means

(a)     Liens for taxes, assessments or governmental or quasi-governmental charges or claims that (i) are not yet delinquent for a period of more than 30 days, (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (iii) encumber solely property abandoned or in the process of being abandoned;

(b)     statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (i) are not yet delinquent for a period of more than 30 days or (ii) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required;

(c)     Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations);

(d)     Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (a)(i) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries;

(e)     attachment or judgment Liens not giving rise to a Default or an Event of Default;

(f)     easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries;

(g)     zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries;

(h)     Liens securing Indebtedness incurred pursuant to clauses (i) or (j) of the definition of “Permitted Indebtedness”;

(i)     Liens on the Collateral and other assets not constituting Collateral pursuant to clause (a) of the definition of “Excluded Property” securing Indebtedness of Holdings, the Borrower or any Restricted Subsidiary permitted to be incurred under this Agreement; provided, that the aggregate amount of all consolidated Indebtedness of Holdings, the Borrower and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens under this clause (i) (together with the principal amounts then outstanding under the New Second Lien Notes and the Existing Senior Secured Old Group Notes and any refinancing, replacement or renewal thereof that constitutes Secured Indebtedness which is not permitted by and incurred under another clause of this definition of “Permitted Liens” (other than clauses (s) and (w)) shall not exceed the greater of (i) $800.0 million and (ii) 30% of Consolidated Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof) measured at the time of incurrence; provided that the Liens under this clause (i) securing (x) Indebtedness which is not Refinancing Indebtedness in respect of, or Indebtedness otherwise serving to renew, extend, refinance or replace, Secured Indebtedness outstanding on the Effective Date or the New Second Lien Notes outstanding on the Closing Date shall rank junior to the Liens securing the Loans and (y) any Refinancing Indebtedness in respect of, or Indebtedness otherwise serving to renew, extend, refinance or replace, Secured Indebtedness outstanding on the Effective Date or the New Second Lien Notes outstanding on the Closing Date shall have the same or junior priority as the initial Liens;

(j)     Liens securing Non-Recourse Indebtedness of Holdings, the Borrower or any Restricted Subsidiary; provided, that such Liens apply only to (i) the property financed, constructed or improved out of the net proceeds of such Non-Recourse Indebtedness within 365 days after the incurrence of such Non-Recourse Indebtedness, and, including for the avoidance of doubt, assets directly related thereto or derived therefrom or other property of Holdings, the Borrower or any Restricted Subsidiary financed pursuant to the Credit Facility of such person under which the Non-Recourse Indebtedness was incurred, or (ii) licenses, permits, authorizations, consent forms or contracts related to the acquisition, development, use or improvement of such property;

(k)     Liens securing Purchase Money Indebtedness; provided, that such Liens apply only to (i) the property financed, designed, installed, constructed or improved with the proceeds of such Purchase Money Indebtedness within 365 days after the incurrence of such Purchase Money Indebtedness, and, including for the avoidance of doubt, assets directly related thereto or derived therefrom or other property of Holdings, the Borrower or any Restricted Subsidiary financed pursuant to the Credit Facility of such person under which the Purchase Money Indebtedness was incurred, or (ii) licenses, permits, authorizations, consent forms or contracts related to the acquisition, development, use or improvement of such property;

(l)     Liens on property or assets of Holdings, the Borrower or any Restricted Subsidiary securing Indebtedness of Holdings, the Borrower or any Restricted Subsidiary owing to Holdings, the Borrower or one or more Restricted Subsidiaries;

(m)     leases, subleases, licenses or sublicenses (including of intellectual property) granted to others not materially interfering with the ordinary course of business of Holdings and the Restricted Subsidiaries;

(n)     purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 365 days after the acquisition of such Property;

(o)     any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under this Agreement;

(p)     any right of a lender or lenders to which Holdings, the Borrower or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness and any and all balances, credits, deposits, accounts or money of Holdings, the Borrower or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates;

(q)     any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of Holdings, the Borrower and the Restricted Subsidiaries;

(r)     Liens for homeowner, condominium, property owner association developments and similar fees, assessments and other payments;

(s)     Liens securing Refinancing Indebtedness (except Liens securing Refinancing Indebtedness in respect of Indebtedness secured pursuant to clauses (i), (qq) and (rr) under this definition); provided, that such Liens extend only to the assets securing the Indebtedness being refinanced and have the same or junior priority as the initial Liens;

(t)     Liens incurred in the ordinary course of business as security for the obligations of Holdings, the Borrower and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

(u)     Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Subsidiary of Holdings or becomes a Subsidiary of Holdings; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with Holdings or the Subsidiary or acquired by Holdings or its Subsidiaries;

(v)     Liens on property existing at the time of acquisition thereof by Holdings or any Subsidiary of Holdings, provided, that such Liens were in existence prior to the contemplation of such acquisition;

(w)     Liens existing on the issue date of the Existing Second Lien Notes (other than Liens securing Applicable Debt) and any extensions, renewals, refinancings or replacements thereof;

(x)     Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(y)     pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority) in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(z)     Liens securing obligations of Holdings or any Restricted Subsidiary to any third party in connection with any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by Holdings or any Restricted Subsidiary and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of Holdings or any Restricted Subsidiary and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) financed by such Indebtedness and the proceeds and products thereof;

(aa)     Liens securing Hedging Obligations and Cash Management Services permitted to be incurred under this Agreement, so long as the related Indebtedness is, and is permitted under this Agreement to be, secured by a Lien on the same property securing such Hedging Obligations or Cash Management Services;

(bb)     Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(cc)     Liens in favor of the Borrower or any other Loan Party;

(dd)     deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(ee)     Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(ff)     Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection and (ii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(gg)     the rights reserved or vested in any Person by the terms of any lease, license, grant or permit held by Holdings or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(hh)     restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(ii)     security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(jj)     zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(kk)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(ll)     [Reserved];

(mm)     [Reserved];

(nn)     any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement, to the extent that such encumbrance or restriction does not secure Indebtedness;

(oo)     Liens on property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement;

(pp)     easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations and assessment district or similar Liens in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities, quasi-governmental entities or utilities and other similar charges or encumbrances incurred in the ordinary course of business and which do not, in the aggregate, materially interfere with the ordinary course of business of Holdings and its Subsidiaries;

(qq)     Liens on the Collateral and other assets not constituting Collateral pursuant to clause (a) of the definition of “Excluded Property” securing Indebtedness (including Refinancing Indebtedness) of the Borrower or any other Loan Party incurred under Credit Facilities that constitute revolving credit loans, term loans, letters of credit or similar lines of credit in an aggregate amount at any time outstanding (together with the principal amounts then outstanding under this Agreement and any refinancing, replacement or renewal thereof that constitutes Secured Indebtedness which is not permitted by and incurred under another clause of this definition of “Permitted Liens” (other than clauses (s) and (w)) not to exceed the greater of (i) $125.0 million and (ii) 4.0% of Consolidated Tangible Assets at any one time outstanding measured at the time of the incurrence; provided that (i) any Indebtedness incurred to refund, refinance or extend (including Refinancing Indebtedness) Indebtedness secured by Liens pursuant to this clause (qq) shall be permitted to be secured by Liens pursuant to this clause (qq) notwithstanding that at the time of incurrence thereof, such Indebtedness may exceed the amount of Indebtedness that would then be permitted to be secured under this clause (qq) due to a diminution in the amount of Consolidated Tangible Assets and (ii) the Liens under this clause (qq) securing (x) Indebtedness which is not Refinancing Indebtedness in respect of, or Indebtedness otherwise serving to renew, extend, refinance or replace, Secured Indebtedness outstanding on the Effective Date or the Loans outstanding on the Closing Date shall rank junior to the Liens securing the Loans and (y) any Refinancing Indebtedness in respect of, or Indebtedness otherwise serving to renew, extend, refinance or replace, Secured Indebtedness outstanding on the Effective Date or the Loans outstanding on the Closing Date shall have the same or junior priority as the initial Liens; and

(rr)     Liens securing obligations not to exceed $25.0 million at any one time outstanding, provided that any Liens on the Collateral incurred under this clause (rr) securing Indebtedness incurred after the Closing Date shall rank junior to the Liens securing the Loans.

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

“Permitted Warrant” means any call option on, warrant or right to purchase (or substantively equivalent derivative transaction) Holdings’ Capital Stock sold by Holdings, the Borrower or any Restricted Subsidiary substantially concurrently with any purchase by Holdings, the Borrower or any Restricted Subsidiary of a related Permitted Bond Hedge.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge” has the meaning specified in Section 9.07(i).

“Pledgee” has the meaning specified in Section 9.07(i).

“Pledge Agreement” means the Pledge Agreement among the Borrower, the other Grantors named therein and the Administrative Agent, dated as of the Closing Date.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Prepayment Notice” has the meaning specified in Section 2.03(a)(i), which shall be substantially in the form of Exhibit A-2.

“Prepayment Premium” has the meaning specified in Section 2.03(a)(i).

“Prime Rate” means the rate of interest per annum reported as the “prime rate” in the money rate column of the “Wall Street Journal” (or any other publication selected by the Administrative Agent) on the date of determination.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Commitments of such Lender under the applicable Facility or Facilities or the Outstanding Amount of such Lender’s Term Loans under such Facility at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities or the aggregate Outstanding Amount of all Term Loans under such Facility at such time.

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

“Public Filings” means Holding’s annual report on Form 10-K for the fiscal year ended October 31, 2015, each subsequently filed quarterly report on Form 10-Q and current report on Form 8-K (other than Items 2.02 and 7.01) and all other documents filed by Holdings with the Securities and Exchange Commission since November 1, 2015 under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act on or prior to the Closing Date (other than Items 2.02 and 7.01 of a Form 8-K).

“Purchase Money Indebtedness” means Indebtedness of Holdings, the Borrower or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of design, installation, construction, lease or improvement, of any property to be used in the business of Holdings, the Borrower and the Restricted Subsidiaries; provided, however, that (a) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs) and (b) such Indebtedness shall be incurred no later than 365 days after the acquisition of such property or completion of such design, installation, construction, lease or improvement.

“Purchasing Borrower Party” means Holdings or any subsidiary of Holdings.

“Qualified Stock” means Capital Stock of Holdings other than Disqualified Stock.

“Rating Agency” means a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by Holdings (as certified by a resolution of the Board of Directors of Holdings) which shall be substituted for S&P or Moody’s, or both, as the case may be.

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and the sale of homes and related real estate activities, including the provision of mortgage financing or title insurance.

“Refinance” has the meaning specified in Section 2.14.

“Refinancing Effective Date” has the meaning specified in Section 2.14.

“Refinancing Indebtedness” means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of Holdings, the Borrower or any Restricted Subsidiary (other than Non-Recourse Indebtedness and Permitted Indebtedness described under clauses (d) through (f), (h) through (j), (l), and (n) through (t) of the definition thereof), but only to the extent that:

(a)     the Refinancing Indebtedness is subordinated, if at all, to the Loans or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

(b)     the Refinancing Indebtedness (i) in respect of Permitted Indebtedness under clause (g) of the definition thereof and Permitted Indebtedness described under (2) and (3) of the proviso to clause (k)(B) of the definition thereof is scheduled to mature either (x) no earlier than the Indebtedness being refunded, refinanced or extended or (y) after the maturity date of the Loans and (ii) in respect of all other Indebtedness, is scheduled to mature no earlier than January 15, 2021,

(c)     the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Loans has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Loans, and

(d)     such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (plus all accrued interest thereon and the amount of any premiums (including tender premiums) and fees, costs and expenses incurred in connection with the refinancing thereof);

provided, that for purposes of determining the principal amount outstanding under clauses (b), (g), (k) and (t) of “Permitted Indebtedness” and clauses (i), (qq) and (rr) of “Permitted Liens,” the principal amount referred to in such clauses shall be calculated excluding any principal amount that was incurred in respect of amounts set forth in the parenthetical in clause (d) of this definition and such principal amount shall nonetheless be permitted under such clauses.

“Refinancing Term Lender” has the meaning specified in Section 2.14(v)(i).

“Refinancing Term Loan Amendment” has the meaning specified in Section 2.14(vii).

“Refinancing Term Loan Facility” means a facility providing for the Borrowing of Refinancing Term Loans.

“Refinancing Term Loan Series” has the meaning specified in Section 2.14(vi).

“Refinancing Term Loans” has the meaning specified in Section 2.14.

“Register” has the meaning specified in Section 9.07(c).

“Related Indemnitee” has the meaning specified in Section 9.05.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any structure or facility.

“repayment” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio”.

“Representatives” has the meaning specified in Section 9.08.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the Total Outstandings; provided that the unused Term Commitment and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, executive vice president, vice president, chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller or other similar officer of a Loan Party or, in the case of any Foreign Subsidiary, any duly appointed authorized signatory or any director or managing member of such Person and, as to any document delivered on the Closing Date, any secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” means any of the following:

(a)     the declaration or payment of any dividend or any other distribution on Capital Stock of Holdings, the Borrower or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Holdings, the Borrower or any Restricted Subsidiary (other than (i) dividends or distributions payable solely in Qualified Stock and (ii) in the case of the Borrower or Restricted Subsidiaries, dividends or distributions payable to Holdings, the Borrower or a Restricted Subsidiary);

(b)     the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Holdings, the Borrower or any Restricted Subsidiary (other than a payment made to Holdings, the Borrower or any Restricted Subsidiary);

(c)     any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of Holdings as an Unrestricted Subsidiary); and

(d)     the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other principal installment payment, of any Subordinated Indebtedness (other than (i) Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness” or (ii) the purchase, repurchase, redemption, defeasance, or other acquisition or retirement of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, amortization or principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement).

“Restricted Subsidiary” means any Subsidiary of Holdings which is not an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Revolving Credit Facility” means the revolving credit facility under the Credit Agreement, dated as of June 7, 2013, among the Borrower, Holdings, the other guarantors party thereto, and the lender party thereto, as amended by the Credit Agreement First Amendment, dated as of June 11, 2013, the Credit Agreement Second Amendment, dated as of June 18, 2013, the Credit Agreement Third Amendment, dated as of June 27, 2013 and the Credit Agreement Fourth Amendment, dated as of July 10, 2013 and as further amended, restated, supplemented or otherwise modified from time to time hereafter, including any such amendment, restatement or other modification that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (to the extent that such increase in borrowings is permitted under Section 6.03 hereof) or adds Holdings, the Borrower or Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctioned Country” has the meaning specified in Section 5.20.

“Sanctions” has the meaning specified in Section 5.20.

“Second Lien Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of the Closing Date, among the Borrower, Holdings, the guarantors party thereto, the New Second Lien Notes Collateral Agent, the Existing Second Lien Collateral Agent and the Joint Second Lien Collateral Agent.

“Second-Priority Lien Obligations” means (1) the New Second Lien Notes and the New Second Lien Notes Guarantees thereof, (2) the Existing Second Lien Notes and the Existing Second Lien Guarantees thereof and (3) all other Indebtedness secured by Liens on the Collateral that are equal in priority to the Liens on the Collateral securing the New Second Lien Notes and the Existing Second Lien Notes, and, in each case, all Obligations in respect thereof.

“Secured Parties” means, collectively, the Administrative Agent, the Mortgage Tax Collateral Agent, the Lenders, the Supplemental Administrative Agent, if any, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.05.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement among the Borrower, the other Grantors named therein and the Administrative Agent, dated as of the Closing Date.

“Segregated Account” means one or more segregated accounts pledged under the Collateral Documents that is under the control of the Administrative Agent or the Joint Second Lien Collateral Agent, subject to the Intercreditor Agreement.

“Significant Subsidiary” means any Subsidiary of Holdings which would constitute a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Effective Date.

“Subordinated Indebtedness” means Indebtedness subordinated in right of payment to the Loans pursuant to a written agreement.

“Subsidiary” of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

“Subsidiary Guarantor” has the meaning specified in the introductory paragraph to this Agreement. Each Subsidiary Guarantor as of the date hereof is listed on Schedule 10.01 hereto.

“Successor” has the meaning specified in Section 6.11(i).

“Supplemental Administrative Agent” has the meaning specified in Section 8.10 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer” has the meaning specified in the definition of “Tender Offer and Consent Solicitation.”

“Tender Offer and Consent Solicitation” means the Borrower’s offer to purchase for cash (the “Tender Offer”) any and all of the January 2017 Notes, as well as the related consent solicitation (the “Consent Solicitation”) to amend the January 2017 Notes Indenture, each subject to the terms and conditions set forth in the offer to purchase and consent solicitation statement (the “Offer to Purchase Statement”), to be dated on or about the Effective Date, and the related letter of transmittal and consent.

“Term Commitment” means an Initial Term Commitment, a commitment in respect of Refinancing Term Loans or a commitment in respect of Extended Term Loans.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan Facility” means the Initial Term Loan Facility, each Refinancing Term Loan Facility and each Extended Term Loan Facility.

“Term Loans” means Initial Term Loans, Refinancing Term Loans and Extended Term Loans.

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Initial Term Loans made by such Initial Term Lenders.

“Termination Date” has the meaning specified in Section 8.08(a).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“tranche” shall have the meaning specified in Section 2.13(a).

“Transaction Date” has the meaning specified in the definition of “Consolidated Fixed Charge Coverage Ratio”.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unentitled Land” means land owned by the Borrower or a Loan Party which has not been granted preliminary approvals ((a) in New Jersey, as defined in the Municipal Land Use Law (N.J.S.A. 40:55D-1 et seq.) and (b) for states other than New Jersey, a point in time equivalent thereto) for residential development.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to the creation or perfection of a security interest in any item or items of Collateral.

“United States” and “US” mean the United States of America.

“Units” means the 6.00% Exchangeable Note Units of the Borrower and Holdings issued on October 2, 2012 composed of a senior unsecured exchangeable note of the Borrower and guaranteed by the applicable guarantors thereof and a senior unsecured amortizing note of the Borrower and guaranteed by the applicable guarantors thereof.

“Unrestricted Subsidiary” means any Subsidiary of Holdings so designated by a resolution adopted by the Board of Directors of Holdings or a duly authorized committee thereof as provided below; provided, that the holders of Indebtedness thereof do not have direct or indirect recourse against Holdings, the Borrower or any Restricted Subsidiary, and neither Holdings, the Borrower nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment or Permitted Investment permitted by this Agreement, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of Holdings, the Borrower or a Restricted Subsidiary. As of the Effective Date, the Unrestricted Subsidiaries were the Subsidiaries of Holdings named in Schedule 1.01 hereto.

Subject to the foregoing, the Board of Directors of Holdings or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that (a) the net amount (the “Designation Amount”) then outstanding of all previous Investments by Holdings and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 6.04 hereof to the extent provided therein, (b) Holdings must be permitted under Section 6.04 hereof or pursuant to the definition of “Permitted Investment” to make the Restricted Payment deemed to have been made pursuant to clause (a) of this paragraph, and (c) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person’s merger with Holdings or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by Holdings or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

The Board of Directors of Holdings or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (a) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under Section 6.03 hereof and (b) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, (i) Holdings and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under Section 6.03(a) hereof or (ii) the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to such redesignation or the ratio of Indebtedness of Holding and the Restricted Subsidiaries to Consolidated Tangible Net Worth of Holdings would be equal to or less than the ratio immediately prior to such redesignation. Any such designation or redesignation by the Board of Directors of Holdings or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of Holdings or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member’s interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of Holdings of which more than 95% of the equity interest is held by Holdings or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

“US Person” means any Person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Tax Certificate” has the meaning set forth in Section 3.01(f)(ii)(B)(3).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the sum of all such payments described in clause (a)(i) of this definition.

“Withholding Agent” means any Loan Party, the Administrative Agent and, for U.S. federal income tax purposes only, any other withholding agent.

Section 1.02     Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided:

(a)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b)     “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Article or other subdivision;

(c)     all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Agreement unless otherwise indicated;

(d)     references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(e)     in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Borrower may classify such transaction as it, in its sole discretion, determines.

Section 1.03     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable).

Section 1.04     Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

Article II

THE COMMITMENTS AND BORROWINGS

Section 2.01     The Loans. Subject to the terms and conditions set forth herein, each Initial Term Lender agrees to make loans on the Closing Date to the Borrower (each, an “Initial Term Loan” and, collectively, the “Initial Term Loans”) in an amount denominated in Dollars equal to such Initial Term Lender’s Initial Term Commitment. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Section 2.02     Borrowings, Conversions and Continuations of Loans.

(a)     Each Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable delivery to the Administrative Agent of a Loan Notice (which may be given by telephone as provided below), appropriately completed and signed by a Responsible Officer of the Borrower. Each such notice must be received by the Administrative Agent (i) not later than 11:00 a.m. three (3) Business Days (or such shorter time period as agreed to by the Initial Term Lenders) prior to the requested date of any Borrowing of Eurodollar Rate Loans, continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans or (ii) not later than 12:00 p.m. (noon) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each telephonic notice delivered pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing of Term Loans, a conversion of Term Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans are to be converted, and (v) the account of the Borrower to be credited with the proceeds of such Borrowing. If the Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Eurodollar Rate Loans with an Interest Period of one (1) month. Any such automatic conversion shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.

(b)     Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. (with respect to Eurodollar Rate Loans) or 2:00 p.m. (with respect to Base Rate Loans) on the Business Day specified in the applicable Loan Notice. Subject to the terms and conditions hereof, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to the Administrative Agent by the Borrower.

(c)     A Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Required Lenders, upon written notice to the Borrower and the Administrative Agent, may require that no Loans may be converted to or continued as Eurodollar Rate Loans.

(d)     The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Appropriate Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the determination of such change.

(e)     After giving effect to all Borrowings, all conversions of Loans from one Type to the other and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect.

(f)     The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03     Prepayments.

(a)     (i)     The Borrower will not be permitted to voluntarily prepay all or any portion of the Initial Term Loans prior to the second anniversary of the Closing Date (such two year period, the “Non-Call Period”). The Borrower may, at its option, upon notice to the Administrative Agent (a “Prepayment Notice”), at any time from and after the second anniversary of the Closing Date, voluntarily prepay the principal outstanding amount of the Initial Term Loans made to the Borrower, in whole or in part, plus (a) all accrued and unpaid interest on the principal amount to be prepaid to, but excluding the date of, prepayment and, in the case of a prepayment of a Eurodollar Rate Loan, together with any additional amounts required pursuant to Section 3.05 and (b) in the case of a prepayment made after the second anniversary of the Closing Date but prior to February 1, 2019, a premium (the “Prepayment Premium”) in an amount equal to 1.0% of the aggregate principal amount of the Term Loans so prepaid (it being understood that, any prepayment of the Term Loans made on or after the date that is six (6) months prior to the Maturity Date shall be without any Prepayment Premium); provided, that (1) such notice must be received by the Administrative Agent not later than 12:00 p.m., (x) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (y) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Term Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. The Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment of the Loans pursuant to this Section 2.03(a) shall be applied among the Facilities in such amounts as the relevant Borrower may direct in its sole discretion (and absent such direction, pro rata among the Term Loan Facilities and in direct order of maturity). Each prepayment made by any Borrower in respect of a particular Facility shall be paid to the Administrative Agent for the account of (and to be promptly disbursed to) the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii)     Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.03(a)(i) if such prepayment would have resulted from (A) a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed or (B) the refinancing of all or a portion of the Facilities pursuant to a Permitted Refinancing, which refinancing shall not be consummated or shall otherwise be delayed. Notices of prepayment may, at the Borrower’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, another offering or another transaction or event.

(iii)     In the event and on each occasion that Holdings, the Borrower or any Restricted Subsidiary makes an Asset Disposition which results in the realization or receipt of Net Cash Proceeds (other than the Net Cash Proceeds in connection with Land Banking Transactions constituting Asset Dispositions which shall be applied in accordance with Section 2.03(a)(vii) below), such Net Cash Proceeds of an Asset Disposition shall, subject to Section 2.03(c) below, within one year, at Holding’s election:

(A)     be used pursuant to Section 2.03(a)(vi),

(B)     be used to permanently prepay or permanently repay any (i) Indebtedness which had been secured by the assets sold in the relevant Asset Disposition, to the extent the assets sold were not Collateral, or (ii) Indebtedness of a Restricted Subsidiary that is not a Guarantor, to the extent the assets sold were not Collateral, or

(C)     be used to permanently prepay or permanently repay, subject to Section 2.03(b)(iii), the Term Loans, and, if Holdings or a Restricted Subsidiary elects or is required to do so, to repay, purchase or redeem the First Lien Notes and, if Holdings or a Restricted Subsidiary elects or is required to do so and the assets disposed of were not Collateral, repay, purchase or redeem any unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase, or redemption is less than the aggregate amount of (x) the aggregate principal amount of Loans held by the Term Loans Lenders who have not provided a Rejection Notice pursuant to Section 2.03(b)(iii), (y) the lesser of the principal amount, or accreted value, of First Lien Notes tendered or to be repaid, redeemed, or repurchased and (z) the lesser of the principal amount, or accreted value, of such unsubordinated Indebtedness tendered or to be repaid, repurchased or redeemed, plus, in each case, accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase, repayment or redemption;

provided that pending any such application under this Section 2.03(a)(iii), Net Cash Proceeds may be used to temporarily reduce Indebtedness or otherwise be invested in any manner not prohibited by this Agreement.

(iv)     In the event and on each occasion that a Casualty Event occurs, which results in the realization or receipt of Net Cash Proceeds, such Net Cash Proceeds of a Casualty Event shall, within one year, at Holding’s election:

(A)     be used pursuant to Section 2.03(a)(vi),

(B)     be used to permanently prepay or permanently repay any (i) Indebtedness which had been secured by the assets that are the subject of such Casualty Event, to the extent the such assets were not Collateral, or (ii) Indebtedness of a Restricted Subsidiary that is not a Guarantor, to the extent such assets were not Collateral, or

(C)     be used to permanently prepay or permanently repay, subject to Section 2.03(b)(iii), the Term Loans, and, if Holdings or a Restricted Subsidiary elects or is required to do so, to repay, purchase or redeem the First Lien Notes and, if Holdings or a Restricted Subsidiary elects or is required to do so and the assets that are the subject of such Casualty Event were not Collateral, repay, purchase or redeem any unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase, or redemption is less than the aggregate amount of (x) the aggregate principal amount of Loans held by the Term Loans Lenders who have not provided a Rejection Notice pursuant to Section 2.03(b)(iii), (y) the lesser of the principal amount, or accreted value, of First Lien Notes tendered or to be repaid, redeemed, or repurchased and (z) the lesser of the principal amount, or accreted value, of such unsubordinated Indebtedness tendered or to be repaid, repurchased or redeemed, plus, in each case, accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase, repayment or redemption;

provided that pending any such application under this Section 2.03(a)(iv), Net Cash Proceeds may be used to temporarily reduce Indebtedness or otherwise be invested in any manner not prohibited by this Agreement.

(v)     In the event and on each occasion that any Other Prepayment Event occurs, which results in the realization or receipt of Net Cash Proceeds, the Borrower shall prepay, or cause to be prepaid, subject to Section 2.03(b)(iii), on or prior to the date which is ten (10) Business Days after the date of realization or receipt of such Net Cash Proceeds, an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds realized or received.

(vi)     With respect to any Net Cash Proceeds realized or received with respect to any Asset Disposition or any Casualty Event, the Borrower or any of the Restricted Subsidiaries may, at its option, reinvest the Net Cash Proceeds from such event (or a portion thereof) within 12 months after receipt of such Net Cash Proceeds in assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following investment therein) used or useful in a Real Estate Business (provided that, to the extent the assets that were the subject of such Asset Disposition or Casualty Event were Collateral, such reinvested assets are pledged as Collateral under the Collateral Documents with the Lien on such Collateral securing the Loans being of the same priority with respect to the Loans as the Liens on the assets disposed of).

(vii)     The Net Cash Proceeds of Land Banking Transactions constituting Asset Dispositions shall, within 60 days, be used to permanently prepay or permanently repay, subject to Section 2.03(b)(iii), the Term Loans, and if Holdings or a Restricted Subsidiary elects or is required to do so, to repay, purchase or redeem the First Lien Notes (on a pro rata basis if the amount available for such repayment, purchase, redemption is less than the aggregate amount of (x) the aggregate principal amount of Loans held by the Term Loans Lenders who have not provided a Rejection Notice pursuant to Section 2.03(b)(iii), and (y) the lesser of the principal amount, or accreted value, of First Lien Notes tendered or to be repaid, redeemed, or repurchased) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase, repayment or redemption.

(b)     Application and Funding Losses.

(i)     Application of Prepayments. All prepayments pursuant to Section 2.05(a)(i) and Section 2.03(a) shall be applied to prepay the Term Loans among the various Classes thereof on a ratable basis (in accordance with the aggregate outstanding principal amount of the Term Loans of each such Class), applied to each such Class of Term Loans to reduce the remaining scheduled amortization payments (if any) in direct order of maturity, unless otherwise agreed among the Borrower and the lenders providing Extended Term Loans in accordance with Section 2.13 (it being understood that, in any case, the Initial Term Loans shall not be allocated any less than such Class’s pro rata share of such prepayment). Unless otherwise provided herein, each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares.

(ii)     Funding Losses, Etc. All prepayments under this Section 2.03 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.

(iii)     Declined Proceeds. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayments of Loans required to be made pursuant to Section 2.03(a)(iii), (iv), (v), and (vii) no less than ten (10) Business Days before the date of such mandatory prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of each Lender’s Pro Rata Share, or other applicable share provided for under this Agreement. Each Lender may reject all or a portion of its Pro Rata Share, or other applicable share provided for under this Agreement, of such mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Loans, by providing written notice to the Administrative Agent (a “Rejection Notice”) no later than 5:00 p.m., New York time, five (5) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. A Rejection Notice from a Lender shall specify the principal amount of the mandatory repayment of Loans to be declined by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, or the Rejection Notice fails to specify the principal amount of the Loans to be declined, it will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans.

(iv)     Any Declined Proceeds may be used by Holdings, the Borrower and the Subsidiaries for general corporate purposes (including, for the avoidance of doubt, the repayment or repurchase of Indebtedness), subject to the other covenants hereunder.

(c)     Threshold. Notwithstanding the foregoing, and other than with respect to Net Cash Proceeds in connection with Land Banking Transactions constituting Asset Dispositions which shall be applied in accordance with Section 2.03(a)(vii) above, the Borrower will not be required to make a prepayment from such Net Cash Proceeds in accordance with Section 2.03(a)(iii) except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this Section 2.03 and as to which no prior prepayments or repayments shall have been made, exceed $25.0 million.

Section 2.04     Termination of Commitments.

(a)     Mandatory. The Initial Term Commitment of the Initial Term Lenders shall be automatically and permanently reduced to $0 at 5:30 pm on the Closing Date upon the funding of the Initial Term Loans.

(b)     Closing Date. If the Commitment Termination Date occurs, the Initial Term Commitments shall immediately and automatically terminate.

Section 2.05     Repayment of Loans.

Payment at Maturity. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan on the Maturity Date of the applicable Term Loan Facility in an amount equal to the aggregate principal amount of all Term Loans of such Class outstanding on such date.

Section 2.06     Interest.

(a)     Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)     While any Event of Default set forth in Sections 7.01(i) or (ii) (as applicable) exists with respect to the payment of any principal, interest or fees, the Borrower shall pay interest on all such overdue amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.07     Fees.

The Borrower shall pay or cause to be paid to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.08     Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.09     Evidence of Indebtedness.

(a)     The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent in accordance with Section 9.07(c), acting as a non-fiduciary agent solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loan Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register in respect of such matters, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)     Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.09(a), and by each Lender in its account or accounts pursuant to Section 2.09(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.10     Payments Generally.

(a)     Except as otherwise required by applicable Law, all payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than noon, 12:00 p.m., on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after noon, 12:00 p.m., shall be deemed received on the next succeeding Business Day in the Administrative Agent’s sole discretion and any applicable interest or fee shall continue to accrue to the extent applicable.

(b)     Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)     if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the applicable Federal Funds Rate from time to time in effect; and

(ii)     if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Term Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any Default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.10(b) shall be conclusive, absent manifest error.

(c)     If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)     The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(e)     Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)     Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in clauses First through Last of Section 7.03. If the Administrative Agent receives funds for application to the Loan Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Loan Obligations then owing to such Lender.

Section 2.11     Sharing of Payments. If any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise, and other than (x) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant or (y) as otherwise expressly provided elsewhere herein, including, without limitation, as provided in or contemplated by Section 2.13, Section 2.14 or Section 9.01) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them (and notify the Administrative Agent of such purchase); provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 9.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 9.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records and maintain entries in the Register (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.11 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.11 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Loan Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Loan Obligations purchased.

Section 2.12     [Reserved].

Section 2.13     Extensions of Term Loans.

(a)     Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any Class of Term Loans with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of such Term Loans) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Lender’s Term Loans and otherwise modify the terms of such Term Loans, subject to the provisions below, pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the fees (other than fees on undrawn amounts) payable in respect of such Term Loans (and related outstandings) (each, an “Extension”, and each group of Term Loans, in each case as so extended, as well as the original Initial Term Loans (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted), so long as the following terms are satisfied:

(i)     no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders or at the time of the effectiveness of the Extension;

(ii)     except as to interest rates, fees, amortization, final Maturity Date, premium, required prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iii), (iv) and (v), be determined between the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer;

(iii)     the final Maturity Date of any Extended Term Loans shall be no earlier than the later of (A) January 15, 2021 and (B) Latest Maturity Date of the Term Loans extended thereby;

(iv)     the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans extended thereby;

(v)     any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(vi)     if the aggregate principal amount of Term Loans (calculated on the face amount thereof), in respect of which Term Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders have accepted such Extension Offer;

(vii)     all documentation in respect of such Extension shall be consistent with the foregoing, and the covenants and events of default applicable to any Extended Term Loans shall be substantially identical to, or, taken as a whole, no more favorable to the Lenders providing such Extended Term Loans than those applicable to the Term Loans subject to such Extension Offer;

(viii)     the Extended Term Loans are not secured by any assets or property that does not constitute Collateral, and are not guaranteed by any Subsidiary of Holdings that is not a Subsidiary Guarantor; and

(ix)     any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(b)     With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute payments or prepayments for purposes of Section 2.03 and (ii) shall be in an integral multiple of $1.0 million and in an aggregate principal amount that is not less than $10.0 million, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower, but not less than $10.0 million) of Term Loans of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer (which shall be consistent with the foregoing provisions of this Section 2.13)) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.03, 2.11 and 9.01) or any other Loan Document that may otherwise prohibit or conflict with any such Extension or any other transaction contemplated by this Section.

(c)     No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Loan Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section.

(d)     In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the Facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.13.

Section 2.14     Refinancing Facilities. (a) The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more additional Classes of term loans under this Agreement (“Refinancing Term Loans”), which refinance, renew, replace, defease or refund (collectively, “Refinance”), in whole or in part, one or more Classes of Term Loans under this Agreement; provided, that such Refinancing Term Loans may not be in an amount greater than the Term Loans being Refinanced plus unpaid accrued interest, fees, expenses and premium (if any) thereon and underwriting discounts, fees, commissions and expenses incurred in connection with the Refinancing Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i)     the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being Refinanced and the Refinancing Term Loans shall not have a final maturity before the later of (A) January 15, 2021 and (B) the Maturity Date of the Term Loans being Refinanced;

(ii)     the Refinancing Term Loans shall have terms and conditions agreed to by the Borrower and the lenders providing such Refinancing Term Loans, but shall be substantially the same as (or, taken as a whole, no more favorable to, the lenders providing such Refinancing Term Loans than) those applicable to the then outstanding Term Loans, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date;

(iii)     the proceeds of any Refinancing Term Loans shall be applied substantially concurrently with the incurrence thereof to the pro rata prepayment of the Class or Classes of Term Loans being Refinanced hereunder;

(iv)     the Refinancing Term Loan Amendment shall set forth the principal installment payment dates of the Refinancing Term Loans, which dates may be delayed to later dates than the corresponding scheduled principal installment payment dates of the Term Loans being refinanced;

(v)     the Loan Parties and the Administrative Agent shall (i) enter into such amendments to the Collateral Documents as may be reasonably requested by the Lenders providing the Refinancing Term Loans (which shall not require any consent from any Lender) in order to ensure that the Refinancing Term Loans are provided with the benefit of the applicable Collateral Documents on a pari passu basis with the other Loan Obligations and (ii) deliver such other documents and certificates as may be reasonably requested by the Administrative Agent;

(vi)     the Refinancing Term Loans will be unsecured or will rank pari passu or junior in respect of Collateral with the other Loans hereunder; and

(vii)     (1) no Refinancing Term Loans shall be made with respect to the Initial Term Loans during the Non-Call Period without the consent of the Initial Lender with respect to such Initial Term Loans, (2) with respect to any Refinancing Term Loans made from and after the end of the Non-Call Period, but prior to February 1, 2019, a premium in an amount equal to 1.0% of the aggregate principal amount of the Initial Term Loans being Refinanced shall be paid to the Lenders holding such Initial Term Loans.

(b)     The Borrower may approach any Lender or any other Person that would be an Eligible Assignee to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Lender”); provided any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a series (a “Refinancing Term Loan Series”) of Refinancing Term Loans for all purposes of this Agreement and the selection of Refinancing Term Lenders shall be subject to any consent that would be required pursuant to Section 9.07(b) hereof; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment, be designated as an increase in any previously established Refinancing Term Loan Series of Refinancing Term Loans made to the Borrower.

(c)     The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among Holdings, the Borrower and the Refinancing Term Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”) which shall be consistent with the provisions set forth in paragraph (i) above. Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Administrative Agent, the Loan Parties party thereto and the other parties hereto. Upon receipt of an Officer’s Certificate certifying that such Refinancing Term Loan Amendment is permitted under the Loan Documents, the Administrative Agent shall be permitted, and is hereby authorized, to enter into such amendments with the Borrower to effect the foregoing. Any Refinancing Term Loan made by a Term Lender pursuant to a Refinancing Term Loan Amendment shall be deemed a “Term Loan” for all purposes of this Agreement and each Lender with a Refinancing Term Loan shall become a Lender with respect to such Refinancing Term Loans and all matters relating thereto. Notwithstanding anything to the contrary herein, at no time shall there be Term Loans (including Refinancing Term Loans and Extended Term Loans) which have more than five different scheduled final maturity dates or shall there be more than five different “Term Loan Facilities”.

Section 2.15     Defaulting Lenders.

(a)     Reallocation of Defaulting Lender Commitment, Etc. If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to such Defaulting Lender:

(i)     any amount paid by the Borrower for the account of a Defaulting Lender that was or is a Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest-bearing account until (subject to Section 2.15(c)) the Termination Date and will be applied by the Administrative Agent, to the fullest extent permitted by Law, to the making of payments from time to time in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to satisfy the obligations, if any, of such Term Lender to make Term Loans to the Borrower; third, to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders that are Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; fourth, to the payment of fees then due and payable to the Non-Defaulting Lenders that are Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them; fifth, to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders that are Lenders; sixth, on the Termination Date, to the payment of any amounts owing to the Borrower as a result of a final judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, after the Termination Date, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(b)     Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.07 (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees).

(c)     Cure. If the Borrower determines that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Borrower will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.15(a)), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the total Term Commitments pursuant to Section 2.01 of the Term Lenders to be on a pro rata basis in accordance with their respective Term Commitments, whereupon such Term Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Term Commitments and Term Loans of each Term Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Article III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01     Taxes. (a)      Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Lender or Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)     Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)     Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)     Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Lender and each Agent, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Lender or such Agent or required to be withheld or deducted from a payment to such Lender or such Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Agent (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or other Agent, shall be conclusive absent manifest error.

(e)     Indemnification by the Lenders. Each Lender shall severally (but not jointly) indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)     Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)     Without limiting the generality of the foregoing,

(A)     any Lender that is a US Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)     any Non-US Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Non-US Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Non-US Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Non-US Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a US Tax Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide a US Tax Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)     any Non-US Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)     if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)     Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01, (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)     Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or Section 3.01(d) with respect to such Lender it will, if requested by the Borrower, use reasonable efforts to avoid the consequences of such event, including to designate another Lending Office for any Loan affected by such event or to assign its rights and obligations with respect to such Loan to another of its offices, branches or affiliates; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.01(h) shall affect or postpone any of the Loan Obligations of any Loan Party or Lender or the rights of the Lender or Loan Party pursuant to this Section 3.01.

(i)     Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)     Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

Section 3.02     Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower (with a copy to the Administrative Agent), any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03     Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (including, without limitation, by means of an Interpolated Rate), or if the Required Lenders reasonably determine that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent or the Required Lenders, as applicable, will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent or the Required Lenders, as applicable, revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

(a)     If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date such Lender becomes a party to this Agreement, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any increased costs or reduction in amount resulting from (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes or (D) reserve requirements contemplated by Section 3.04(c)), then from time to time upon written demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall, without duplication, pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)     If any Lender reasonably determines that the introduction of any Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the date such Lender becomes a party to this Agreement, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any Person controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and/or liquidity and such Lender’s desired return on capital), then from time to time upon written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)     The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Term Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Term Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d)     If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event or to assign its rights and obligations with respect to such Loan to another of its offices, branches or affiliates; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(d) shall affect or postpone any of the Loan Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), Section 3.04(b) or Section 3.04(c).

(e)     Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, are, in each case deemed to have been adopted and to have taken effect after the Effective Date.

Section 3.05     Funding Losses. Upon demand of any Lender from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)     any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)     any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of margin.

For purposes of calculating amounts payable by a Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded. A certificate of such Lender submitted to the Borrower and its Restricted Subsidiaries (with a copy to the Administrative Agent) with respect to any amounts owing under this Section 3.05 shall be conclusive absent manifest error.

Section 3.06     Matters Applicable to All Requests for Compensation.

(a)     Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)     With respect to any Lender’s claim for compensation under Section 3.01 or Section 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim and that such Lender has determined to request such compensation; provided that if the circumstance giving rise to such increased cost or reduction is retroactive, then such one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurodollar Rate Loans from one Interest Period to another, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)     If the obligation of any Lender to make or continue any Eurodollar Rate Loan from one Interest Period to another, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.02 or 3.03 hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02 or Section 3.03 hereof that gave rise to such conversion no longer exist:

(i)     to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)     all Loans that would otherwise be made or continued as Eurodollar Rate Loans from one Interest Period to another by such Lender shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d)     If any Lender gives notice to a Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02 or Section 3.03 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders of such Class of Loans are outstanding, such Lender’s Base Rate Loans of such Class of Loans shall be automatically converted irrespective of whether such conversion results in greater than six (6) Interest Periods being outstanding under this Agreement, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans of the applicable Class and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Term Commitments in respect of such Class.

Section 3.07     Replacement of Lenders Under Certain Circumstances.

(a)     If at any time (x) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01(a) or (d) or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.03, or (y) any Lender becomes a Defaulting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 9.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that (i) in the case of any such assignment resulting from a claim for compensation under Section 3.01(a) or (d) or Section 3.04, such assignment will result in a reduction in such compensation or payments thereafter, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued but unpaid interest thereon, accrued but unpaid fees, premium and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.

(b)     Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Term Commitment and outstanding Loans of the applicable Class (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid, and such Lender shall be deemed to have executed such Assignment and Assumption within one Business Day of a request that it do so in the event that it has failed to do so within such period, and such assignment shall be recorded in the Register. Pursuant to such Assignment and Assumption, (x) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Term Commitment and outstanding Loans of the applicable Class, (y) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (z) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04 and Section 9.05 (and bound by the obligations set forth in Section 9.08) with respect to facts and circumstances occurring prior to the effective date of such assignment.

(c)     Notwithstanding anything to the contrary contained above, the Lender that acts as the Administrative Agent may not be replaced in such capacity hereunder except in accordance with the terms of Section 8.06.

Section 3.08     Survival. The Borrower’s obligations under this Article 3 shall survive any assignment of rights by, or the replacement of, a Lender and the Termination Date.

Article IV

CONDITIONS PRECEDENT

Section 4.01     Conditions to Effectiveness. The effectiveness of this Agreement is subject solely to the Administrative Agent’s receipt of executed counterparts of this Agreement, in the form of an original, facsimile or electronic copy (followed promptly by originals), executed by each Lender and a Responsible Officer of each of the Borrower and Holdings. For the avoidance of doubt, any Default or Event of Default arising under this Agreement during the period between (and including) the Effective Date and the Closing Date shall be deemed to be a Default or Event of Default from such date as such Default or Event or Default occurs, until cured or waived, notwithstanding the fact that such date may occur prior to the Closing Date. It is understood and agreed that, for purposes of calculating the availability under any basket or ratio, or determining the availability of an exception to any covenant, agreement or provision, under this Agreement, such calculation or determination, as the case may be, shall take into account the effectiveness of this Agreement as of and from the Effective Date; provided, that, no action taken or omitted to be taken by the Borrower, Holdings or any of its Restricted Subsidiaries during the period between (and including) the Effective Date and the Closing Date shall give rise to a Default or Event of Default by virtue of this Section 4.01, so long as such action that is taken or omitted to be taken would not give rise to a Default or Event of Default had the “Closing Date” instead been the Effective Date.

Section 4.02     Conditions to Initial (Closing Date) Borrowing. The obligation of each Lender to make the Loans hereunder on the Closing Date is subject to the performance by the Borrower and the Guarantors of their respective covenants and other obligations hereunder and to the satisfaction of solely the following conditions precedent (or expressly waived in accordance with Section 9.01); provided that such date shall not be earlier than September 6, 2016; provided, further, that if the conditions have not been satisfied or waived in accordance with this Section 4.02, then each Lender as to which the conditions shall not have been met shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Lender may have by reason of such failure or such non-fulfillment:

(a)     The receipt by the Administrative Agent and the Initial Term Lenders of the following, each of which shall be in the form of an original, facsimile or electronic copy unless otherwise specified, and each executed by a Responsible Officer of the Borrower:

(i)     a Note executed by the Borrower in favor of each Lender requesting a Note at least two (2) Business Days prior to the Closing Date (the original to the Lender and a copy to the Administrative Agent), if any;

(ii)     executed counterparts of (A) (1) the First Lien Intercreditor Agreement substantially in the form of Exhibit F-1 hereto, (2) the Amended and Restated Intercreditor Agreement substantially in the form of Exhibit F-2 hereto, (3) the Amended and Restated Collateral Agency Agreement substantially in the form of Exhibit F-3 hereto, and (4) the other Collateral Documents required to be executed on the Closing Date and set forth on Schedule 4.02 hereto, duly executed by each of the parties thereto and (B) such evidence as the Administrative Agent and the Initial Term Lenders may reasonably require of the effectiveness of the security contemplated thereby and the perfection of the security interest created thereby (including, without limitation, the filing of UCC-1s or UCC-3s, as applicable, and delivery of certificated securities or other possessory collateral, but excluding the actions, perfections and filings set forth in Section 6.14(d) of this Agreement and recordations with the United States Patent and Trademark Office); and

(iii)     a certificate of the Borrower and each other Loan Party, dated the Closing Date and executed by the secretary or assistant secretary of the Borrower and each other Loan Party, respectively, in the form attached as Exhibit G-1 and G-2, respectively, hereto.

(b)     (i) a certificate signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit H-1 hereto, certifying as to the satisfaction of the conditions set forth in this Section 4.02(f), (i) and (j), (ii) a Perfection Certificate substantially in the form attached as Exhibit H-2 hereto and (iii) a Solvency Certificate in the form attached as Exhibit H-3.

(c)     The receipt by the Administrative Agent and the Initial Term Lenders of (i) a written opinion of Simpson Thacher & Bartlett LLP, special counsel for the Borrower and Holdings, dated as of the Closing Date and (ii) a written opinion of Michael Discafani, Vice President, Corporate Counsel and Secretary of the Borrower and Holdings, dated as of the Closing Date, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Initial Term Lenders.

(d)     To the extent requested by the Administrative Agent and/or the Initial Term Lenders not less than ten (10) Business Days prior to the Closing Date, the Administrative Agent and the Initial Term Lenders shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information reasonably requested with respect to the Loan Parties required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(e)     The Administrative Agent and Lenders shall have received a Request for Borrowing relating to the initial Borrowings in accordance with Section 2.02(a).

(f)     Substantially concurrently with the making of Loans on the Closing Date, (i) the Borrower shall have issued the New Second Lien Notes in an aggregate principal amount of $75,000,000 and (ii) the Borrower shall issue to the purchasers under the Exchange Agreement $75,000,000 aggregate principal amount of First Lien Exchange Notes in exchange for $75,000,000 aggregate principal amount of such purchasers’ Existing Second Lien Notes, in each case subject to the terms and conditions set forth in the Note Purchase Agreement and the Exchange Agreement, respectively.

(g)     The Borrower shall have obtained CUSIP and loan identification numbers for the Loans.

(h)     The Loans shall have been rated by Standard & Poor’s and by Moody’s Investors Service, Inc.

(i)     (A) All representations and warranties in the Loan Documents shall be true and correct in all material respects as of the Closing Date; provided that to the extent any such representations and warranties are qualified by “materiality,” “Material Adverse Effect” or similar language, such representations and warranties (after giving effect to any qualification therein) are true and correct in all respects as of the Closing Date; and (B) upon consummation of the transactions contemplated by the Loan Documents, the Note Purchase Agreement and the Exchange Agreement (and the application of the proceeds thereof), no Default or Event of Default shall have occurred.

(j)     Substantially concurrently with the borrowing of Initial Term Loans, either (i) the Tender Offer will have been consummated and the Borrower will have accepted for purchase, in each case on the terms of the Offer to Purchase Statement (subject to the right of the Purchasers (as defined in the Note Purchase Agreement) to consent to certain changes to such terms in accordance with Section 7.01 of the Note Purchase Agreement), all January 2017 Notes validly tendered and not withdrawn; provided that (x) at least 90% of the aggregate principal amount of the January 2017 Notes outstanding as of the date of this Agreement will have been accepted for purchase by the Borrower pursuant to the Tender Offer and (y) the Borrower shall have received the Required Consents (as defined in the Offer to Purchase Statement), or (ii) the Borrower will have otherwise purchased or irrevocably called for redemption, together with any January 2017 Notes accepted for purchase pursuant to the terms of the Tender Offer and Consent Solicitation (subject to the right of the Purchasers (as defined in the Note Purchase Agreement) to consent to certain changes to such terms in accordance with Section 7.01 of the Note Purchase Agreement), at least 90% of the aggregate principal amount of the January 2017 Notes outstanding as of the date of this Agreement, provided that either (i) the Borrower shall have received the Required Consents (as defined in the Offer to Purchase Statement) or (ii) the liens covenant contained in the January 2017 Notes Indenture shall permit the incurrence of the liens securing the New Second Lien Notes or shall no longer be operative.

(k)     The proceeds of Initial Term Loans under this Agreement, together with the proceeds from the sale of the New Second Lien Notes under the New Second Lien Notes Indenture, will be used on the Closing Date to pay all amounts due to holders of the January 2017 Notes in accordance with clause (j) of this Section 4.02 and the Borrower shall deposit any remaining proceeds on the Closing Date into the Segregated Account to be used by the Borrower solely to purchase or redeem (including through a satisfaction and discharge of the relevant indenture) its 2017 Notes, or as expressly agreed in writing in accordance with Section 9.01 between the Borrower, Holdings and the Lenders, any of the Borrower’s other Indebtedness.

For purposes of determining satisfaction of the conditions specified in this Section 4.02, by releasing its signature page hereto or to an Assignment and Assumption Agreement, the Administrative Agent and each Lender that has signed this Agreement or an Assignment and Assumption Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Article V

REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND THE BORROWER

The Borrower and Holdings jointly and severally, represent and warrant to, and agree with the Administrative Agent and each Lender, that as of the date hereof and as of the Closing Date:

Section 5.01     Good Standing of the Borrower, Holdings and its Subsidiaries. Each of the Borrower, Holdings and its subsidiaries has been duly incorporated or formed, as the case may be, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate power, or its equivalent in the case of a limited partnership or limited liability company, and authority to carry on its business as described in the Public Filings and to own, lease and operate its properties; and each is duly qualified and is in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of Holdings and its subsidiaries, taken as a whole, or their ability to perform their respective obligations under this Agreement, the Note Purchase Agreement and the Exchange Agreement (a “Material Adverse Effect”).

Section 5.02     Capital Stock. All outstanding shares of capital stock of the Borrower and Holdings have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights, except, for the avoidance of doubt, with respect to the Rights Plan of Holdings, as described in the Public Filings; all of the outstanding shares of capital stock of each of Holdings’ direct and indirect subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and such shares that are owned by Holdings are owned by Holdings, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature other than Liens securing obligations under (i) the Borrower’s First Lien Notes issued pursuant to the First Lien Notes Indenture, (ii) the Borrower’s Existing Second Lien Notes issued pursuant to the Existing Second Lien Indenture, (iii) the Borrower’s Existing Senior Secured New Group Notes issued pursuant to the Existing Senior Secured New Group Notes Indenture, and (iv) “Permitted Liens” as defined in this Agreement, the Existing Senior Secured New Group Notes Indenture, First Lien Notes Indenture, the First Lien Exchange Notes Indenture, the Existing Second Lien Notes Indenture and the New Second Lien Notes Indenture.

Section 5.03     Loan Documents. Each of the Loan Documents has been duly authorized by the Borrower and each other Loan Party thereto; when each Loan Document has been duly executed and delivered by the Borrower and each other Loan Party that is a party thereto, and, assuming that each Loan Document is a valid and binding obligation of the Administrative Agent, each Loan Document will be, a valid and binding agreement of the Borrower and each other Loan Party that is a party thereto, enforceable against the Borrower and each other Loan Party in accordance with its terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the applicable Collateral Documents, when duly executed and delivered, will create valid and perfected security interests or mortgage liens in the Collateral to which they relate, subject to no prior liens other than Permitted Liens.

Section 5.04     Absence of Further Requirements. The execution, delivery and performance of this Agreement and any other Loan Document by the Borrower and each of the Loan Parties, as applicable, compliance by the Borrower and each of the Loan Parties party thereto with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency except for the filing of any UCC-1s or UCC-3s, as applicable, the recording of any mortgages or deeds of trust, and any other filing or recording necessary to perfect the interest in the Collateral pursuant to the Collateral Documents.

Section 5.05     Title to Properties. Except as would not, singly or in the aggregate, have a Material Adverse Effect, each of the Borrower and the other Loan Parties has good and marketable title to or a valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all liens and encumbrances, except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

Section 5.06     Absence of Defaults and Conflicts Resulting from the Transactions. The execution, delivery and performance of the Loan Documents by the Borrower and each of the Loan Parties, as applicable, compliance by the Borrower and each of the Loan Parties with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or constitute a breach of any of the terms or provisions of the charter, by-laws or other organizational documents of the Borrower or any other Loan Party, (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Borrower or Holdings and its subsidiaries, taken as a whole, to which the Borrower or the Loan Parties is a party or by which the Borrower or the Loan Parties or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Borrower, Holdings or any of its subsidiaries or their respective property, (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Borrower, Holdings or any of its subsidiaries is a party or by which the Borrower, Holdings or any of its subsidiaries or their respective property is bound, other than as contemplated by the Loan Documents, the First Lien Exchange Notes Indenture and the collateral documents related thereto and the New Second Lien Notes Indenture and the collateral documents related thereto or (v) result in the termination, suspension or revocation of any Authorization (as defined in Section 5.09 hereof) of the Borrower, Holdings or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization, except in the case of clauses (iii), (iv) and (v), for such conflicts, breaches, defaults, liens, charges, encumbrances, impositions, terminations, suspensions or revocations that would not, singly or in the aggregate, have a Material Adverse Effect.

Section 5.07     Absence of Existing Defaults and Conflicts. None of the Borrower, Holdings or any of their direct or indirect subsidiaries is (i) in violation of its respective charter, by-laws and/or other applicable organizational documents, as the case may be, or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Borrower, or Holdings and its subsidiaries, taken as a whole, to which the Borrower, Holdings or any of its subsidiaries is a party or by which the Borrower, Holdings or any of its subsidiaries or their respective property is bound, except in the case of clause (ii) for such default that would not, singly or in the aggregate, have a Material Adverse Effect.

Section 5.08     Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Borrower, Holdings and each other Guarantor and is the legal, valid and binding obligation of the Borrower, Holdings and each other Guarantor, enforceable against the Borrower, Holdings and each other Guarantor in accordance with the terms hereof.

Section 5.09     Possession of Licenses and Permits. Except as disclosed in the Public Filings, each of the Borrower, Holdings and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Borrower, Holdings and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

Section 5.10     Environmental Laws and ERISA. Except as disclosed in the Public Filings, neither the Borrower, Holdings nor any of its subsidiaries has (i) violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), and, to the knowledge of the Borrower and Holdings, there are no pending or threatened liabilities relating to Environmental Laws or (ii) violated any provisions of ERISA, except, in each case, for such violations or liabilities, as the case may be, which, singly or in the aggregate, would not have a Material Adverse Effect.

Section 5.11     Insurance. Holdings, the Borrower and each of their subsidiaries maintain insurance covering their properties, assets, operations, personnel and businesses, and, in the good faith estimate of management, such insurance is of such type and in such amounts as is in accordance with customary industry practice in the locations where Holdings, the Borrower and each subsidiary conduct operations, taking into account the costs and availability of such insurance.

Section 5.12     Internal Control Over Financial Reporting. Holdings maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by Holdings’ principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; and Holdings’ internal control over financial reporting is effective in all material respects to perform the functions for which it was established and Holdings is not aware of any material weaknesses in its internal control over financial reporting.

Section 5.13     Disclosure Controls. Holdings maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

Section 5.14     Litigation. Except as disclosed in the Public Filings, there are no legal or governmental proceedings pending or, to the knowledge of the Borrower or Holdings, threatened to which the Borrower, Holdings or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

Section 5.15     Financial Statements. The historical financial statements, together with related notes, included in Holdings’ annual report on Form 10-K for the year ended October 31, 2015 and in Holdings’ quarterly reports for the quarterly periods ended January 31, 2016 and April 30, 2016 (collectively, the “Historical Financial Statements”), present fairly the consolidated financial position, results of operations and changes in financial position of Holdings and its subsidiaries, on the basis stated therein and at the respective dates or for the respective periods to which they apply; such Historical Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein.

Section 5.16     No Material Adverse Change in Business. Since April 30, 2016, except as set forth in any of the Public Filings (including future events or trends specifically identified in such Public Filings), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Borrower, or Holdings and its subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of Holdings or any of its subsidiaries and (iii) neither Holdings nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

Section 5.17     Investment Company Act. Each of the Borrower and the Loan Parties is not and, after giving effect to the Borrowing of Loans hereunder and the consummation of the transactions contemplated by the Loan Documents, the Exchange Agreement and the Note Purchase Agreement and the application of the net proceeds thereof, will not be, an “investment company,” as such term is defined in the Investment Company Act.

Section 5.18     Solvency. On the Closing Date, immediately after the consummation of the transactions contemplated by the Loan Documents, the Exchange Agreement and the Note Purchase Agreement (i) the present fair saleable value of the properties and assets of Holdings and its subsidiaries (on a consolidated basis) is not less than the total amount that would be required to pay the probable liability of Holdings and its subsidiaries (on a consolidated basis) on their total debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) Holdings and its subsidiaries (on a consolidated basis) are able to realize upon their properties and assets and generally pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) Holdings and its subsidiaries (on a consolidated basis) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature; and (iv) Holdings and its subsidiaries (on a consolidated basis) are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which Holdings and its subsidiaries are engaged. For purposes of this Section 5.18, the amount of any contingent liability shall be computed in accordance with GAAP.

Section 5.19     Regulations T, U, X. Neither the Borrower nor any Loan Party nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the borrowing of Loans to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

Section 5.20     Sanctions. (a) Neither the Borrower or Holdings and its subsidiaries, nor any director or officer thereof, nor, to the Borrower’s or Holdings’ knowledge, any employee, agent, affiliate or representative of the Borrower or Holdings and its subsidiaries, is a Person that is, or is owned or controlled by a Person that is: (A) the target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (“Sanctions”), nor (B) located, organized or resident in the Crimea Republic of Ukraine, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and

(b)     The Borrower will not, directly or indirectly, use the proceeds of Initial Term Loans and the sale of the New Second Lien Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of funding or facilitating any activities or business of or with any Person in any Sanctioned Country.

Section 5.21     Exchange Act. Holdings is subject to Section 13 or 15(d) of the Exchange Act and has filed all reports required to be filed by it thereunder since October 31, 2015.

Section 5.22     Tender Offer and Consent Solicitation. Attached hereto as Exhibit J is a true and correct copy of the Offer to Purchase Statement that will be used by the Borrower to commence the Tender Offer and Consent Solicitation.

Section 5.23     Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Borrower, Holdings and its Restricted Subsidiaries (a) have timely filed or cause to be filed all Tax returns and reports required to have been filed, and (b) have paid or caused to be paid all Taxes levied or imposed on their properties, income or assets (whether or not shown on a Tax return) that are due and payable, including in their capacity as tax withholding agents, except any Taxes that are being contested in good faith by appropriate proceedings, provided that Holdings, the Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP. There is no proposed Tax assessment, deficiency or other claim against Holdings, the Borrower or any Restricted Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Section 5.24     Compliance with Laws. Each of the Borrower, Holdings and its Restricted Subsidiaries is in compliance with all applicable laws, orders, writs, injunctions and orders, except to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Article VI

COVENANTS

Until the Termination Date, the Borrower and Holdings shall, and to the extent applicable, shall cause each Restricted Subsidiary to comply with the following covenants:

Section 6.01     Existence. Holdings and the Borrower shall each do or cause to be done all things necessary to preserve and keep in full force and effect their existence and the existence of each of the Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of Holdings, the Borrower and each Restricted Subsidiary; provided, that Holdings and the Borrower are not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of Holdings and its Restricted Subsidiaries taken as a whole; and provided, further, that this Section shall not prohibit any transaction otherwise permitted by Section 6.07 or Section 6.11.

Section 6.02     Payment of Taxes. Holdings shall pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent all material taxes, assessments and governmental charges levied or imposed upon Holdings or any Subsidiary or its income or profits or property, other than any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Section 6.03     Limitations on Indebtedness. (a) Holdings and the Borrower will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, become liable for or guarantee the payment of (collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness); provided that Holdings, the Borrower and any other Loan Party may incur any Indebtedness (including Acquired Indebtedness) if, after giving effect thereto and the application of the proceeds therefrom, either (i) the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 or (ii) the ratio of Indebtedness of Holdings and the Restricted Subsidiaries to Consolidated Tangible Net Worth of Holdings is less than 3.0 to 1.0.

(b)     Notwithstanding the foregoing, the provisions of this Agreement will not prevent the incurrence of:

(i)     Permitted Indebtedness,

(ii)     Refinancing Indebtedness,

(iii)     Non-Recourse Indebtedness,

(iv)     any Guarantee of Indebtedness represented by the Loans, the New Second Lien Notes and the First Lien Exchange Notes,

(v)     any guarantee of Indebtedness incurred under Credit Facilities in compliance with this Agreement, and

(vi)     any guarantee by the Borrower, Holdings or any other Loan Party of Indebtedness that is permitted to be incurred in compliance with this Agreement; provided that in the event such Indebtedness that is being guaranteed is subordinated in right of payment to the Loans or a Guarantee, as the case may be, then the related guarantee shall be subordinated in right of payment to the Loans or such Guarantee, as the case may be.

(c)     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through Section 6.03(a) or by meeting the criteria of one or more of the types of Indebtedness described in Section 6.03(b) (or the definitions of the terms used therein), Holdings, in its sole discretion,

(i)     may divide, classify or later reclassify the amount and type of such item of Indebtedness (or any portion thereof) under and comply with any of such paragraphs (or any of such definitions), as applicable,

(ii)     may divide, classify or later reclassify the amount and type of such item of Indebtedness (or any portion thereof) into more than one of such paragraphs (or definitions), as applicable, and

(iii)     may elect to comply with such paragraphs (or definitions), as applicable, in any order.

(d)     Holdings and the Borrower will not, and will not cause or permit any other Loan Party to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of Holdings or of such other Loan Party, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Loans or the Guarantee of such other Loan Party, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of Holdings or such other Loan Party, as the case may be.

(e)     Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section.

(f)     For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in another currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus all accrued interest thereon plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. Notwithstanding any other provision of this Section 6.03, the maximum amount of Indebtedness Holdings, the Borrower or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

(g)     The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(h)     For purposes of this Section 6.03 and the other provisions of this Agreement, (i) unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured, and (ii) senior Indebtedness shall not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

(i)     Holdings and the Borrower will not, and will not cause or permit any other Loan Party, directly or indirectly, to incur Indebtedness under Section 6.03(a) (other than Purchase Money Indebtedness) unless it is scheduled to mature no earlier than January 15, 2021.

(j)     For purposes of determining compliance with this covenant, (i) any Existing Unsecured Notes and any Units outstanding on the Effective Date shall be deemed to be incurred, at Holdings’ sole discretion, under clauses (b) or (k) of the definition of “Permitted Indebtedness” and (ii) all Indebtedness outstanding on the Effective Date under the Revolving Credit Facility shall be deemed to be incurred under clause (c) of the definition of “Permitted Indebtedness”.

Section 6.04     Limitations on Restricted Payments. (a) Holdings and the Borrower will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

(i)     no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

(ii)     immediately after giving effect to such Restricted Payment, Holdings could incur at least $1.00 of Indebtedness pursuant to Section 6.03(a) hereof; and

(iii)     immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after February 1, 2014 does not exceed the sum of:

(A)     $16.0 million, plus

(B)     50% of the Consolidated Net Income of Holdings on a cumulative basis during the period (taken as one accounting period) from and including February 1, 2014 and ending on the last day of Holdings’ fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(C)     100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by Holdings from (1) any capital contribution to Holdings after February 1, 2014 or any issue or sale after February 1, 2014 of Qualified Stock (other than to any Subsidiary of Holdings) and (2) the issue or sale on or after February 1, 2014 of any Indebtedness or other securities of Holdings or the Borrower convertible into or exchangeable or exercisable for Qualified Stock of Holdings that have been so converted, exchanged or exercised, as the case may be, plus

(D)     in the case of the disposition or repayment of any Investment constituting a Restricted Payment (or if the Investment was made prior to February 1, 2014, that would have constituted a Restricted Payment if made after February 1, 2014, if such disposition or repayment results in cash received by Holdings, the Borrower or any Restricted Subsidiary), an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (B)) equal to the return of capital with respect to such Investment, including by dividend, distribution or sale of Capital Stock (to the extent not included in the calculation of Consolidated Net Income referred to in (B)), plus

(E)     with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after February 1, 2014, in accordance with the definition of “Unrestricted Subsidiary” (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated under the 7.000% Notes Indenture or this Agreement as a Restricted Payment made after February 1, 2014, and only to the extent not included in the calculation of Consolidated Net Income referred to in (B)), an amount equal to the lesser of (x) the proportionate interest of Holdings or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary’s designation as an Unrestricted Subsidiary.

(b)     Clause (a) of this Section 6.04 (provided that in the case of clauses (iv) and (v) below no Default or Event of Default has occurred and is continuing at the time of such payment) will not prohibit:

(i)     the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days of its declaration or the giving of notice of such irrevocable redemption, as applicable, if such dividend or such payment could have been made on the date of its declaration or provision of notice, as applicable, without violation of the provisions of this Agreement;

(ii)     the purchase, repayment, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of any Subordinated Indebtedness of the Borrower, Holdings or any Restricted Subsidiary or shares of Capital Stock of Holdings in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of, shares of Qualified Stock;

(iii)     the purchase, repayment, redemption, repurchase, defeasance or other acquisition, cancellation or retirement for value of Subordinated Indebtedness of the Borrower, Holdings or any Restricted Subsidiary in exchange for, or out of proceeds of, Refinancing Indebtedness;

(iv)     the payment of dividends on Preferred Stock and Disqualified Stock up to an aggregate amount of $10.0 million in any fiscal year; provided that immediately after giving effect to any declaration of such dividend, Holdings could incur at least $1.00 of Indebtedness pursuant to clause (i) of Section 6.03(a);

(v)     the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of Holdings or any Subsidiary held by any present, future or former officers, directors, managers, employees or consultants of Holdings or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10.0 million in the aggregate since the Closing Date;

(vi)     the making of cash payments in connection with any conversion or exchange of Permitted Convertible Indebtedness in an aggregate amount since the date of the indenture therefor not to exceed the sum of (A) the principal amount of such Permitted Convertible Indebtedness plus (B) any payments received by Holdings, the Borrower or any Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge;

(vii)     any payments in connection with (including, without limitation, the purchase of) a Permitted Bond Hedge and the settlement of any related Permitted Warrant (A) by delivery of shares of Holdings’ Capital Stock upon net share settlement of such Permitted Warrant or (B) by (x) set-off of such Permitted Warrant against the related Permitted Bond Hedge and (y) payment of an amount due upon termination of such Permitted Warrant in Capital Stock or using cash received upon the exercise, settlement or termination of a Permitted Bond Hedge upon any early termination thereof;

(viii)     the purchase, repayment, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of any Subordinated Indebtedness (A) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 6.16 hereof or (B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 2.03(a)(iii) hereof; provided that, prior to or simultaneously with such purchase, repayment, repurchase, redemption, defeasance or other acquisition, cancellation, or retirement, Holdings, the Borrower or any Restricted Subsidiary has made, (i) payment in full of the Loans and any other amounts then due and owing to any Lender or the Administrative Agent hereunder, or (ii) made a Change of Control offer pursuant to Section 6.16 or any application of relevant proceeds pursuant to Section 2.03(a)(iii), as applicable, and completed the repurchase or repayments of all Term Loans which have accepted such Change of Control Offer or application of relevant proceeds;

(ix)     (A) any payment of cash by Holdings, the Borrower or any of the Restricted Subsidiaries in respect of fractional shares of Holdings’ Capital Stock upon the exercise, conversion or exchange of any stock options, warrants or other rights to purchase Capital Stock or other convertible or exchangeable securities and (B) payments made or expected to be made by Holdings, the Borrower or any of the Restricted Subsidiaries in respect of withholding or similar taxes payable in connection with the exercise or vesting of Capital Stock by any future, present or former officer, employee, director, manager or consultant and repurchases of Capital Stock deemed to occur upon exercise, conversion or exchange of stock options, warrants or other rights to purchase Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or a portion of the exercise price thereof;

(x)     other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (x) not to exceed $5.0 million (after giving effect to any return of capital with respect to any Restricted Investments made under this clause (x) in the form of cash);

(xi)     payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 6.11; and

(xii)     any purchase, repayment, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of Subordinated Indebtedness from Net Cash Proceeds of an Asset Disposition to the extent permitted under Section 2.03;

provided, however, that each Restricted Payment described in clauses (i) and (ii) of this Section 6.04(b) shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (iii) of Section 6.04(a).

(c)     For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by Holdings or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

(d)     In determining the “Fair Market Value of Property” for purposes of clause (iii) of Section 6.04(a), Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the “equity value” of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on a the New York Stock Exchange, the NYSE MKT or Nasdaq Stock Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10.0 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of Holdings.

(e)     For purposes of determining compliance with this Section 6.04, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of clauses (i) through (xii) above or is entitled to be made pursuant to Section 6.04(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments” (other than clause (k) of such definition), the Borrower will be entitled to divide, classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment or Investment (or portion thereof) among such clauses (i) through (xii) and Section 6.04(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments” (other than clause (k) of such definition) in a manner that otherwise complies with this covenant.

Section 6.05     Limitations on Liens. Holdings and the Borrower will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary.

Section 6.06     Limitations on Restrictions Affecting Restricted Subsidiaries. Holdings and the Borrower will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of such Restricted Subsidiary to:

(a)     pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by Holdings or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to Holdings or any other Restricted Subsidiary,

(b)     make loans or advances to Holdings or any other Restricted Subsidiary, or

(c)     transfer any of its property or assets to Holdings or any other Restricted Subsidiary,

except for:

(i)     encumbrances or restrictions existing under or by reason of applicable law,

(ii)     contractual encumbrances or restrictions in effect at or entered into on the Effective Date or the Closing Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof; provided, that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect at or entered into on the Effective Date or the Closing Date,

(iii)     encumbrances or restrictions under any agreement or other instrument of a Person acquired by or merged or consolidated with or into Holdings or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated,

(iv)     any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (iv) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

(v)     any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by this Agreement if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of Holdings to pay dividends or make or repay loans or advances prior to default thereunder,

(vi)     reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by this Agreement,

(vii)     customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

(viii)     any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

(ix)     encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) the First Lien Notes Indenture, the First Lien Notes and the First Lien Notes Guarantees, (C) the First Lien Exchange Notes Indenture, the First Lien Exchange Notes and the First Lien Exchange Notes Guarantees, (D) the Existing Second Lien Indenture, the Existing Second Lien Notes and the Existing Second Lien Guarantees, (E) the New Second Lien Notes Indenture, the New Second Lien Notes and the New Second Lien Notes Guarantees and (F) the Existing Senior Secured New Group Notes Indenture, the Existing Senior Secured New Group Notes and the Existing Senior Secured New Group Notes Guarantees,

(x)     purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (c) of this Section 6.06,

(xi)     Liens permitted under this Agreement securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

(xii)     provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

(xiii)     customary provisions of any franchise, distribution or similar agreements,

(xiv)     restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business,

(xv)     any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property or (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder,

(xvi)     any encumbrances or restrictions that require “lockbox” or similar obligations with respect to Non-Recourse Indebtedness,

(xvii)     any encumbrances or restrictions of the type referred to in clauses (a), (b) or (c) of this Section 6.06 imposed by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) and (iii) through (xvi) of this Section 6.06; provided, that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings’ Board of Directors or its chief executive officer or chief financial officer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the encumbrance or restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing, and

(xviii)     any encumbrance or restriction under other Indebtedness of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 6.03; provided, that such encumbrances or restrictions will not materially affect the Borrower’s ability to make anticipated principal and interest payments on the Loans, as determined in the good faith judgment of Holdings’ Board of Directors or its chief executive officer or chief financial officer.

(d)     For purposes of determining compliance with this Section 6.06: (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Holdings or a Restricted Subsidiary to other Indebtedness incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 6.07     Limitations on Dispositions of Assets. (a) Holdings and the Borrower will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless: (i) Holdings (or the Borrower or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and (ii) not less than 70% of the consideration received by Holdings (or the Borrower or such Restricted Subsidiary, as the case may be) from such Asset Disposition and all other Asset Dispositions since the Closing Date, on a cumulative basis, is in the form of cash, Cash Equivalents and Marketable Securities (which must be pledged as Collateral if the assets disposed of constituted Collateral); provided that (other than with respect to an Asset Disposition constituting a Land Banking Transaction) the Borrower and the Restricted Subsidiaries will not be required to comply with the requirements of this subclause (ii) to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, Cash Equivalents or Marketable Securities, does not exceed $25.0 million; provided, however, that when any non-cash consideration is converted into cash, Cash Equivalents or Marketable Securities, such cash shall constitute Net Cash Proceeds and be subject to Section 2.03.

(b)     The amount of (i) any Indebtedness (as reflected on Holdings’ most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such Indebtedness that would have been reflected on Holdings’ consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by Holdings) of Holdings or the Borrower or any Restricted Subsidiary (other than any Subordinated Indebtedness) that is actually assumed by the transferee in such Asset Disposition (or is otherwise extinguished in connection with the transactions relating to such Asset Disposition), (ii) the fair market value (as determined in good faith by the Board of Directors of Holdings) of any property or assets (including Capital Stock of any Person that will be a Restricted Subsidiary) received that are used or useful in a Real Estate Business (provided that (except as permitted by clause (c) under the definition of “Permitted Investment”) to the extent that the assets disposed of in such Asset Disposition were Collateral, such property or assets are pledged as Collateral under the Collateral Documents substantially simultaneously with such sale, with the Lien on such Collateral securing the Loans being of the same priority with respect to the Loans as the Lien on the assets disposed of), and (iii) any securities, notes or other obligations or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Disposition, shall in each case be deemed to be consideration required by clause (ii) of Section 6.07(a) for purposes of determining the percentage of such consideration received by Holdings or the Restricted Subsidiaries.

(c)     The Net Cash Proceeds of an Asset Disposition (including any Land Banking Transaction) shall be applied pursuant to Section 2.03.

Section 6.08     Guarantees by Restricted Subsidiaries. Each existing Restricted Subsidiary (other than the Borrower (for so long as it remains the Borrower) and any Excluded Subsidiary) will be a Loan Party. Holdings is permitted to cause any Unrestricted Subsidiary to be a Loan Party. If the Borrower, Holdings or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary (other than any Excluded Subsidiary) after the Closing Date, such Restricted Subsidiary shall execute a supplemental guarantee substantially consistent with the existing Guarantee, and deliver an Opinion of Counsel to the Administrative Agent to the effect that the supplemental guarantee has been duly authorized, executed and delivered by the new Restricted Subsidiary and constitutes a valid and binding obligation of the new Restricted Subsidiary, enforceable against the new Restricted Subsidiary in accordance with its terms (subject to customary exceptions).

Section 6.09     [Reserved].

Section 6.10     Limitations on Transactions with Affiliates. (a) Holdings and the Borrower will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of Holdings or any Affiliate of any of Holdings’ Subsidiaries involving aggregate payments or consideration in excess of $7.5 million in a single transaction or series of related transactions (each, an “Affiliate Transaction”), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by Holdings, the Borrower or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm’s-length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of Holdings or any of Holdings’ Subsidiaries.

(b)     In addition, Holdings and the Borrower will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

(i)     with respect to any such Affiliate Transaction involving or having a value of more than $15.0 million, Holdings shall have (A) obtained the approval of a majority of the Board of Directors of Holdings and (B) either obtained the approval of a majority of Holdings’ disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to Holdings, the Borrower or such Restricted Subsidiary, as the case may be, from a financial point of view, and

(ii)     with respect to any such Affiliate Transaction involving or having a value of more than $30.0 million, Holdings shall have (A) obtained the approval of a majority of the Board of Directors of Holdings and (B) delivered to the Administrative Agent an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to Holdings, the Borrower or such Restricted Subsidiary, as the case may be, from a financial point of view.

(c)     Notwithstanding the foregoing, an Affiliate Transaction will not include:

(i)     any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of Holdings or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of Holdings;

(ii)     Capital Stock issuances to directors, officers and employees of Holdings or its Subsidiaries pursuant to plans approved by the stockholders of Holdings;

(iii)     any Restricted Payment otherwise permitted under Section 6.04 hereof or any Permitted Investment (other than a Permitted Investment referred to in clause (b) of the definition thereof, except as permitted by clause (iv) below);

(iv)     any transaction between or among Holdings and/or one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of Holdings (other than an Unrestricted Subsidiary to the extent permitted by this Agreement)) and any Guarantees issued by Holdings or a Restricted Subsidiary for the benefit of Holdings or a Restricted Subsidiary, as the case may be, in accordance with Section 6.03;

(v)     any transaction between Holdings or one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries (A) where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to Holdings or a Restricted Subsidiary or (B) in the ordinary course of business, including, without limitation, sales (directly or indirectly), sales subject to repurchase options, leases and sales and leasebacks of (1) homes, improved land and unimproved land and (2) real estate (including related amenities and improvements);

(vi)     issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of Holdings;

(vii)     the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings, the Borrower or any Restricted Subsidiary;

(viii)     transactions in which Holdings or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent an opinion of a qualified independent financial advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to Holdings or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person on an arm’s length basis;

(ix)     any agreement or arrangement as in effect as of the Effective Date or the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement or arrangement as in effect on the Effective Date or the Closing Date);

(x)     transactions with joint ventures entered into in the ordinary course of business, including, without limitation, sales (directly or indirectly), sales subject to repurchase options, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements);

(xi)     any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because Holdings or a Restricted Subsidiary owns Capital Stock in or otherwise controls such Person;

(xii)     the issuance and transfer of Capital Stock of Holdings and the granting and performance of customary registration rights;

(xiii)     any lease entered into between Holdings or any Restricted Subsidiary, as lessee, and any Affiliate of Holdings, as lessor, in the ordinary course of business;

(xiv)     intellectual property licenses in the ordinary course of business;

(xv)     transactions between Holdings or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of which is also a director of Holdings; provided, however, that such director abstains from voting as a director of Holdings on any matter involving such other Person; and

(xvi)     pledges of Capital Stock of Unrestricted Subsidiaries.

Section 6.11     Limitations on Mergers, Consolidations and Sales of Assets. Neither the Borrower nor any other Loan Party will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under this Agreement and any other Loan Document (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which Holdings, the Borrower or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

(i)     the Person formed by or surviving such consolidation or merger (if other than Holdings, the Borrower or the other Loan Parties, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by amendment hereto in a form reasonably satisfactory to the Administrative Agent all of the obligations of Holdings, the Borrower or the other Loan Parties, as the case may be, under this Agreement and any other Loan Document, as the case may be,

(ii)     immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing, and

(iii)     immediately after giving effect to such transaction,

(A)     Holdings (or its Successor) could incur at least $1.00 of Indebtedness pursuant to Section 6.03(a) hereof, or

(B)     the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction or the ratio of Indebtedness of Holdings and the Restricted Subsidiaries to Consolidated Tangible Net Worth of Holdings would be equal to or less than the ratio immediately prior to such transaction.

The foregoing provisions shall not apply to: (1) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee, or (2) a transaction the purpose of which is to change the state of incorporation or formation of Holdings, the Borrower or any other Loan Party.

Section 6.12     Reports to Lenders. (a) Holdings shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. Holdings shall file with the Administrative Agent and deliver to each Lender such reports, information and documents within 15 days after it files them with the Commission. In the event that Holdings is no longer subject to these periodic reporting requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Administrative Agent and deliver such reports to each Lender as if it were subject to such reporting requirements. Regardless of whether Holdings is required to furnish such reports to its stockholders pursuant to the Exchange Act, Holdings will cause its consolidated financial statements and a “Management’s Discussion and Analysis of Results of Operations and Financial Condition” written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to each Lender.

(b)     The posting of the reports, information and documents referred to above on Holdings’ website or one maintained on its behalf for such purpose shall be deemed to satisfy Holdings’ delivery obligations to the Administrative Agent and the Lenders. In addition, availability of the foregoing materials on the Commission’s EDGAR service shall be deemed to satisfy Holdings’ delivery obligations to the Administrative Agent and the Lenders. The Administrative Agent shall have no obligation to monitor whether Holdings posts such reports, information and documents on its website or the Commission’s EDGAR service, or collect any such information from Holdings’ website or the Commission’s EDGAR service.

(c)     Delivery of such reports, information and documents to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s and/or Holdings’ compliance with any of its covenants in this Agreement (as to which the Administrative Agent is entitled to rely exclusively on Officers’ Certificates).

Section 6.13     Notice of Other Default. In the event that any Indebtedness of the Borrower or any other Loan Party is declared due and payable before its maturity because of the occurrence of any default under such Indebtedness, the Borrower or the relevant Loan Party, as the case may be, shall promptly deliver to the Administrative Agent an Officers’ Certificate stating such declaration; provided, that the term “Indebtedness” as used in this Section 6.13 shall not include Non-Recourse Indebtedness.

Section 6.14     Collateral Requirement; Further Assurances; Costs.

(a)     On the Closing Date, the Borrower and each other Loan Party shall grant Liens on all their property (other than Excluded Property) and take all appropriate steps to cause such Liens to be perfected first-priority liens ranking senior as to the Collateral relative to the First Lien Notes (subject to Permitted Liens), including through recordation of mortgages, entry into control agreements, filing of UCC-1 financing statements or otherwise, pursuant to, and to the extent required by, the Collateral Documents to be entered into on the Closing Date and this Agreement. As soon as reasonably practicable following the filing of UCC-1 financing statements in respect of the Borrower and each Loan Party, the Borrower shall perform or cause to be performed UCC file searches that reflect such filings, and shall deliver to the Administrative Agent and each Lender copies of such search reports; provided, that, such UCC file searches shall be limited to the filings required to be made on the Closing Date. For the avoidance of doubt, the requirements of this Section 6.14(a) are subject to Section 6.14(d) below.

(b)     If the Borrower or any of the other Loan Parties at any time grants, assumes, perfects or becomes subject to any Lien upon any of its property (other than Excluded Property of the type referred to in clause (a) of the definition thereof) then owned or thereafter acquired as security for any other First-Priority Lien Obligation which Obligation is subject to the First Lien Intercreditor Agreement or the Amended and Restated Intercreditor Agreement, the Borrower will, or will cause such other Loan Party to, as promptly as practical (subject to Section 6.14(d) below):

(i)     grant a first-priority Lien ranking senior as to the Collateral relative to the First Lien Notes on such property to the Administrative Agent for the benefit of the Secured Parties and, to the extent such grant would require the execution and delivery of a Collateral Document, the Borrower or such other Loan Party shall execute and deliver a Collateral Document on substantially the same terms as the agreement or instrument executed and delivered to secure such other First-Priority Lien Obligations (but, subject to changes to make such new Collateral Document consistent with the Collateral Documents delivered on the Closing Date in respect of the Loan Obligations compared to those for the other First-Priority Lien Obligations);

(ii)     cause the Lien granted in such Collateral Document to be duly perfected as a first-priority lien ranking senior as to the Collateral relative to the First Lien Notes in any manner permitted by law to the same extent as the Liens granted for the benefit of such other First-Priority Lien Obligations are perfected; and

(iii)     instruct the Administrative Agent in writing to take all action necessary in connection with the foregoing provisions of this Section 6.14(b), including as necessary under the Collateral Documents and determining whether Collateral constitutes Mortgage Tax Collateral (as defined in the First Lien Intercreditor Agreement) for purposes of the First Lien Intercreditor Agreement or Amended and Restated Intercreditor Agreement. By their making of the Loans, the Lenders shall be deemed to have instructed and authorized the Administrative Agent to take such actions as instructed by Holdings or the Borrower or any other Guarantor.

(c)     If the Borrower or any other Loan Party at any time after the Closing Date acquires any new property (other than Excluded Property) that is not automatically subject to a Lien under the Collateral Documents, or a non-Loan Party Restricted Subsidiary becomes a Loan Party, the Borrower will, or will cause such other Loan Party, subject to the requirements of the Collateral Documents, to as soon as practical after such property’s acquisition or it no longer being Excluded Property (subject to Section 6.14(d) below):

(i)     grant a first-priority Lien ranking senior as to the Collateral relative to the First Lien Notes on such property (or, in the case of a new Loan Party, all of its assets except Excluded Property) to the Administrative Agent for the benefit of the Secured Parties (and, to the extent such grant would require the execution and delivery of a Collateral Document, the Borrower or such other Loan Party shall execute and deliver a Collateral Document on substantially the same terms as the Collateral Documents executed and delivered on the Closing Date);

(ii)     cause the Lien granted in such Collateral Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted on the Closing Date are perfected; and

(iii)     instruct the Administrative Agent in writing to take all action necessary in connection with the foregoing provisions of this Section 6.14(c) including as necessary under the Collateral Documents and determining whether Collateral constitutes Mortgage Tax Collateral (as defined in the First Lien Intercreditor Agreement) for purposes of the First Lien Intercreditor Agreement or Amended and Restated Intercreditor Agreement. By their making of the Loans, the Lenders shall be deemed to have instructed and authorized the Administrative Agent to take such actions as instructed by Holdings or the Borrower or any other Guarantor.

The Borrower or such other Loan Party shall deliver an Opinion of Counsel to the Administrative Agent in respect of any Lien grant referred to in this Section 6.14(c) by a new Loan Party or with respect to real property, addressing customary matters (and containing customary exceptions) consistent with the Opinion of Counsel (if any) delivered on the Closing Date in respect of such matters; provided, that, an Opinion of Counsel shall not be required with respect to any mortgage or similar instrument for real property located in a jurisdiction for which an Opinion of Counsel has been previously delivered to the Administrative Agent pursuant to this Agreement.

(d)     Notwithstanding anything to the contrary set forth in this Section 6.14 or elsewhere in this Agreement or any Collateral Document:

(i)     any mortgages, deeds of trust or similar instruments (and any related Collateral Documents) required to be granted pursuant to this Agreement or the Collateral Documents with respect to real property owned by the Borrower or a Loan Party on the Closing Date shall be granted, together with Opinions of Counsel delivered to the Administrative Agent in respect of the enforceability and validity of such mortgages, deeds of trust and similar instruments, addressing customary matters (and containing customary exceptions) (provided, that, an Opinion of Counsel shall not be required with respect to any mortgage or similar instrument for real property located in a jurisdiction for which an Opinion of Counsel has been previously delivered to the Administrative Agent pursuant to this Agreement), using reasonable best efforts following the Closing Date, but in no event later than (A) 90 days following the Closing Date with respect to real property to be pledged as Collateral with an aggregate book value of at least 40% of the aggregate book value of such real property owned on the Closing Date, (B) 120 days following the Closing Date with respect to real property to be pledged as Collateral with an aggregate book value of at least 50% of the aggregate book value of such real property owned on the Closing Date, (C) 150 days following the Closing Date with respect to real property to be pledged as Collateral with an aggregate book value of at least 60% of the aggregate book value of such real property owned on the Closing Date, (D) 180 days following the Closing Date with respect to real property to be pledged as Collateral with an aggregate book value of at least 75% of the aggregate book value of such real property owned on the Closing Date and (E) in any event, 210 days after the Closing Date with respect to all real property owned on the Closing Date to be pledged as Collateral;

(ii)     any control, intercreditor or similar agreements or other Collateral Documents with respect to L/C Collateral (other than Excluded Property) and any deposit, checking and securities accounts required to be provided pursuant to this Agreement or the Collateral Documents on the Closing Date shall be provided as soon as commercially reasonable following the Closing Date, but in no event later than 90 days following the Closing Date;

(iii)     [Reserved];

(iv)     any control, intercreditor or similar agreements or other Collateral Documents required pursuant to this Agreement or the Collateral Documents with respect to L/C Collateral (other than Excluded Property) may provide that the Administrative Agent for the benefit of the Secured Parties has a security interest in such Collateral that is junior to the lien granted to the holders of the obligations secured by such L/C Collateral;

(v)     in the case of personal property, the Borrower and the other Loan Parties will not be required to take any steps to perfect liens on personal property outside the United States; and

(vi)     in the case of real property Collateral, the Borrower and the other Loan Parties will not be required to provide title insurance policies in respect thereof.

(e)     The Borrower will bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Borrower and the other Loan Parties set forth in this Section 6.14 and will also pay or reimburse the Administrative Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Administrative Agent in connection therewith, including the reasonable compensation and expenses of the Administrative Agent and Administrative Agent’s agents and counsel.

(f)     Neither the Borrower nor any of the other Loan Parties will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Administrative Agent and the Secured Parties.

(g)     Holdings is required to deliver to the Administrative Agent, (i) on the Closing Date, a Perfection Certificate in substantially the form attached hereto as Exhibit H-2 and (ii) within 5 days after October 31 of each year, beginning October 31, 2017, a certificate in substantially the form attached hereto as Exhibit K (a “Collateral Perfection Officer’s Certificate”).

(h)     Holdings shall make available (i) by January 31, 2017, a copy of the perfection certificate delivered on the Closing Date, (ii) promptly after the delivery to the Administrative Agent of a Collateral Perfection Officer’s Certificate as required by clause (g) above, a copy of such Collateral Perfection Officer’s Certificate and (iii) within 5 days after the end of each fiscal quarter of Holdings, beginning with the fiscal quarter ending on January 31, 2017, (w) copies of any control agreements entered into by the Borrower or any Guarantor, (x) copies of any possessory collateral delivered to, and in the possession of, the Administrative Agent, (y) acknowledgment copies of UCC-1 financing statements and UCC-3 amendments, and (z) copies of any other Collateral Documents (including copies of mortgages and mortgage amendments that have been recorded and returned to the Borrower or a Guarantor) that grant or evidence the perfection of Liens on the Collateral that have been entered into, delivered, filed and acknowledged or recorded and returned, as the case may be, during such fiscal quarter (or, in the case of the fiscal quarter ending January 31, 2017, prior to January 31, 2017) and which may be redacted to remove confidential or commercially-sensitive information (including but not limited to all but the last 4 digits of bank account numbers), to any Lender or any bona fide prospective Lender who, in each case, agrees to treat such information as confidential on customary confidentiality terms or accesses such information through a password-protected online data system, by posting such information on a website (which may be a non-public, password-protected online data system that requires a customary confidentiality acknowledgment and may be maintained by Holdings or a third party); provided that Holdings shall make available any password or other log-in information required to access such website to any such Lender or bona fide prospective Lender reasonably promptly following request therefor. Such website shall be accessible to Lenders and any bona fide prospective Lenders, subject to the customary confidentiality requirements described in the foregoing, from and after January 31, 2017 and for so long as any Loans are outstanding.

Section 6.15     Maintenance of Ratings. The Loan Parties shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any particular rating) from S&P and a public corporate family rating (but not any particular rating) from Moody’s, in each case in respect of the Borrower or Holdings and (ii) a public rating (but not any particular rating) in respect of the Loans from each of S&P and Moody’s.

Section 6.16     Change of Control Offers.

(a)     Upon the occurrence of a Change of Control, each Lender shall have the right, at such Lender’s option, to require Holdings to purchase (the “Change of Control Offer”) all or any part of such Lender’s Loans on a date (the “Change of Control Repurchase Date”) that is no later than ten Business Days after notice of the Change of Control, at 100% of the principal amount of the Loans held by such Lender plus accrued and unpaid interest, if any, to the Change of Control Repurchase Date.

(b)     Holdings or the Borrower shall, promptly upon the occurrence of a Change of Control, and in no event after one Business Day upon such occurrence, provide written notice to the Administrative Agent and the Lenders, regarding the Change of Control Offer. The notice shall state the Change of Control Repurchase Date, the date by which the Change of Control Offer must be accepted, and the procedure which the Lender must follow to exercise such right. To accept such Change of Control Offer, a Lender must deliver, at least two Business Days prior to the Change of Control Repurchase Date, written notice to Holdings and the Administrative Agent of the Lender’s exercise of such right.

(c)     Notices may be delivered prior to the occurrence of a Change of Control stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, shall state that, in Holding’s discretion, the Change of Control Repurchase Date may be delayed until such time as the Change of Control shall occur, or that such repurchase may not occur and such notice may be rescinded in the event that the Borrower shall determine that such condition will not be satisfied by the Change of Control Repurchase Date, or by the Change of Control Repurchase Date as so delayed.

Section 6.17     Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition (subject to casualty, condemnation and ordinary wear and tear), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.18     Insurance.

(a)     At any time on and after the Closing Date, each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment or the management of Holdings) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Administrative Agent (acting at the direction of the Required Lenders), information presented in reasonable detail as to the insurance so carried. Each such general liability policy of insurance shall (i) name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or mortgagee endorsement that names the Administrative Agent, on behalf of the Lenders as the loss payee or mortgagee thereunder.

(b)     If any portion of any Collateral upon which a “Building” (as defined in 12 CFR Chapter III, Section 339.2) is at any time located is situated in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) furnish to the Lenders, upon written request from the Administrative Agent, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation evidence of annual renewals of such insurance.

Section 6.19     Compliance with Laws. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary to, comply with its charter, by-laws or other organizational documents, and with all applicable laws, orders, writs, injunctions and orders (including, but not limited to Environmental Laws, and ERISA), except to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.20     Use of Proceeds. The proceeds of Initial Term Loans under this Agreement, together with the proceeds from the sale of the New Second Lien Notes under the New Second Lien Notes Indenture, will be used on the Closing Date to pay all amounts due to holders of the 2017 Notes in accordance with Section 4.02(j) and the Borrower shall deposit any remaining proceeds on the Closing Date into the Segregated Account to be used by the Borrower solely to purchase or redeem (including through a satisfaction and discharge of the relevant indenture) its 2017 Notes, or as expressly agreed in accordance with Section 9.01 between the Borrower, Holdings and the Lenders, any of the Borrower’s Indebtedness.

Section 6.21     Books and Records. Each of Holdings and the Borrower will, and will cause each if the Restricted Subsidiaries to maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Borrower or its Restricted Subsidiaries, as the case may be.

Article VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.01     Events of Default. “Event of Default” means any one or more of the following events:

(i)     the failure by Holdings, the Borrower and the other Loan Parties to pay interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document when the same becomes due and payable and the continuance of any such failure for a period of five (5) Business Days;

(ii)     the failure by Holdings, the Borrower and the other Loan Parties to pay the principal of any Loan when the same becomes due and payable at maturity, upon acceleration or otherwise;

(iii)     the failure by Holdings, the Borrower or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, this Agreement, the Collateral Documents or the Guarantees and such failure continues for the period and after the notice specified below (except in the case of a default under Section 6.11, which will constitute an Event of Default with notice but without passage of time);

(iv)     any event or condition occurs that results in any Indebtedness (other than Non-Recourse Indebtedness) of Holdings, the Borrower or any Restricted Subsidiary that has an outstanding principal amount of $40.0 million or more, individually or in the aggregate, becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, redemption, repurchase or defeasance thereof, prior to its scheduled maturity, and such event or condition does not cease to exist, or such Indebtedness is not satisfied, prior to the acceleration of the Loans pursuant to Section 7.01, provided that this clause (iv) shall not apply to (x) Indebtedness that becomes due as a result of a Change of Control (to the extent Holdings or the Borrower has made and consummated a Change of Control Offer) or the sale, transfer or other disposition of property or assets, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or (y) termination events or similar events occurring under any Hedging Obligations described in the definition of “Permitted Indebtedness”, it being understood that clause (v) of this Section 7.01 shall apply to any failure to make any payment required as a result of any such termination or similar event;

(v)     the failure by Holdings, the Borrower or any Restricted Subsidiary to make any principal or interest payment in an amount of $40.0 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of Holdings, the Borrower or any Restricted Subsidiary after such principal or interest becomes due and payable (after giving effect to any applicable grace period set forth in the document governing such Indebtedness);

(vi)     a final judgment or judgments that exceed $40.0 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against Holdings, the Borrower or any Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(vii)     Holdings, the Borrower or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)     commences a voluntary case,

(B)     consents to the entry of an order for relief against it in an involuntary case,

(C)     consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(D)     makes a general assignment for the benefit of its creditors;

(viii)     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)     is for relief against Holdings, the Borrower or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(B)     appoints a Custodian of Holdings, the Borrower or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of Holdings or any Restricted Subsidiary that is a Significant Subsidiary, or

(C)     orders the liquidation of Holdings, the Borrower or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(ix)     any Guarantee of a Loan Party that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of this Agreement) or is declared null and void and unenforceable or found to be invalid or Holdings or any Subsidiary Guarantor denies its liability under its Guarantee (other than by reason of release of such Loan Party from its Guarantee in accordance with the terms of this Agreement);

(x)     the Liens created by the Collateral Documents shall at any time not constitute valid and perfected Liens on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Agreement or the Collateral Documents) other than in accordance with the terms of the relevant Collateral Document and this Agreement and other than the satisfaction in full of all Loan Obligations under this Agreement or the release or amendment of any such Lien in accordance with the terms of this Agreement or the Collateral Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Agreement and the relevant Collateral Document, any of the Collateral Documents shall for whatever reason be terminated or cease to be in full force and effect, if in either case, such default continues for 30 days after notice, or the enforceability thereof shall be contested by the Borrower or any other Loan Party;

(xi)     any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in the Notes, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (and in any respect if qualified by materiality) when made or deemed made;

(xii)     unless Holdings or the Borrower has made and consummated a Change of Control Offer, the occurrence of a Change of Control; or

(xiii)     any material provision of the Loan Documents (other than as described in subclause (viii) or subclause (ix) of this Section 7.01) shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder.

A Default as described in subclause (iii) of this Section 7.01 will not be deemed an Event of Default until the Lenders of at least 25 percent in principal amount of the then outstanding Loans notify Holdings and the Administrative Agent, of the Default and (except in the case of a Default with respect to Section 6.11 hereof) Holdings does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases to be a Default.

If an Event of Default (other than an Event of Default with respect to Holdings or the Borrower resulting from subclauses (vii) or (viii) of this Section 7.01), shall have occurred and be continuing under this Agreement, the Administrative Agent by notice to Holdings, or the Required Lenders by notice to Holdings and the Administrative Agent, may declare all Loans to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Loans will be due and payable immediately. If an Event of Default with respect to Holdings or the Borrower specified in subclauses (vii) or (viii) of this Section 7.01 occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Administrative Agent and Holdings or any Lender. This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Loans shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Borrower shall pay or shall deposit with the Administrative Agent a sum sufficient to pay all matured installments of interest, if any, upon all of the Loans and the principal of all the Loans, which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Loans to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Administrative Agent and all other amounts due to the Administrative Agent under Section 2.07 and Section 8.12 and any and all defaults under this Agreement, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Loans which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with Section 9.01 or provision deemed by the Administrative Agent to be adequate shall have been made therefor, then and in every such case the Required Lenders, by written notice to the Borrower and to the Administrative Agent, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Notwithstanding the previous sentence, no waiver shall be effective against any Lender for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Lender of each outstanding Loan affected thereby, unless all such affected Lenders agree, in writing, to waive such Event of Default or other event.

If the Administrative Agent shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any reason or shall have been determined to be adverse to the Administrative Agent, then and in every such case the Borrower, the Administrative Agent and the Lenders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Borrower, the Administrative Agent and the Lenders shall continue as though no such proceeding had been taken.

Except with respect to an Event of Default pursuant to clauses (i) or (ii) of this Section 7.01, the Administrative Agent shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer of the Administrative Agent by the Borrower or any Lender and such notice references the Loans and this Agreement.

Section 7.02     [Reserved].

Section 7.03     Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable and the Term Commitments have automatically terminated as set forth in the proviso to Section 7.02), any amounts received on account of the Loan Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts (including amounts payable under Article 3, but not including principal of or interest on any Loan) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Loan Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Loan Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Loan Obligations constituting unpaid principal of the Loans;

Fifth, to the payment of all other Loan Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Loan Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Loan Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Article VIII

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 8.01     Appointment and Authority.

(a)     Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers, rights and remedies as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

(b)     The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Agent or Lender (i) for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (ii) to manage, supervise and otherwise deal with the Collateral, (iii) to take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents and (iv) except as may be otherwise specified in any Loan Document, to exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Law or otherwise, in each case, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any sub-agents appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 8 and Section 8.05 as though such sub-agents were the “collateral agent” under the Loan Documents and as if the term Administrative Agent included the “collateral agent” as if set forth in full herein with respect thereto.

(c)     Each Lender irrevocably authorizes the Administrative Agent to enter into any and all of the Collateral Documents together with such other documents as shall be necessary to give effect to the Lien on the Collateral contemplated by the other Collateral Documents, on its behalf. The Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents to which it is a party. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Administrative Agent’s duties hereunder shall be entirely administrative in nature. The Administrative Agent (i) is not assuming any obligation under any Loan Document other than as expressly set forth therein and (ii) shall not have implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender hereby waives and agrees not to assert any claim against the Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in this or the immediately preceding sentence or in Section 8.03. The Administrative Agent shall not have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Any action taken by the Administrative Agent in reliance upon the instructions of the Required Lenders (or, where so required by Section 9.01, such greater proportion of Lenders) and the exercise by the Administrative Agent of the powers set forth herein or in the other Loan Documents, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 8.02     Rights as a Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. The Person serving as the Administrative Agent hereunder shall, if it is a Lender, have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with Holdings or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without any duty to account therefor to the Lenders. The Lenders acknowledge that pursuant to such activities, the Administrative Agent and its Related Parties may receive information regarding any Loan Party or any Affiliate of any Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent and its Related Parties shall be under no obligation to provide such information to them.

Section 8.03     Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party. Without limiting the generality of the foregoing, the Administrative Agent:

(a)     shall not be subject to any fiduciary or other implied (or express) duties or obligations arising under the agency doctrine of any applicable Law or otherwise, regardless of whether a Default has occurred and is continuing;

(b)     notwithstanding anything herein to the contrary, the Administrative Agent shall not be required to take any action (or omit to take any action) that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws or if the Administrative Agent is not indemnified to its satisfaction; and

(c)     shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any Agent-Related Person in any capacity.

The Administrative Agent and the Agent-Related Persons shall not be liable for any action taken or not taken by it or them (i)(A) under or in connection with any of the Loan Documents or (B) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances provided in Section 7.02 and 9.01) or (ii) in the absence of its own gross negligence, or willful misconduct; provided, that the Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and stating it is a “notice of default” is given to the Administrative Agent by the Borrower or a Lender; provided, further, that in the event the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders; it being understood that the failure to give such notice shall not result in any liability on the part of the Administrative Agent.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the representations, warranties, covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the execution, validity, enforceability, effectiveness, genuineness, collectability or sufficiency of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (v) the value or the sufficiency of any Collateral, (vi) the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Loan Obligations or as to the use of the proceeds of the Loans, (vii) the properties, books or records of any Loan Party, (viii) the existence or possible existence of any Event of Default or Default or (ix) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection unless Administrative Agent has received satisfactory instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders, it being understood, however, that with regards to enforcement actions following an Event of Default, the Administrative Agent shall be entitled to act upon the direction of the Required Lenders), and, if necessary in the Administrative Agent’s opinion, satisfactory indemnity and security. Phrases such as “satisfactory to the Administrative Agent”, “approved by the Administrative Agent”, “acceptable to the Administrative Agent”, “as determined by the Administrative Agent”, “in the Administrative Agent’s discretion”, “selected by the Administrative Agent”, and phrases of similar import authorize and permit the Administrative Agent to approve, disapprove, determine, act or decline to act in its discretion, it being understood that the Administrative Agent in exercising such discretion under the Loan Documents shall be acting on the instructions of the Required Lenders (or Lenders to the extent required hereunder) and shall be fully protected in, and shall incur no liability in connection with, acting or failing to act (or failing to act while awaiting such direction) pursuant to such instructions.

The Administrative Agent shall never be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder (including, but not limited to, no obligation to grant any credit extension or to make any advance hereunder).

Neither the Administrative Agent nor any Agent-Related Person shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, terrorist attacks or other disasters

The permissive authorizations, entitlements, powers and rights (including the right to request that the Borrower take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Administrative Agent herein shall not be construed as duties. The Administrative Agent shall have no responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held un-invested pending distribution thereof.

Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Loan Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

Section 8.04     Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, experts or professional advisors. No Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents). If at any time the Administrative Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral), the Administrative Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Administrative Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Administrative Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

Section 8.05     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent and shall not be responsible for the acts of any such party appointed with due care. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory, indemnification and other provisions of this Article 8 shall apply to any such sub-agent and its Related Parties and to the Agent-Related Persons in any role or capacity, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of this Article 8 shall apply to any such sub-agent and to the Related Parties of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Related Parties were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise against such sub-agent.

Section 8.06     Resignation of Administrative Agent: Appointment of Successor. The Administrative Agent may at any time resign or, if it is a Defaulting Lender pursuant to clause (iv) of the definition thereof, be removed by the Borrower upon ten (10) days’ prior written notice of such resignation or removal to the Lenders and the Borrower. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed and provided that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the U.S. having combined capital and surplus in excess of $100,000,000. If no such successor shall have been so appointed by the Required Lenders and accepted such appointment within thirty (30) days after notice of the Administrative Agent’s resignation or removal, then, (i) in the case of a resignation of the Administrative Agent, the resigning Administrative Agent with the consent of the Borrower (such consent not to be unreasonably withheld, or delayed; provided that no consent of the Borrower shall be required if an Event of Default has occurred and is continuing) or (ii) in the case of a removal of the Administrative Agent, the Borrower, may, with the consent of the Required Lenders, on behalf of the Lenders, appoint a successor Administrative Agent; provided that if no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective after such thirty-day period and (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any possessory Collateral held by the Administrative Agent on behalf of the Lenders the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent, and the retiring (or retired) or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph) other than its obligations under Section 9.08. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the resignation or removal of the Administrative Agent hereunder and under the other Loan Documents, the provisions of this Article 8 and Section 9.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent.

Section 8.07     Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Borrowings hereunder, and made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, or otherwise, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy or completeness of any information provided to the Lenders. Except for documents expressly required by this Agreement to be transmitted by the Administrative Agent to the Lenders, the Administrative Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come in to the possession of the Administrative Agent or any of its Related Parties.

Section 8.08     Collateral and Guarantee Matters. The Lenders irrevocably authorize the Administrative Agent to, and the Administrative Agent shall:

(a)     release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) on the date upon which all of the Loan Obligations (other than contingent obligations not yet accrued and payable) have been paid in full in cash, the Aggregate Commitments have expired or have been terminated (such date, the “Termination Date”), (ii) with respect to any property constituting Collateral that (x) is sold, transferred or otherwise disposed of by the Borrower, Holdings or any other Loan Party to any Person other than a Loan Party (but excluding any transaction where the recipient is required to become a Loan Party) in a transaction permitted by this Agreement and the Collateral Documents, at the time of such sale or disposition, to the extent of the interest sold or disposed of or (y) is owned or at any time acquired by a Restricted Subsidiary that has been released from its Guarantee, concurrently with the release of such Guarantee, (iii) subject to Section 9.01, if approved, authorized or ratified in writing by the Required Lenders or such other number or percentage of Lenders required by Section 9.01, (iv) owned by a Guarantor upon release of such Guarantor from its obligations under its Guarantee pursuant to clause (c) below or (v) as expressly provided in the Collateral Documents;

(b)     [Reserved];

(c)     execute any documents and instruments reasonably requested by the Borrower to evidence the release of any Guarantor from its obligations under the Guarantee if (i) all or substantially all of the assets of any Guarantor other than Holdings or all of the Capital Stock of any Guarantor other than Holdings is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by Holdings or any of its Subsidiaries, (ii) unless Holdings elects otherwise, any Guarantor other than Holdings is designated an Unrestricted Subsidiary in accordance with the terms of this Agreement, (iii) such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder (it being understood that, in each case under this clause (c), any such Person shall be automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from Borrower to the Administrative Agent to such effect, without any further action required on the part of the Administrative Agent or any Lender), in each case, only to the extent such transaction is in compliance with the Loan Documents;

(d)     upon receipt of an Officer’s Certificate stating that such Indebtedness (or Liens securing such Indebtedness, if applicable) is permitted under the Loan Documents, enter into intercreditor agreements or arrangements (including any amendment, supplement or other modification of any Collateral Document to add or provide for additional secured parties) with respect to Indebtedness (or Liens securing such Indebtedness) that is required or permitted to be pari passu with or subordinated to the Loan Obligations (or the Liens securing the Loan Obligations) pursuant to Section 6.03; and

(e)     release the Borrower from its obligations under the Loan Documents, without the consent of the Lenders, if: (1) Holdings or any successor to Holdings has assumed the obligations of the Borrower under the Loan Documents, by executing and delivering documentation that is reasonably satisfactory in form to the Administrative Agent and the Required Lenders, (2) the Borrower shall execute a Guarantee, (3) Holdings delivers an Opinion of Counsel to the Administrative Agent and the Required Lenders that such Guarantee is permitted by the terms of this Agreement, and has been duly authorized, executed and delivered by the Borrower and constitutes a valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms (subject to customary exceptions), until such time, if any, such Guarantee may be released pursuant to the terms of this Agreement, and that all conditions precedent (if any) to the execution of such Guarantee provided for in this Agreement have been complied with and (3) any other Loan party shall provide any affirmation or Collateral Documents reasonably requested by the Administrative Agent or the Required Lenders.

In each case as specified in this Section 8.08, upon receipt of an Officer’s Certificate, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrower’s expense, deliver, upon the request of the applicable Loan Party, to such Loan Party or any designee of such Loan Party any certificates, powers or other physical collateral held by it and relating to such item of Collateral (but subject to the requirements of any applicable intercreditor agreement) and execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, release such Guarantor from its obligations under the Guarantee or execute and deliver the agreements described in clause (d) above, in each case, in accordance with the terms of the Loan Documents and this Section 8.08; provided that the Borrower shall have delivered to the Administrative Agent (i) a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents as the Administrative Agent shall reasonably request and (ii) an Opinion of Counsel confirming that such release is permitted by Section 8.08.

Each Secured Party hereby further authorizes the Administrative Agent on behalf of and for the benefit of the Secured Parties, (a) to be the agent for and representative of the Secured Parties with respect to the Collateral and the Collateral Documents, (b) to enter into any applicable intercreditor agreement contemplated hereby and (c) to take any actions thereunder as determined by the Administrative Agent to be necessary or advisable. Each Secured Party hereby further authorizes the Administrative Agent on behalf of and for the benefit of the Secured Parties to enter into any other intercreditor agreement reasonably required by the Loan Documents, and each Secured Party agrees to be bound by the terms of such intercreditor agreement.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Secured Party hereby agree that (i) unless the Administrative Agent consents thereto, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Documents, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent on behalf of itself and the Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Administrative Agent shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 8.09     [Reserved]

Section 8.10     Appointment of Supplemental Administrative Agents.

(a)     It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)     In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 8 and of Section 9.05 (obligating the Borrower to pay the Administrative Agent’s expenses and to indemnify the Administrative Agent) that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)     Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

(d)     No Administrative Agent shall be responsible for the actions of any other administrative agent appointed pursuant to this Section 8.10.

Section 8.11     Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Loan Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.07) allowed in such judicial proceeding; and

(b)     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.07.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loan Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Section 8.12     Indemnification of Administrative Agent. Each Lender, on a pro rata basis, based on its Aggregate Exposure Percentage, severally (but not jointly) agrees to indemnify the Administrative Agent and its Related Parties, to the extent that the Administrative Agent or its Related Parties shall not have been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including Attorney Costs (which shall be limited to one (1) counsel, at any given time, to the Administrative Agent, and if reasonably necessary, one (1) local counsel, at any given time, to the Administrative Agent in each relevant jurisdiction)) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or on behalf of or asserted against the Administrative Agent or its Related Parties (solely to the extent such Related Party was performing services on behalf of the Administrative Agent) in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or its Related Parties’, as applicable, gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

In addition, each Lender hereby severally (but not jointly) agrees to reimburse the Administrative Agent and each of its Related Parties promptly upon demand for such Lender’s pro rata share based on its Aggregate Exposure Percentage of any costs and expenses (including Attorney Costs (which shall be limited to one (1) counsel, at any given time, to the Administrative Agent, and if reasonably necessary, one (1) local counsel, at any given time, to the Administrative Agent in each relevant jurisdiction)) that may be incurred by the Administrative Agent or any of its Related Parties, to the extent not reimbursed by a Loan Party, in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

Section 8.13     Agency for Perfection. The Administrative Agent hereby appoints, authorizes and directs each Secured Party to act as collateral sub-agent for the Administrative Agent and the other Secured Parties for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Secured Party, and may further authorize and direct such Secured Party to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Secured Party hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. For the avoidance of doubt, nothing in this Section 8.13 is intended to require the parties hereto to enter into any account control agreements not otherwise required hereunder. For the avoidance of doubt, any Secured Party that is appointed as a collateral sub-agent for the Administrative Agent shall be entitled to the benefits set forth in Section 8.05.

Article IX

MISCELLANEOUS

Section 9.01     Amendments, Etc.. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)     extend or increase the Term Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02, or the waiver of any non-monetary Default or Event of Default shall not constitute an extension or increase of any Term Commitment of any Lender);

(b)     postpone any date scheduled for any payment of principal, premium, interest or fees, without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any non-monetary Default or Event of Default shall not constitute a postponement of any date scheduled for any payment of principal, premium, interest or fees);

(c)     reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) of the second proviso to this Section 9.01) reduce or forgive any fees or premium payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)     change any provision of this Section 9.01 without the written consent of each Lender directly and adversely affected thereby; provided that the consent of each Lender shall be required to reduce the voting percentage set forth in the definition of “Required Lenders” or Section 9.07(a) (solely with regard to the ability of the Borrower to assign or otherwise transfer any of its rights or obligations hereunder);

(e)     release all or substantially all of the Collateral in any transaction or series of related transactions (it being understood that a transaction permitted under Section 6.07 or Section 6.11 shall not constitute the release of all or substantially all of the Collateral); provided that the unused Term Commitment and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making such determination;

(f)     other than in connection with a transaction permitted under Section 6.07 or Section 6.11, release all or substantially all of the aggregate value of the Guarantees; provided that the unused Term Commitment and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making such determination;

(g)     except as necessary or advisable to carry out the express intent of sections of this Agreement (including, without limitation, Section 2.13, Section 2.14 and Section 9.01) permitting the addition of Classes of Loans or Term Commitments that may be incurred on a pari passu or junior basis in right of payment and/or Lien priority to the then-existing Loans and/or Term Commitments, or amend Section 7.03 or Section 2.10(f) in a manner that directly and adversely affects any Class without the consent of Lenders of such Class; and

(h)     except as expressly set forth herein (including, without limitation, Section 2.13, Section 2.14 or this Section 9.01), amend Section 2.10(a) or Section 2.11 without the consent of each Lender directly and adversely affected thereby (it being understood that Section 2.13, Section 2.14 and Section 9.07 may be amended with the consent of the Required Lenders only).

and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document (it being understood that the Required Lenders may agree to grant forbearance without the consent of the Administrative Agent, so long as such forbearance is not related to any rights of the Administrative Agent). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Term Commitment of such Lender may not be increased or extended without the consent of such Lender and (y) the principal and accrued and unpaid interest of such Lender’s Loans shall not be reduced or forgiven without the consent of such Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with any Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Refinancing Term Lenders (and no other Lenders) of the applicable Refinancing Term Loan Series providing such Refinancing Term Loans in connection with any refinancing facilities permitted pursuant to Section 2.14.

In addition, notwithstanding anything to the contrary contained in this Section 9.01 or any Loan Document, (a) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, (i) effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.13 or 2.14 (provided, that the consents of any applicable Lender shall be required, to the extent specified in Sections 2.13, or 2.14), (ii) evidence the succession of another Person to the Borrower or Holdings or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Borrower or Holdings herein, (iii) add to the covenants of the Borrower or Holdings such further covenants, restrictions, conditions or provisions for the protection of the Lenders, or to surrender any right or power herein conferred upon the Borrower or Holdings, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenants, restrictions, conditions or provisions such amendment, supplemented Agreement or waiver may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Administrative Agent upon such an Event of Default or may limit the right of Required Lenders to waive such an Event of Default, (iv) evidence and provide for the acceptance of appointment hereunder by a successor or replacement Administrative Agent or under the Collateral Documents, (v) to provide for any Guarantee, (vi) to add security to or for the benefit of the Loans and, in the case of the Collateral Documents, to or for the benefit of the other secured parties named therein, or to confirm and evidence the release, termination or discharge of any Guarantee of the Loans or Lien securing the Loans or any Guarantee when such release, termination or discharge is permitted by this Agreement and the Collateral Documents, (vi) [reserved], (b) if the Administrative Agent and the Borrower have jointly identified an obvious error, ambiguity, defect, inconsistency or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (c) guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local Law, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

Section 9.02     Notices and Other Communications; Facsimile Copies.

(a)     General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile or other electronic transmission). All such written notices shall be mailed, faxed or delivered (including electronically) to the applicable address, facsimile number or electronic mail address, as follows:

(i)     if to the Borrower or the Administrative Agent, to the address, facsimile number or electronic mail address specified for such Person on Schedule 9.02 or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the other parties; and

(ii)     if to any other Lender, to the address, facsimile number or electronic mail address specified in its Administrative Questionnaire or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto, (B) if delivered by mail, four (4) Business Days after deposit in the mail, postage prepaid, (C) if delivered by facsimile, when sent and receipt has been confirmed, and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a telephone or voice-mail message be effective as a notice, communication or confirmation hereunder; provided, however, this sentence shall not limit Section 8.04.

(b)     Effectiveness of Facsimile or Other Electronic Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic transmission (including portable document format). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.

(c)     Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in accordance with Section 9.05.

Section 9.03     No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 9.04     Expenses. Holdings and the Borrower, jointly and severally, agree to reimburse (a) the Administrative Agent in accordance with a separately agreed to fee letter and (b) the Initial Term Lenders (i) promptly after the date of this Agreement for all reasonable and documented costs and expenses (including reasonable fees and expenses of one counsel and, if reasonably required by the Initial Term Lenders, one local counsel in a jurisdiction) incurred by the Initial Term Lenders in connection with the transactions contemplated by this Agreement; provided that all costs, fees and expenses payable by Holdings and the Borrower pursuant to this Section 9.04(b)(i), Section 9.01(a) of the Note Purchase Agreement and Section 9.01(a) of the Exchange Agreement shall not exceed, in the aggregate, $750,000, and (ii) within ten (10) Business Days after written demand therefor all reasonable and documented legal fees and expenses of one counsel (and, if reasonably required by the Initial Term Lenders, one local counsel in a jurisdiction) incurred in respect of post-closing collateral matters; provided that all fees and expenses payable by Holdings and the Borrower pursuant to this Section 9.04(b)(ii), Section 9.01(b) of the Note Purchase Agreement and Section 9.01(b) of the Exchange Agreement shall not exceed, in the aggregate, $250,000.

Section 9.05     Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent, each Lender and their respective Affiliates and their and their respective Affiliates’ directors, officers, employees, controlling persons, counsel, agents, attorneys-in-fact, trustees and advisors (collectively the “Indemnitees”) from and against any and all liabilities, losses, damages, claims and expenses (including Attorney Costs (which shall be limited to one (1) counsel, at any given time, to the Administrative Agent and one (1) additional counsel for all other Indemnitees taken as a whole and solely in the case of a conflict of interest among or between Indemnitees, one (1) additional counsel to all similarly affected Indemnitees taken as a whole, and if reasonably necessary, one (1) local counsel, at any given time, to the Administrative Agent in each relevant jurisdiction and one (1) additional local counsel for all other Indemnitees taken as a whole in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions), and solely in the case of a conflict of interest, one (1) additional local counsel to all similarly affected Person, taken as a whole)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee, in each case, in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including the Tender Offer and Consent Solicitation), (b) any Term Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is instituted by a third party or by the Borrower or any other Loan Party) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (x) have been determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee (or any of its Related Indemnitees) or (y) arise from claims of any of the Indemnitees solely against one (1) or more Indemnitees (other than claims against an Indemnitee in its capacity as Administrative Agent) that have not resulted from the action, inaction, participation or contribution of the Borrower, Holdings or any Affiliates of the foregoing or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors; provided further that Section 3.01 (instead of this Section 9.05) shall govern indemnities with respect to Taxes, except that Taxes representing losses, claims, damages, etc., with respect to a non-Tax claim shall be governed by this Section 9.05 (without duplication of Section 3.01). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, IntraLinks, the internet, email or other similar information transmission systems in connection with this Agreement, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that nothing contained in this sentence shall limit the Borrower’s indemnification and reimbursement obligations under this Agreement. The Borrower shall not be liable for any settlement in respect of any Indemnified Liabilities effected without the Borrower’s consent (which consent shall not be unreasonably withheld), but if settled with the Borrower’s written consent, or (without limitation of the Borrower’s obligations set forth above) if there is a final judgment against an Indemnitee, the Borrower agrees to indemnify and hold harmless each Indemnitee in the manner set forth above. The Borrower shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened Indemnified Liability against such Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (a) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such claimed or threatened Indemnified Liability, (b) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of such Indemnitee and (c) includes customary confidentiality provisions reasonably acceptable to such Indemnitee. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 9.05 shall be reimbursed within ten (10) Business Days of written demand therefor (together with reasonable backup documentation). The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender and the Termination Date. For purposes hereof, “Related Indemnitee” of an Indemnitee means (1) any Controlling Person or Controlled affiliate of such Indemnitee, (2) the respective partners, directors, officers, or employees of such Indemnitee or any of its Controlling Persons or Controlled affiliates and (3) the respective agents, advisors or other representatives of such Indemnitee or any of its Controlling Persons or Controlled affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such Indemnitee, Controlling Person or such Controlled affiliate; provided that each reference to a Related Indemnitee in this sentence pertains to a Related Indemnitee involved in performing services under this Agreement and the Facilities. Notwithstanding the foregoing, if it is found by a final, non-appealable judgment of a court of competent jurisdiction in any such action, proceeding or investigation that any loss, claim, damage or liability of any Indemnitee has resulted from the gross negligence or willful misconduct of such Indemnitee (or any of its Related Indemnitees), such Indemnitee will repay such portion of the reimbursed amounts previously paid to such Indemnitee under this Section that is attributable to expenses incurred in relation to the act or omission of such Indemnitee which is the subject of such finding.

Section 9.06     Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Loan Obligations. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

Section 9.07     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the acknowledgement of the Administrative Agent, and any such assignment without such consent shall be null and void (for the avoidance of doubt, any such transfer that occurs pursuant to a transaction permitted under Section 6.11 is permitted hereunder without any such consent), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 9.07(b), or (ii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.07(g) or Section 9.07(i), as the case may be. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)     Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement; provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent shall not be less than $1,000,000, in the case of any assignment in respect of any Term Loans (provided, however, that concurrent assignments to or by Approved Funds will be treated as a single assignment for the purpose of meeting the minimum transfer requirements), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (but subject to clause (iv) below), each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower consents to such assignment (such consent not to be unreasonably withheld, conditioned or delayed), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Term Commitment assigned, except that this clause (iii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis, (iv) the parties (other than the Borrower unless its consent to such assignment is required hereunder) to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption together with a processing and recordation fee of $3,500 (which fee (x) the Borrower shall not have an obligation to pay except as required in Section 3.07 and (y) may be waived or reduced by the Administrative Agent in its discretion) and (v) the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05 and Section 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment and shall continue to be bound by Section 9.08). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender; provided that if the Borrower has previously issued an assigning Lender a Note, then the Borrower shall have no obligation to deliver a Note to the assignee Lender except upon the surrender by the assigning Lender of its Note (or receipt by the Borrower of a certificate of loss including reasonably satisfactory indemnification provisions).

(c)     The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Commitments of, and principal amounts (and stated interest amounts) of the Loans, owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the owner of its interests in the Loans and amounts due under the Loan Documents as set forth in the Register and as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent, any Lender (solely with respect to such Lender’s interest), at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary contained in this Agreement, the Loans and Loan Obligations are intended to be treated as registered obligations for U.S. federal income Tax purposes. Any right or title in or to any Loans and Loan Obligations (including with respect to the principal amount and any interest thereon) may only be assigned or otherwise transferred through the Register. This Section 9.07 shall be construed so that the Loans and Loan Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, Treasury Regulation Section 5f.103-1(c) and any other related regulations (or any successor provisions of the Code or such regulations).

(d)     The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(e)     Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower, Holdings or any Affiliate of the Borrower or Holdings or (unless a Default or Event of Default has occurred and is continuing) a Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Term Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the clauses (a) through (i) of the first proviso to Section 9.01 that directly and adversely affects such Participant. Subject to Section 9.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) and the requirements in Sections 3.06 read as if a Participant was a Lender (it being understood that the documentation required thereunder shall be delivered to the participating Lender and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.07(b); provided that such Participant agrees to bound by such Sections, including for the avoidance of doubt to be subject to the provisions of Sections 3.01(f) and 3.06 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Term Commitments or any Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Term Commitment or Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower) shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)     A Participant shall not be entitled to receive any greater payment under Section 3.01, Section 3.04 or Section 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(g)     Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)     [Reserved].

(i)     Notwithstanding anything to the contrary contained herein, any Lender shall have the right from time to time in its discretion and without the consent of Borrower to pledge, securitize, encumber, hypothecate, or otherwise transfer (a “Pledge”) all or any portion of its interest in the Loan to an Eligible Assignee (each, a “Pledgee”); provided that unless and until the applicable Pledgee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such Pledge shall release the Pledging Lender from any of its obligations under the Loan Documents and, (ii) such Pledgee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such Pledgee may have acquired ownership rights with respect to the Pledged interest through foreclosure or otherwise (unless such Pledgee is an Eligible Assignee which has complied with the requirements of Section 9.07(b)).

(j)     [Reserved].

(k)     Assignments of Term Loans to any Purchasing Borrower Party shall be permitted through open market purchases and/or “Dutch auctions”, so long as any offer to purchase or take by assignment (other than through open market purchases) by such Purchasing Borrower Party shall have been made to all Term Lenders, so long as (i) no Default or an Event of Default has occurred and is continuing and (ii) the Term Loans purchased are immediately cancelled pursuant to Section 9.08(l).

(l)     Upon any purchase of Loans by a Purchasing Borrower Party, such Loans shall be immediately contributed to the Borrower, whereupon, (i) the aggregate principal amount (calculated on the face amount thereof) of such Loans shall automatically be cancelled and retired by the Borrower on the date of such contribution or purchase (and, if requested by the Administrative Agent, with respect to a contribution of Loans, any applicable contributing Lender shall execute and deliver to the applicable Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to the Borrower for immediate cancellation) and (ii) the applicable Agent shall record such cancellation or retirement in the Register.

Section 9.08     [Reserved].

Section 9.09     Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each other Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Loan Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Lender shall have made demand under this Agreement or any other Loan Document and although such Loan Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Loan Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 9.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have.

Section 9.10     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loan Obligations hereunder.

Section 9.11     Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission (including portable document format) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic means be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 9.12     Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed to be a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 9.13     Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect until the Termination Date. The provisions of Article 3 and Article 8 and Sections 9.05, 9.08, 9.15 and 9.16 shall survive and remain in full force and effect following the Termination Date.

Section 9.14     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.15     GOVERNING LAW.

(a)     THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENT EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)     ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND APPELLATE COURTS FROM ANY THEREOF (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT OR ANY LENDER IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY A LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO). EACH OF THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

Section 9.16     WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 9.17     Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and permitted assigns.

Section 9.18     USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Act.

Section 9.19     No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby, each of Holdings and the Borrower acknowledge and agrees that (a) the Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between Holdings and the Borrower, on the one hand, and the Agents and the Lenders, on the other hand, and Holdings and the Borrower are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, each of the Agents and the Lenders is and has been acting solely as a principal and is not the agent or fiduciary, for the Borrower; and (c) the Agents and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and Holdings and the Borrower have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

Article X

GUARANTEES; RELEASE OF GUARANTOR

Section 10.01     Guarantee. Each of the Guarantors hereby unconditionally guarantees, jointly and severally with each other Guarantor, to each Lender and to the Administrative Agent and its successors and assigns, irrespective of the validity and enforceability of this Agreement, any other Loan Document or the obligations of the Borrower hereunder or thereunder, that: (i) the due and punctual payment of the principal of, premium, if any, and interest on the Loans, whether at maturity or on an interest payment date, by acceleration, pursuant to any prepayment pursuant to Section 2.03, Change of Control Offer or otherwise, to the extent lawful, and all other obligations of the Borrower to the Lenders or the Administrative Agent hereunder or thereunder shall be promptly paid in full when due, all in accordance with the terms hereof and thereof, including all amounts payable to the Administrative Agent under Section 9.05 hereof, and (ii) in case of any extension of time of payment or renewal of any Loans or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

If the Borrower fails to make any payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated, jointly and severally with each other Guarantor, to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Loans, this Agreement, the Collateral Documents, the absence of any action to enforce the same, any waiver or consent by any Lender or the Administrative Agent with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. If any Lender or the Administrative Agent is required by any court or otherwise to return to the Borrower or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Borrower or such Guarantor, any amount paid by the Borrower or any Guarantor to the Administrative Agent or such Lender, this Article X, to the extent theretofore discharged with respect to any Guarantee, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Lenders in respect of any obligations guaranteed hereby by such Guarantor until payment in full of all such obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Lenders of Loans and the Administrative Agent on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII hereof for the purposes of such Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any acceleration of such obligations as provided in Article VII hereof such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor, jointly and severally with each other Guarantor, for the purpose of this Article X. In addition, without limiting the foregoing, upon the effectiveness of an acceleration under Article VII, the Administrative Agent may make a demand for payment on the Loans under any Guarantee provided hereunder and not discharged.

Section 10.02     Obligations of each Guarantor Unconditional. Nothing contained in this Article X or elsewhere in this Agreement or in any other Loan Document is intended to or shall impair, as between each Guarantor and the Lenders, the obligations of such Guarantor which are absolute and unconditional, to pay to the Lenders the principal of, premium, if any, and interest on the Loans as and when the same shall become due and payable in accordance with the provisions of their Guarantee or is intended to or shall affect the relative rights of the Lenders and creditors of such Guarantor, nor shall anything herein or therein prevent the Administrative Agent or any Lender from exercising all remedies otherwise permitted by applicable law upon any Default under this Agreement in respect of cash, property or securities of such Guarantor received upon the exercise of any such remedy.

Upon any distribution of assets of a Guarantor referred to in this Article X, the Administrative Agent, subject to the provisions of Article VIII, and the Lenders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Administrative Agent or to such Lenders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section 10.03     Release of a Guarantor. (a) If (i) all or substantially all of the assets of any Guarantor other than Holdings or all of the Capital Stock of any Guarantor other than Holdings is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by Holdings or any of its Subsidiaries, (ii) unless Holdings elects otherwise, any Guarantor other than Holdings is designated an Unrestricted Subsidiary in accordance with the terms of this Agreement or becomes an Excluded Subsidiary, (iii) the Termination Date shall have occurred, or (iv) in accordance with Section 9.01, then in each case such Guarantor or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor), as the case may be, shall be deemed automatically and unconditionally released and discharged from any of its obligations under this Agreement without any further action on the part of the Administrative Agent or any Lender.

Section 10.04     Execution and Delivery of Guarantee. The execution by each Guarantor of this Agreement (or a joinder to this Agreement) together with an executed guarantee substantially in the form included in Exhibit I evidences the Guarantee of such Guarantor.

Section 10.05     Limitation on Guarantor Liability. Notwithstanding anything to the contrary in this Article X, each Guarantor, the Administrative Agent and each Lender hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the Bankruptcy Law or any comparable provision of state law. To effectuate that intention, the Administrative Agent, the Lenders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the Bankruptcy Law or any comparable provision of state law.

Section 10.06     Article X not to Prevent Events of Default. The failure to make a payment on account of principal, premium, if any, or interest, if any, on the Loans by reason of any provision in this Article X shall not be construed as preventing the occurrence of any Event of Default under Section 7.01 hereof.

Section 10.07     Waiver by the Guarantors. To the extent permitted by applicable law, each Guarantor hereby irrevocably waives diligence, presentment, demand of payment, demand of performance, filing of claims with a court in the event of insolvency of bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, the benefit of discussion, protest, notice and all demand whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in this Agreement, any other Loan Document and in this Article X.

Section 10.08     Subrogation and Contribution. Upon making any payment with respect to any obligation of the Borrower under this Article, the Guarantor making such payment shall be subrogated to the rights of the payee against the Borrower with respect to such obligation; provided, that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Borrower hereunder or under any other Loan Document remains unpaid.

Each Guarantor that makes a payment under its Guarantee shall be entitled, upon payment in full of all guaranteed obligations under this Agreement, to seek and receive contribution from and against each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.09     Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement are nonetheless payable by the Guarantors hereunder forthwith on demand by the Administrative Agent or the Lenders.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOVNANIAN ENTERPRISES, INC., as Holdings

By:       /s/ J. Larry Sorsby
Name:  J. Larry Sorsby
Title:    Executive Vice President and Chief Financial Officer

K. HOVNANIAN ENTERPRISES, INC., as Borrower

By:       /s/ J. Larry Sorsby
Name:  J. Larry Sorsby
Title:    Executive Vice President and Chief Financial Officer

K. HOV IP, II, INC.

By:        /s/ Michael Discafani
Name:   Michael Discafani
Title:     Vice President

On behalf of each other entity named in Schedule 10.01 hereto

By:        /s/ J. Larry Sorsby
Name:   J. Larry Sorsby
Title:     Executive Vice President and Chief Financial Officer

Signature Page to Credit Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely in its capacity as Administrative Agent By: /s/ Jeffrey Rose Name: Jeffrey Rose Title: Vice President

Signature Page to Credit Agreement

On behalf of each of the Lenders named on Schedule I hereto By: /s/ Spencer B. Haber Name: Spencer B. Haber Title: Authorized Signatory

Signature Page to Credit Agreement

EXHIBIT A-1

FORM OF LOAN NOTICE

Date: [●]

To:	Wilmington Trust, National Association, as Administrative Agent
[●]
[●][1]

[With a copy to:      [●]]2

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of July 29, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

The Borrower hereby requests (select one):

A Borrowing of:

☐     Term Loans

OR

☐     A conversion or continuation of Term Loans

1.     On ____________________________________ (a Business Day).

2.     In the amount of $ ________________________.

3.     Comprised of _______________________________________.

(Class and Type of Loan requested)

4.     For Eurodollar Rate Loans: with an Interest Period of 1 month.

5.      To the account designated below:

Bank to be Credited:

Bank Address:

Account No.:

1   NTD: Admin Agent to provide address.

2   NTD: Admin Agent to provide.

ABA No.:

Reference Information:

[Signature Page Follows]

Exhibit A-1-2

K. HOVNANIAN ENTERPRISES, INC., as Borrower By:______________________________ Name: Title:

 Exhibit A-1-3

EXHIBIT A-2

FORM OF PREPAYMENT NOTICE

To:	Wilmington Trust, National Association, as Administrative Agent
[●]
[●][3]

With a copy to:	[●][4]

Re:     Hovnanian Credit Agreement

Date: [●]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of July 29, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

The Borrower hereby gives you notice pursuant to Section 2.03(a)(i) of the Credit Agreement that it shall be making a prepayment under the Credit Agreement:

(A) Type of Loans being repaid:	[Base Rate Loans] [Eurodollar Rate Loans]

(B) Class of Loans being prepaid:	[Initial Term Loans] [Refinancing Term Loans] [Extended Term Loans]

(C) Principal amount of Borrowing being prepaid:	$

(D) Date of prepayment:

[This prepayment notice and the obligation to make a prepayment pursuant to this notice shall be conditioned upon the occurrence of [_].]

[Signature Page Follows]

3      NTD: Admin Agent to provide address.

4      NTD: Admin Agent to provide.

 Exhibit  A-2-1

K. HOVNANIAN ENTERPRISES, INC., as Borrower By:______________________________ Name: Title:

 Exhibit A-2-2

EXHIBIT B

FORM OF TERM NOTE

Date: [●]

FOR VALUE RECEIVED, the undersigned, hereby promises to pay to _____________________ or its registered assigns (the “Term Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Term Loan made by the Term Lender to the Borrower (as defined below) on the Maturity Date or at such times as provided under that certain Credit Agreement dated as of July 29, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Term Loan made by the Term Lender to the Borrower under the Credit Agreement from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term Lender in Dollars and in immediately available funds. While any Event of Default set forth in Section 7.01 of the Credit Agreement exists, with respect to the payment of any principal, interest or fees, the applicable unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate or rates set forth in the Credit Agreement.

This Term Note (this “Term Note”) is one of the Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and under the Loan Documents, and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guarantee and is secured by the Collateral granted under the Collateral Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note may become, or may be declared to be, as applicable, immediately due and payable all as provided in the Credit Agreement.

Term Loans made by the Term Lender shall be evidenced by one or more loan accounts or records maintained by the Term Lender in the ordinary course of business, and the Term Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto; provided, however, that the failure of any Term Lender to make such endorsement, notation or record or any error in such endorsement, notation or record shall not affect the obligation of the Borrower under this Term Note.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

 Exhibit B-1

K. HOVNANIAN ENTERPRISES, INC., as Borrower By:______________________________ Name: Title:

Exhibit B-2

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

 Exhibit B-3

EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). It is understood and agreed that the rights and obligations of the Assignor and the Assignee hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity, in each case related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________________________

2.	Assignee: ______________________________________________ [and is a Lender, an Affiliate/Approved Fund of [identify Lender]][5]

3.	Borrower: K. Hovnanian Enterprises, Inc.

4.	Administrative Agent: Wilmington Trust, National Association, as the administrative agent under the Credit Agreement

5.

 Credit Agreement:     Credit Agreement dated as of July 29, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

5     Select as applicable.

 Exhibit C-1

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[6]
Term Loan Facility	$	$	%

[7.     Trade Date:     __________________]7

Effective Date:     _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature Page Follows]

[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[7]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

 Exhibit C-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

[Consented to and]8 Accepted:

K. HOVNANIAN ENTERPRISES, INC.,
as Borrower

By:
           Name:
           Title:

[WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:
           Name:
           Title: ]9

8     To be included to the extent consent is required.

9     To be completed to the extent consent is otherwise required.

Exhibit C-3

ANNEX 1 to
Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.     Representations and Warranties.

1.1     Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.     Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.15 or delivered pursuant to Section 6.12 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) if it is not already a Lender under the Credit Agreement, attached to the Assignment and Assumption an Administrative Questionnaire in the form of Exhibit D to the Credit Agreement, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 3.01 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2.     Payments. From and after the Effective Date referred to in this Assignment and Assumption, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

 Exhibit C-4

3.     General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

Exhibit C-5

EXHIBIT D

ADMINISTRATIVE QUESTIONNAIRE

Deal Name:	Hovnanian Enterprises, Inc. and K. Hovnanian Enterprises, Inc. – Term Loan
Agent Address:	Wilmington Trust, N.A	Return To:	Loan Agency Middle Admin
	50 South Sixth Street	Phone:	612-217-5649
	Suite 1290	Fax:	612-217-5651
	Minneapolis, MN 55402	E-mail:	LoanAgency@WilmingtonTrust.com

LENDER INFORMATION:

Legal Name of Lender:
Legal Address:
Fund Manager:

ADMINISTRATIVE/OPERATIONS/NOTICES CONTACTS:

	Primary Contact	Secondary Contact
Name:
Company:
Title:
Address:

Phone:
Fax:
E-Mail Address:

CREDIT CONTACTS:

	Primary Contact	Secondary Contact
Name:
Company:
Title:
Address:

Phone:
Fax:
E-Mail Address:

Exhibit D-1

INTRALINKS CONTACTS:

Name:
Phone:
E-mail Address:

Name:
Phone:
E-mail Address:

Name:
Phone:
E-mail Address:

DOMESTIC WIRE INSTRUCTIONS:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:
Attention:

FOREIGN WIRE INSTRUCTIONS:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:
Attention:
Reference:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:
Attention:
Reference:

Currency:
Bank Name:
Swift/Routing No.:
Account Name:
Account No.:
FCC Account Name:
FCC Account No.:
Attention:
Reference:

 Exhibit D-2

TAX FORM PROVIDED:

W-9	☐
W-8BEN	☐
W-8IMY	☐
W-8ECI	☐
W-8EXP	☐
Other	☐

 Exhibit D-3

EXHIBIT E-1

FORM OF
SECTION 3.01(f) US TAX CERTIFICATE
(For Non-US Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 29, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each applicable payment is to be made to the undersigned, or in either of the two calendar years preceding any such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Exhibit E-1-3

[NAME OF LENDER] By: Name: Title:

Dated:

Exhibit E-1-4

EXHIBIT E-2

FORM OF
SECTION 3.01(f) US TAX CERTIFICATE
(For Non-US Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 29, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each applicable payment is to be made to the undersigned, or in either of the two calendar years preceding any such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

 Exhibit E-1-2

[NAME OF PARTICIPANT] By: Name: Title:

Dated:

 Exhibit E-2-2

EXHIBIT E-3

FORM OF
SECTION 3.01(f) US TAX CERTIFICATE
(For Non-US Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 29, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each applicable payment is to be made to the undersigned, or in either of the two calendar years preceding any such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

 Exhibit E-3-1

[NAME OF PARTICIPANT] By: Name: Title:

Dated:

Exhibit E-3-2

EXHIBIT E-4

FORM OF
SECTION 3.01(F) US TAX CERTIFICATE
(For Non-US Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 29, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members claiming the portfolio interest exemption is a “controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each applicable payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

 Exhibit E-4-1

[NAME OF LENDER] By: Name: Title:

Dated:

Exhibit E-4-2

EXHIBIT F-1

FORM OF FIRST LIEN INTERCREDITOR AGREEMENT

[See attached.]

EXHIBIT F-2

FORM OF AMENDED AND RESTATED INTERCREDITOR AGREEMENT

[See attached.]

EXHIBIT F-3

FORM OF AMENDED AND RESTATED COLLATERAL AGENCY AGREEMENT

[See attached.]

EXHIBIT G-1

Form of Secretary’s Certificate for the Borrower

K. HOVNANIAN ENTERPRISES, INC.

Secretary’s Certificate

The undersigned hereby certifies that he is the Secretary of K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), and that as such he is authorized to execute and deliver this certificate in connection with that certain Credit Agreement dated as of July 29, 2016 (the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), the Borrower, the Subsidiary Guarantors party thereto, each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent, and further certifies in his capacity as Secretary of the Borrower, and not in his individual capacity, as follows:

1.

Attached hereto as Exhibit A is a true, correct and complete copy of the Articles of Incorporation of the Borrower, and such Articles of Incorporation are in full force and effect as of the date hereof, there having been no amendments or other documents filed affecting such Articles of Incorporation and no such amendment has been authorized.

2.

Attached hereto as Exhibit B are true, correct and complete copies of the By-Laws of the Borrower and such By-Laws are in full force and effect as of the date hereof, there having been no amendments affecting such By-Laws and no such amendment has been authorized.

3.

Attached hereto as Exhibit C is a true and correct copy of the certificate of good standing or its equivalent, dated as of a recent date, as issued by the competent authority of the State of California, certifying that the Borrower is, as of the day of the date of issuance thereof, a valid and subsisting legal entity.

4.

No action or proceeding for the dissolution, merger, sale, consolidation or liquidation of the Borrower, or for the sale of all or substantially all of its assets, is pending or, to the best of my knowledge, contemplated, and neither the Board of Directors of the Borrower nor the stockholders of the Borrower have taken any action in preparation for any such proceeding or action.

5.

Attached hereto as Exhibit D is a true, correct and complete copy of the resolutions of the Board of Directors of the Borrower, from the meeting held on June 28, 2016 authorizing the execution, delivery and performance of the Credit Agreement and the other Loan Documents to which the Borrower is a party, with the terms approved by officers authorized by the Board of Directors (each, an “Authorized Officer”), and all other transactions and documents contemplated thereby and all other necessary transactions of the Borrower in connection therewith. Such resolutions are in full force and have not been amended or modified, revoked or rescinded as of the date hereof and constitute the only resolutions adopted by the Board of Directors of the Borrower with respect to the Credit Agreement.

6.	Schedule A to this certificate sets forth each entity that is required under the terms of the Credit Agreement to be a Guarantor of the Loans.

Exhibit G-1-1

7.

Each person who, as an Authorized Officer of the Borrower signed, as applicable, the Credit Agreement, the Collateral Documents and any other Loan Document delivered prior to or on the date of this Certificate in connection with the Credit Agreement (including any amendments, agreements, undertakings or certificates delivered pursuant thereto) was, at the respective times of such signing and the delivery of such documents and is now, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures; and each person named below has been duly elected and now holds the office set forth opposite his or her name. Attached hereto as Exhibit E is a true, complete and correct copy of the incumbency certificate of the each Authorized Officer that has signed any of the documents referred to above.

Name	Title

Ara K. Hovnanian	Chief Executive Officer and President

J. Larry Sorsby	Executive Vice President. and Chief Financial Officer

Michael Discafani	Vice President, Corporate Counsel and Secretary

Brad O’Connor	Vice President, Chief Accounting Officer and Corporate Controller

David Bachstetter	Vice President Finance and Treasurer

Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement.

Exhibit G-1-2

IN WITNESS WHEREOF, I have signed this certificate.

Dated: [●], 2016

K. HOVNANIAN ENTERPRISES, INC. By: ___________________________ Name: Michael Discafani Title: Vice President, Corporate Counsel and Secretary

I, [●], [●] of K. Hovnanian Enterprises, Inc., certify that Michael Discafani is the Vice President, Corporate Counsel and Secretary of K. Hovnanian Enterprises, Inc., and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of [●], 2016.

By: ____________________________ Name: Title:

 Exhibit G-1-3

EXHIBIT G-2

Form of Secretary’s Certificate
for the OTHER LOAN PARTIES

HOVNANIAN ENTERPRISES, INC.

Secretary’s Certificate

The undersigned hereby certifies that he is the Secretary of Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), and each of the subsidiary guarantors listed on Schedule 10.01 to the Credit Agreement (as defined below) (the “Subsidiary Guarantors”, and together with Holdings, the “Guarantors”), and that as such he is authorized to execute and deliver this certificate in connection with that certain Credit Agreement dated as of July 29, 2016 (the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Holdings, K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), the Subsidiary Guarantors party thereto, each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent, and further certifies in his capacity as Secretary of Holdings and the Subsidiary Guarantors, and not in his individual capacity, as follows:

1.

Attached hereto as Exhibit A are true, correct and complete copies of the Certificate of Incorporation, Articles of Incorporation or Articles of Organization, as applicable, for each of Holdings and the Subsidiary Guarantors listed on Schedule A hereto (which includes all of Holdings’ significant subsidiaries within the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act) (the “Significant Subsidiaries”) and each such Certificate of Incorporation, Articles of Incorporation and Certificate of Formation is in full force and effect as of the date hereof, there having been no amendments or other documents filed affecting any such Certificate of Incorporation, Articles of Incorporation or Articles of Organization of Holdings or the Significant Subsidiaries and no such amendment has been authorized.

2.

Attached hereto as Exhibit B are true, correct and complete copies of the By-Laws or the Limited Liability Company Agreements, as applicable, of Holdings and the Significant Subsidiaries, and each such By-Laws and Limited Liability Company Agreements is in full force and effect as of the date hereof, there having been no amendments affecting any such By-Laws or Limited Liability Company Agreements and no such amendment has been authorized.

3.

Attached hereto as Exhibit C are true and correct copies of the certificates of good standing, or its equivalent, dated as of a recent date, as issued by the competent authorities of the state of incorporation of Holdings and each Significant Subsidiary, the Guarantors identified on Schedule B hereto and certain other Guarantors identified by the Lenders on Schedule C hereto (collectively, the “Specified Guarantors”), certifying that each of Holdings or the Specified Guarantors, as applicable, is, as of the day of the date of issuance, a valid and subsisting legal entity.

4.

No action or proceeding for the dissolution, merger, sale, consolidation or liquidation of Holdings or the Specified Guarantors, or for the sale of all or substantially all of its assets, is pending or, to the best of my knowledge, contemplated, and neither the Board of Directors of Holdings or the Specified Guarantors nor the stockholders of Holdings or the Specified Guarantors have taken any action in preparation for any such proceeding or action.

Exhibit G-2-2

5.

Attached hereto as Exhibit D-1, D-2 and D-3, respectively, are true, correct and complete copies of (a) the resolutions of the Board of Directors of Holdings, dated June 28, 2016, (b) the resolutions of the Board of Directors of certain of the Subsidiary Guarantors (or such Subsidiary Guarantors’ ultimate managing member or sole member, as applicable), dated June 28, 2016 and (c) the resolutions of K. HOV IP II, Inc., dated [●], 2016, in each case authorizing the Guarantees of the Loan Obligations and the terms of the Guarantees, the execution, delivery and performance of the Credit Agreement and the other Loan Documents to which each applicable Guarantor is a party and all other transactions and documents contemplated thereby, and all other necessary transactions of Holdings and the Subsidiary Guarantors in connection therewith. Such resolutions are in full force and have not been amended or modified, revoked or rescinded as of the date hereof and constitute the only resolutions adopted by the Board of Directors of Holdings and of such Subsidiary Guarantors (or such Subsidiary Guarantors’ ultimate managing member or sole member, as applicable), with respect to Guarantee of Loan Obligations under the Credit Agreement.

6.

Each person who, as an authorized officer of Holdings and the Subsidiary Guarantors signed, as applicable, the Credit Agreement, the Collateral Documents and any other Loan Document delivered prior to or on the date of this Certificate in connection with the Credit Agreement (including any amendments, agreements, undertakings or certificates delivered pursuant thereto) (each, an “Authorized Officer”) was, at the respective times of such signing and the delivery of such documents and is now, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures; and each person named below has been duly elected and now holds the office set forth opposite his or her name. Attached hereto as Exhibit E is a true, complete and correct copy of the incumbency certificate of each Authorized Officer that has signed any of the documents referred to above.

Name	Title

Ara K. Hovnanian	Chief Executive Officer and President

J. Larry Sorsby	Executive Vice President. and Chief Financial Officer

Michael Discafani	Vice President, Corporate Counsel and Secretary

Brad O’Connor	Vice President, Chief Accounting Officer and Corporate Controller

David Bachstetter	Vice President Finance and Treasurer

Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement.

 Exhibit G-2-3

IN WITNESS WHEREOF, I have signed this certificate.

Dated: [●], 2016

HOVNANIAN ENTERPRISES, INC.

By:     ___________________________

Name: Michael Discafani

Title:     Vice President, Corporate

              Counsel and Secretary

SUBSIDIARY GUARANTORS

By:     ___________________________

Name: Michael Discafani

Title:     Vice President, Corporate

              Counsel and Secretary

I, [●], [●] of Hovnanian Enterprises, Inc. and the Subsidiary Guarantors, certify that Michael Discafani is the Vice President, Corporate Counsel and Secretary of K. Hovnanian Enterprises, Inc., and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of [●], 2016.

By: ____________________________ Name: Title:

 Exhibit G-2-4

EXHIBIT H-1

Form of RESPONSIBLE OFFICER’S CERTIFICATE

K. HOVNANIAN ENTERPRISES, INC.

Responsible Officer’s Certificate

The undersigned hereby certifies that he is a Responsible Officer of K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), and that as such he is authorized to execute and deliver this certificate in connection with Section 4.02(b) of that certain Credit Agreement dated as of July 29, 2016 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), the Borrower, each lender from time to time party thereto, and Wilmington Trust, National Association, as Administrative Agent, and further certifies in his capacity as Responsible Officer of the Borrower, and not in his individual capacity, as follows:

1.     (A) All representations and warranties in the Loan Documents are true and correct in all material respects as of the Closing Date; provided that to the extent any such representations and warranties are qualified by “materiality,” “Material Adverse Effect” or similar language, such representations and warranties (after giving effect to any qualification therein) are true and correct in all respects as of the Closing Date, and (B) upon consummation of the transactions contemplated by the Loan Documents, the Note Purchase Agreement and the Exchange Agreement (and the application of the proceeds thereof), no Default or Event of Default has occurred.

2.     Concurrently with the making of Loans on the Closing Date, (i) the Borrower has issued the New Second Lien Notes in an aggregate principal amount of $75,000,000 and (ii) the Borrower has issued to the purchasers under the Exchange Agreement $75,000,000 aggregate principal amount of First Lien Exchange Notes in exchange for $75,000,000 aggregate principal amount of such purchasers’ Existing Second Lien Notes, in each case subject to the terms and conditions set forth in the Note Purchase Agreement and the Exchange Agreement, respectively.

3.     Concurrently with the borrowing of Initial Term Loans, either (i) the Tender Offer has been consummated and the Borrower has accepted for purchase, in each case on the terms of the Offer to Purchase Statement (subject to the right of the Purchasers (as defined in the Note Purchase Agreement) to consent to certain changes to such terms in accordance with Section 7.01 of the Note Purchase Agreement), all January 2017 Notes validly tendered and not withdrawn; provided that (x) at least 90% of the aggregate principal amount of the January 2017 Notes outstanding as of the date of this Agreement has been accepted for purchase by the Borrower pursuant to the Tender Offer and (y) the Borrower has received the Required Consents (as defined in the Offer to Purchase Statement), or (ii) the Borrower has otherwise purchased or irrevocably called for redemption, together with any January 2017 Notes accepted for purchase pursuant to the terms of the Tender Offer and Consent Solicitation (subject to the right of the Purchasers (as defined in the Note Purchase Agreement) to consent to certain changes to such terms in accordance with Section 7.01 of the Note Purchase Agreement), at least 90% of the aggregate principal amount of the January 2017 Notes outstanding as of the date of this Agreement, provided that either (i) the Borrower has received the Required Consents (as defined in the Offer to Purchase Statement) or (ii) the liens covenant contained in the January 2017 Notes Indenture permit the incurrence of the liens securing the New Second Lien Notes or are no longer operative.

Exhibit H-1-1

[Remainder of page intentionally left blank; signature page to follow]

 Exhibit H-1-2

IN WITNESS WHEREOF, I have signed this certificate.

Dated: [●], 2016

K. HOVNANIAN ENTERPRISES, INC. By: ___________________________ Name: Title:

Exhibit H-1-3

EXHIBIT H-2

Form of PERFECTION Certificate

[See attached.]

EXHIBIT H-3

Form of Solvency Certificate

SOLVENCY CERTIFICATE

[ ], 2016

Reference is made to that certain Credit Agreement (the “Credit Agreement”), dated as of July 29, 2016, among K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), Hovnanian Enterprises, Inc., a Delaware Corporation (“Holdings”), the other guarantors listed on Schedule 10.01 thereto (each a “Subsidiary Guarantor” and, together with Holdings, the “Guarantors”), Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”) and each lender party thereto (each a “Lender” and together, the “Lenders”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, J. Larry Sorsby, solely in my capacity as the Chief Financial Officer of Holdings and not in my individual capacity, do hereby certify on behalf of Holdings that as of the date hereof and based upon facts and circumstances as they exist as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the Exchange Agreement and the Note Purchase Agreement:

1.     The present fair saleable value of the properties and assets of Holdings and its Subsidiaries, on a consolidated basis, is not less than the total amount that would be required to pay the probable liability of Holdings and its subsidiaries, on a consolidated basis, on their total debts and liabilities (including contingent liabilities) as they become absolute and matured.

2.      Holdings and its subsidiaries, on a consolidated basis, are able to realize upon their properties and assets and generally pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business.

3.      Holdings and its subsidiaries, on a consolidated basis, do not intend to and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature.

4.      Holdings and its subsidiaries, on a consolidated basis, are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which they are engaged.

4.     For purposes of this Certificate, the amount of any contingent liability has been computed in accordance with GAAP.

5.     In reaching the conclusions set forth in this Certificate, I have made such investigations and inquiries as I have deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Hovnanian and its subsidiaries after consummation of the transactions contemplated by the Note Purchase Agreement, the Exchange Agreement and the Term Loan Credit Agreement.

[Remainder of this page intentionally left blank.]

 Exhibit H-3-1

IN WITNESS WHEREOF, I HAVE EXECUTED THIS Certificate as of the date first written above.

HOVNANIAN ENTERPRISES, INC. By: ____________________________ Name: J. Larry Sorsby Title: Chief Financial Officer

 Exhibit H-3-2

EXHIBIT I

SUPPLEMENTAL GUARANTEE

dated as of __________, ____

among

K. HOVNANIAN ENTERPRISES, INC.,

HOVNANIAN ENTERPRISES, INC.,

The Other Guarantors Party Hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Administrative Agent

THIS [          ] SUPPLEMENTAL GUARANTEE (this “[         ] Supplemental Guarantee”), entered into as of __________, ____, among K. Hovnanian Enterprises, Inc., a California corporation (the “Borrower”), Hovnanian Enterprises, Inc., a Delaware corporation (“Holdings”), [list each new guarantor and its jurisdiction of incorporation] (each an “Undersigned”) and Wilmington Trust, National Association, a national banking association, as Administrative Agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, Holdings, the other Guarantors party thereto and the Administrative Agent entered into a credit agreement, dated as of July 29, 2016 (the “Credit Agreement”);

WHEREAS, in consideration of the extensions of credit made pursuant to the Credit Agreement, Holdings agreed pursuant to the Credit Agreement to cause any newly acquired or created Restricted Subsidiaries (other than any Excluded Subsidiary) to provide Guarantees.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement.

Section 2. Each Undersigned, by its execution of this [         ] Supplemental Guarantee, agrees to be a Guarantor under the Credit Agreement and to be bound by the terms of the Credit Agreement applicable to Guarantors, including, but not limited to, Article X thereof.

Section 3. This [         ] Supplemental Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This [         ] Supplemental Guarantee may be signed in various counterparts which together shall constitute one and the same instrument.

Section 5. This [         ] Supplemental Guarantee is an amendment supplemental to the Credit Agreement and the Credit Agreement and this [         ] Supplemental Guarantee shall henceforth be read together.

Section 6. The Administrative Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Guarantee or for or in respect of the Recitals contained herein, all of which are made solely by the Borrower, Holdings and each of the undersigned.

Exhibit I-2

IN WITNESS WHEREOF, the parties hereto have caused this [         ] Supplemental Guarantee to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC., as Issuer

By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit I-3

EXHIBIT J

FORM OF OFFER TO PURCHASE STATEMENT

[See attached.]

EXHIBIT K

FORM OF COLLATERAL PERFECTION OFFICER’S CERTIFICATE

[See attached.]